Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of May 9, 2017

among

EVERI PAYMENTS INC.,
as the Borrower,

EVERI HOLDINGS INC.,
as the Parent,

JEFFERIES FINANCE LLC,

as Administrative Agent, Collateral Agent,
Swing Line Lender and L/C Issuer,

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME,

and

JEFFERIES FINANCE LLC,

as Sole Lead Arranger and Sole Book Manager

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ARTICLE IV.

CONDITIONS PRECEDENT

4.01 Conditions to Closing and Effectiveness	80
4.02 Conditions to all Credit Extensions	83

ARTICLE V.

[RESERVED]

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF PARENT

6.01 Existence, Qualification and Power; Compliance with Laws	84
6.02 Authorization; No Contravention	84
6.03 Governmental Authorization; Other Consents	85
6.04 Binding Effect	85
6.05 Financial Statements; No Material Adverse Effect	85
6.06 Litigation	86
6.07 No Default	86
6.08 Ownership of Property; Liens	86
6.09 Environmental Compliance	86
6.10 Insurance	86
6.11 Taxes	86
6.12 ERISA Compliance	86
6.13 Subsidiaries; Equity Interests	87
6.14 Margin Regulations; Investment Company Act	87
6.15 Disclosure	87
6.16 Intellectual Property; Licenses, Etc.	87
6.17 Collateral Documents	88
6.18 Solvency	88
6.19 Patriot Act and OFAC	88
6.20 FCPA	89
6.21 Anti-Corruption Laws	89
6.22 Subordination of Subordinated Indebtedness	89
6.23 Labor Matters	89
6.24 Use of Proceeds	90

ARTICLE VII.

AFFIRMATIVE COVENANTS

7.01 Financial Statements	90
7.02 Certificates; Other Information	91
7.03 Notices	92
7.04 Preservation of Existence, Etc.	93
7.05 Maintenance of Properties	93
7.06 Maintenance of Insurance	93
7.07 Compliance with Laws	94

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7.08 Books and Records	94
7.09 Inspection Rights	94
7.10 Use of Proceeds	94
7.11 Environmental Covenant	94
7.12 Accuracy of Information	94
7.13 Additional Guarantors and Collateral	95
7.14 Post-Closing Covenants	96
7.15 Payment of Taxes	96
7.16 Further Assurances	97
7.17 Anti-Corruption Laws	97
7.18 Anti-Terrorism Laws	97
7.19 ERISA Reports	97
7.20 Maintenance of Ratings	97
7.21 Lender Calls	97
7.22 Designation of Subsidiaries	98

ARTICLE VIII.

NEGATIVE COVENANTS

8.01 Liens	98
8.02 Investments	100
8.03 Indebtedness	101
8.04 Fundamental Changes	103
8.05 Dispositions	103
8.06 Restricted Payments	105
8.07 Change in Nature of Business	106
8.08 Transactions with Affiliates	106
8.09 Negative Pledges and Other Contractual Restrictions	107
8.10 Amendment of Material Documents	107
8.11 Financial Covenant	107
8.12 Accounting Changes	108
8.13 Permitted Activities	108

ARTICLE IX.

EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default	108
9.02 Remedies Upon Event of Default	111
9.03 Application of Funds	111
9.04 Reinstatement	113

ARTICLE X.

ADMINISTRATIVE AGENT

10.01 Appointment and Authority	113
10.02 Rights as a Lender	114
10.03 Exculpatory Provisions	114
10.04 Reliance by Administrative Agent	115

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10.05 Delegation of Duties	115
10.06 Resignation of Administrative Agent	115
10.07 Non-Reliance on Administrative Agent and Other Lenders	117
10.08 No Other Duties, Etc.	117
10.09 Administrative Agent May File Proofs of Claim	117
10.10 Collateral and Guaranty Matters	118
10.11 Secured Cash Management Agreements and Secured Hedge Agreements	119

ARTICLE XI.

MISCELLANEOUS

11.01 Amendments, Etc.	119
11.02 Notices; Effectiveness; Electronic Communication	121
11.03 No Waiver; Cumulative Remedies; Enforcement	123
11.04 Expenses; Indemnity; Damage Waiver	123
11.05 Payments Set Aside	125
11.06 Successors and Assigns	126
11.07 Treatment of Certain Information; Confidentiality	131
11.08 Right of Setoff	132
11.09 Interest Rate Limitation	132
11.10 Counterparts; Integration; Effectiveness	132
11.11 Survival of Representations and Warranties	133
11.12 Severability	133
11.13 Replacement of Lenders	133
11.14 Governing Law; Jurisdiction; Etc.	134
11.15 Waiver of Jury Trial	135
11.16 No Advisory or Fiduciary Responsibility	135
11.17 Electronic Execution of Assignments and Certain Other Documents	136
11.18 USA PATRIOT Act	136
11.19 Designation as Senior Debt	136
11.20 ENTIRE AGREEMENT	136
11.21 Gaming Authority Cooperation	136
11.22 Intercreditor Agreements	137
11.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions	137

SCHEDULES

2.01         Commitments and Applicable Percentages

6.06         Litigation

6.09         Environmental Matters

6.13         Subsidiaries and Other Equity Investments

6.16         Intellectual Property Matters

7.14         Post-Closing Covenants

8.01         Existing Liens

8.02         Identified Investments

8.03         Existing Indebtedness

8.08         Transactions with Affiliates

11.02       Administrative Agent’s Office; Certain Addresses for Notices

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EXHIBITS

Form of

A         Committed Loan Notice

B         Swing Line Loan Notice

C-1      Form of Revolving Note

C-2      Form of Term B Note

C-3      Form of Swing Line Note

D         Compliance Certificate

E         Assignment and Assumption

F         Guaranty

G         Perfection Certificate

H-1      U.S. Tax Compliance Certificate

H-2      U.S. Tax Compliance Certificate

H-3      U.S. Tax Compliance Certificate

H-4      U.S. Tax Compliance Certificate

I           Solvency Certificate

J           Security Agreement

K          Loan Offer Provisions

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CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of May 9, 2017, among EVERI PAYMENTS INC., a Delaware corporation (the “Borrower”), EVERI HOLDINGS INC., a Delaware corporation (the “Parent”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and JEFFERIES FINANCE LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

The Borrower has requested that the Lenders extend credit to the Borrower in the form of Term B Loans and Revolving Credit Loans to be used: (a) to repay or purchase and cancel certain Indebtedness of the Borrower as provided herein, (b) to pay fees and expenses in connection with this Agreement and the foregoing and (c) for working capital and other general corporate purposes of the Borrower and its Restricted Subsidiaries.

The Lenders are willing to extend such credit to the Borrower on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01      Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Revolving Credit Commitment” has the meaning specified in Section 2.14(a).

“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Rate Loan for any Interest Period, the greater of (a)(i) an interest rate per annum equal to the Eurodollar Rate for such Eurodollar Rate Loan in effect for such Interest Period divided by (ii) 1 minus the Statutory Reserves (if any) for such Eurodollar Rate Loan for such Interest Period and (b) 1.00% per annum.

“Administrative Agent” means Jefferies Finance LLC, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Agent Parties” has the meaning specified in Section 11.02(c).

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Anti-Terrorism Laws” has the meaning specified in Section 6.19(a).

“Applicable Percentage” means (a) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by such Term B Lender’s Term B Commitment at such time  (or, if the Term B Commitments have terminated, by such Term B Lender’s outstanding Term B Loans at such time), subject to adjustment as provided in Section 2.16, (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Revolving Percentage as in effect at such time, and (c) in respect of the Lenders’ Total Credit Exposures, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Total Credit Exposures represented by such Lender’s Total Credit Exposure at such time.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” or “Applicable Commitment Fee Rate” means (a) with respect to the Term B Facility, (i) 4.50% in the case of Eurodollar Rate Loans and (ii) 3.50% in the case of Base Rate Loans, (b) with respect to the Revolving Credit Facility, (i) 4.50% in the case of Eurodollar Rate Loans and (ii) 3.50% in the case of Base Rate Loans and (c) with respect to the commitment fee payable hereunder, the applicable rate per annum determined pursuant to the Pricing Grid, in each case, as such rate may be increased pursuant to Section 2.14(d);provided that from the Closing Date until the delivery of the financial statements for the first full fiscal quarter ending after the Closing Date, the Applicable Commitment Fee Rate shall be 0.50%.

“Applicable Revolving Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16.  If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Revolving Credit Facility has expired, then the Applicable Revolving Percentage of each Revolving Credit Lender shall be determined based on the Applicable Revolving Percentage of such Revolving Credit Lender most recently in effect, giving effect to any subsequent assignments.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2016, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Parent and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, at any time, an amount, not less than zero in the aggregate, determined on a cumulative basis, equal to, without duplication:

(a)      the Cumulative Retained Excess Cash Flow Amount at such time, plus

(b)      the amount of cash and Cash Equivalents received by the Parent from any sale or issuance of, or any capital contribution in respect of, Qualified Equity Interests of the Parent (which amounts have been contributed to the Borrower as cash common equity) after the Closing Date (other than any amounts received from any Subsidiary of the Parent), so long as such amounts have not been applied pursuant to Section 8.06(c),  plus

(c)      the aggregate amount of all Net Cash Proceeds received by the Parent or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in, or cash amounts of any returns, profits, distributions and similar amounts received on, any Investment made pursuant to Section 8.02(k)(ii), up to the amount of the original Investment, during the period from the Business Day immediately after the Closing Date and prior to such time, plus

(d)      the aggregate principal amount of any Indebtedness or Disqualified Equity Interests, in each case, of the Parent or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Equity Interests issued to the Parent or any Subsidiary), which has been converted into or exchanged for Qualified Equity Interests of the Parent after the Closing Date, plus

(e)      an amount equal to the sum of (i) the amount of any Investments by the Borrower or any Restricted Subsidiary made pursuant to Section 8.02(k)(ii) in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary and (ii) without duplication of preceding sub-clause (i), the fair market value (as reasonably determined by the Borrower in good faith as of the date of transfer, conveyance or distribution, as applicable) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary) to the Borrower or any Restricted Subsidiary, in each case, after the Closing Date, plus

(f)      the amount of any Declined Proceeds to the extent any Lender has declined to receive its pro rata share of such Declined Proceeds in accordance with the terms of Section 2.05(j),  minus

(g)      any amount of the Available Amount used to make Investments pursuant to Section 8.02(k)(ii) after the Closing Date and prior to such time, minus

(h)      any amount of the Available Amount used to make Restricted Payments after the Closing Date pursuant to Section 8.06(e)(iv)(A) and prior to such time.

“Availability Period” means the period from and including the Closing Date to but excluding the Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Case” has the meaning specified in Section 9.02.

“Bankruptcy Code” means the United States Bankruptcy Code.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate, and (c) the Adjusted Eurodollar Rate for an Interest Period of one month on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 1.00%.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors.

“Bona Fide Debt Fund Affiliate” means any Person that is (a) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit in the ordinary course of business and (b) managed, sponsored or advised by any Person controlling, controlled by or under common control with a Designated Disqualified Lender, but only to the extent that no personnel involved with the investment in such Designated Disqualified Lender (i) makes (or has the right to make or participate with others in making) investment decisions on behalf of such Person or (ii) has access to any information (other than information that is publicly available) relating to the Parent or its Subsidiaries or any entity that forms a part of any of their respective businesses (including any of their respective Subsidiaries).

“Borrower” has the meaning specified in the recitals hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

 “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of Nevada, the State of New York and the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Calculation Period” means, with respect to any Permitted Acquisition, any Disposition or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended on or prior to the date of such Permitted Acquisition, Disposition or other event for which financial statements have been delivered to the Lenders pursuant to Section 7.01(a) or (b), as applicable; provided that, with respect to any event required to be calculated on a Pro Forma Basis that occurs prior to the date on which financial statements have been (or are required to be) delivered pursuant to Section 7.01(b) for the fiscal quarter ended nearest to March 31, 2017, the “Calculation Period” shall be the period of four consecutive fiscal quarters of the Parent ended December 31, 2016 (taken as one accounting period).

“Cash Collateralize” means to deposit in an account subject to the control of the Collateral Agent or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.  For the avoidance of doubt, Cash Collateral shall not include any cash or deposit account balances that are held and maintained in compliance with any regulatory requirement imposed by a Gaming Authority for the performance of obligations to the public, including for example and without limitation, a trust or fund for periodic payment of gambling winnings or payoff schedules on inter-casino linked systems.

“Cash Equivalents” means, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than one year from the date of acquisition by such Person, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above, (e) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, (f) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (e) above, and (g) in the case of any Foreign Subsidiary only, direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender, in its capacity as a party to such Cash Management Agreement.

“CFC” means a Person that is a “controlled foreign corporation” under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means (a) the Parent shall at any time cease to own directly 100% of the Equity Interests of the Borrower or Everi Games Holding Inc., or (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the economic or voting interests in the Parent’s capital stock.

“Class” means (a) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, original issue discount or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)); provided that such Commitments or Loans may be designated in writing by the Borrower and Lenders holding such Commitments or Loans as a separate Class from other Commitments or Loans that have the same terms and conditions and (b) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.

“Closing Date” means the date on which this Agreement shall have been executed by all parties hereto and the conditions in Sections 4.01 and 4.02 have been satisfied.

“Closing Fee” has the meaning specified in Section 2.09(b).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, the Pledged Properties, the Property described in the Security Agreement, any additional Property pledged to the Collateral Agent pursuant to Section 7.13 and any other Property of the Loan Parties subject (or purported to be subject) to a Lien in favor of the Collateral Agent under any Collateral Document.

“Collateral Agent” means Jefferies Finance LLC, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral Documents” means the Security Agreement, the Deeds of Trust, the Intellectual Property Security Agreements and each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 7.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term B Commitment, a Revolving Credit Commitment, an Extended Revolving Credit Commitment, an Additional Revolving Credit Commitment or a Refinancing Revolving Credit Commitment, as the context may require.

“Committed Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans or Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the applicable Lenders pursuant to Section 2.01.

“Committed Loan” means a Revolving Credit Loan or a Term B Loan, as the case may be.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period without giving effect to (x) any extraordinary, unusual or non-recurring gains or losses and (y) any non-cash items (including any cancellation of indebtedness income) increasing Consolidated Net Income, and adjusted by (i) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period), without duplication, the amount of (A) total interest expense (inclusive of amortization of deferred financing fees and other original issue discount, banking fees, charges and commissions (e.g., letter of credit fees and commitment fees) and all interest expense arising pursuant to the Vault Cash Agreement) of the Parent and its Restricted Subsidiaries determined on a consolidated basis for such period, (B) provision for taxes based on income and foreign withholding taxes for the Parent and its Restricted Subsidiaries determined on a consolidated basis for such period, (C) all depreciation and amortization expense of the Parent and its Restricted Subsidiaries, including amortization of Development Agreement expense determined on a consolidated basis for such period, (D) the amount of all fees and expenses incurred in connection with the Transaction and any acquisitions, mergers, consolidations, investments, debt issuances, amendments or modifications to debt agreements, refinancings, equity issuances or dispositions (whether or not consummated) during such period (in each case, other than in the ordinary course of business), (E) the amount of all other non-cash charges (including without limitation non-cash stock compensation expense) of the Parent and its Restricted Subsidiaries determined on a consolidated basis for such period, (F) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions, mergers, consolidations or dispositions after the Closing Date, costs related to the closure and/or consolidation of facilities, severance costs, retention charges, systems establishment costs and excess pension charges, excluding, for the avoidance of doubt, development costs in connection with unreleased products, (G) the amount of any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, operating improvements and other synergies and similar initiatives, during such period, and (H) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Borrower in good faith to be reasonably anticipated to be realizable or for which a plan for realization shall have been established within 18 months of the date thereof (which will be added to Consolidated Adjusted EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that all or substantially all steps have been taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower), and (ii) subtracting therefrom (to the extent not otherwise deducted in determining Consolidated Net Income for such period) the amount of all cash payments or cash charges made (or incurred) by the Parent or any of its Restricted Subsidiaries for such period on account of any non-cash charges added back to Consolidated Adjusted EBITDA pursuant to preceding sub-clause (i)(E) in a previous period.  For the avoidance of doubt, it is understood and agreed that, to the extent any amounts are excluded from Consolidated Net Income by virtue of the proviso to the definition thereof contained herein, any add backs to Consolidated Net Income in determining Consolidated Adjusted EBITDA as provided above shall be limited (or denied) in a fashion consistent with the proviso to the definition of “Consolidated Net Income” contained herein.  Notwithstanding the foregoing, the aggregate amount of addbacks made pursuant to subclauses (F) and (H) above and subclause (iii) of the definition of “Pro Forma Basis” in any four fiscal quarter period shall not exceed 20% of Consolidated Adjusted EBITDA (after giving effect to such addbacks) for such four fiscal quarter period.

For the purposes of determining the Consolidated Secured Leverage Ratio, the Consolidated Total Leverage Ratio or the Interest Coverage Ratio for any relevant Test Period or Calculation Period, Consolidated Adjusted EBITDA shall be deemed to equal (a) $45,735,000 for the fiscal quarter ended March 31, 2016, (b) $51,245,000 for the fiscal quarter ended June 30, 2016, (c) $51,604,000 for the fiscal quarter ended September 30, 2016 and (d) $49,435,000 for the fiscal quarter ended December 31, 2016 (it being understood that such amounts are subject to adjustments as, and to the extent, otherwise contemplated in this Agreement or any calculation on a Pro Forma Basis).

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Parent and its Restricted Subsidiaries on a consolidated basis (exclusive of any Indebtedness of the Parent’s Restricted Subsidiaries to the Parent or another Restricted Subsidiary or any Indebtedness of the Parent to any Restricted Subsidiary), the sum (without duplication) of (a) the outstanding principal amount of all Indebtedness for borrowed money, (b) the outstanding principal amount of all Indebtedness outstanding under bonds, notes, debentures, indentures, loan agreements and similar obligations, (c) the aggregate amount of all capital lease obligations, (d) all unreimbursed drawings in respect of letters of credit (and similar facilities), and (e) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a),  (b),  (c) and (d) above of Persons other than the Parent or any Restricted Subsidiary.  Notwithstanding the foregoing, Consolidated Funded Indebtedness shall not include any Defeased Indebtedness.  The amount of Consolidated Funded Indebtedness shall be deemed to be zero with respect to any letter of credit, unless and until a drawing is made with respect thereto.  “Consolidated Funded Indebtedness” shall exclude the Consolidated Funded Indebtedness of each Unrestricted Subsidiary and all Subsidiaries of any Unrestricted Subsidiary.

“Consolidated Gross Revenue” means, for any period of the Parent, the aggregate revenue of the Parent and its Restricted Subsidiaries calculated on a consolidated basis for such period, excluding the consolidated revenue of each Unrestricted Subsidiary and all Subsidiaries of any Unrestricted Subsidiary.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Parent and its Restricted Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP, provided that (a) the following items shall be excluded in computing Consolidated Net Income (without duplication):  (i) the net income (or loss) of any Person in which a Person or Persons other than the Parent and its Wholly-Owned Restricted Subsidiaries has an Equity Interest or Equity Interests to the extent of such Equity Interests held by Persons other than the Parent and its Wholly-Owned Restricted Subsidiaries in such Person, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or all or substantially all of the property or assets of such Person are acquired by the Parent or a Restricted Subsidiary, (iii) the net income of any Restricted Subsidiary (other than the Borrower or a Guarantor) to the extent that the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (iv) gains and losses from the sale of assets other than in the ordinary course of business, (v) to the extent covered by insurance and actually reimbursed, or, so long as the Parent has made a good faith determination that it or a Restricted Subsidiary expects to receive reimbursement within 365 days (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), the amount of any fee, cost, expense or reserve with respect to liability or casualty events or business interruption, and (vi) to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance, fees, costs, expenses or reserves incurred to the extent covered by indemnification provisions in any agreement in connection with any sale of Equity Interests, acquisitions, Investments or dispositions, or incurrences, repayments, refinancings, amendments or modifications of Indebtedness, and (b) there shall be included in computing Consolidated Net Income (to the extent not otherwise included therein) proceeds of business interruption in an amount representing the earnings for the applicable period that such proceeds are intended to replace.

“Consolidated Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a)(i) Consolidated Funded Indebtedness that is secured by a Lien on any asset of the Parent or any Restricted Subsidiary as of the last day of any such Test Period minus (ii) the aggregate amount of cash and Cash Equivalents of the Parent and its Restricted Subsidiaries as of the last day of any such Test Period (other than the proceeds of Incremental Facilities to be drawn at such time or Incremental Equivalent Debt to be incurred at such time) that is not Restricted in an amount not to exceed $50,000,000 in the aggregate to (b) Consolidated Adjusted EBITDA for such Test Period.

“Consolidated Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a)(i) Consolidated Funded Indebtedness as of the last day of any such Test Period minus (ii) the aggregate amount of cash and Cash Equivalents of the Parent and its Restricted Subsidiaries as of the last day of any such Test Period (other than the proceeds of Incremental Facilities to be drawn at such time or Incremental Equivalent Debt to be incurred at such time) that is not Restricted in an amount not to exceed $50,000,000 in the aggregate to (b) Consolidated Adjusted EBITDA for such Test Period.

“Contract Consideration” has the meaning specified in the definition of Excess Cash Flow.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Liabilities” has the meaning specified in Section 11.23.

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Retained Excess Cash Flow Amount” means, at any date, an amount, determined on a cumulative basis, equal to the remainder of (A) the aggregate cumulative sum of Excess Cash Flow Not Otherwise Applied from July 1, 2017 for each fiscal year (but not less than zero with respect to any fiscal year) ending after the Closing Date and prior to such date minus (B) the aggregate principal amount of prepayments or purchases of Loans for which a dollar-for-dollar credit is applied against any annual Excess Cash Flow payment pursuant to Section 2.05(f)(B).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” has the meaning specified in Section 2.05(j).

“Deed of Trust” means each deed of trust, deed to secure debt or mortgage (fee), security agreement, assignment of leases and rents (if required by applicable law) and financing statement executed and delivered pursuant to Section 7.13, as the same shall be amended, supplemented, restated or otherwise modified from time to time.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means a rate equal to 2.00% per annum over the per annum interest rate or per annum fees otherwise applicable, and when used with respect to Obligations of a Class with respect to which no interest rate or per annum fees are specified, means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans of such Class plus (c) 2.00%.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, unless subsequently cured or unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is a result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, (c) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (d) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law after the Closing Date, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a substantial portion of its assets or a custodian appointed for it after the Closing Date, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Defeased Indebtedness” means Indebtedness (a) that has been defeased or satisfied and discharged in accordance with the terms of the indenture or other agreement under which it was issued, (b) that has been called for redemption and for which funds sufficient to redeem such Indebtedness have been set aside by the Borrower or a Restricted Subsidiary, (c) for which amounts are set aside in trust or are held by a representative of the holders of such Indebtedness or any third party escrow agent pending satisfaction or waiver of the conditions for the release of such funds, or (d) that has otherwise been defeased or satisfied and discharged to the satisfaction of the Administrative Agent.

“Designated Disqualified Lender” means a Person described in clause (a) of the definition of Disqualified Lender.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent or a Restricted Subsidiary in connection with a Disposition pursuant to Section 8.05(i) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash or Cash Equivalents within thirty days following the consummation of the applicable Disposition).

“Development Agreements” means direct or indirect Investments made (a) by way of placement fees paid for rights to place gaming units at gaming facilities or (b) in the development, construction, remodel or expansion of gaming facilities, in either case including, but not limited to. Native American tribal gaming facilities, which Investments may consist of notes receivable or credit extensions made to existing or prospective customers by a Loan Party or Loan Parties, in the case of joint development agreements.

“Discharge of the Revolving Credit Obligations” means the payment in full in cash of all non-contingent Obligations of the Revolving Credit Lenders (including all Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements) and the termination of the Revolving Credit Commitments, and the termination, return or Cash Collateralization in the Minimum Collateral Amount of all Letters of Credit.

“Disposition” or “Dispose” means (a) the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith or (b) the Equity Issuances of any Restricted Subsidiary.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition: (a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), (c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof or (d) provides for the contractually scheduled payments of dividends in cash, in each case, on or prior to the date ninety-one days after the Latest Maturity Date; provided,  however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change in control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after the Latest Maturity Date and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Parent (or any direct or indirect parent thereof) or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Parent (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of such employee’s termination, death or disability.

“Disqualified Lender” means (a) competitors of the Parent and its Subsidiaries that have been specified to the Administrative Agent by the Parent in writing prior to the Closing Date, as such competitor list may be supplemented from time to time by written notice from the Parent or the Borrower to the Administrative Agent, (b) any of the known Affiliates clearly identifiable by name of entities described in preceding clause (a), other than a Bona Fide Debt Fund Affiliate, and (c) subject to customary documentation, to the extent required under applicable Gaming Laws, a Person who is not registered or licensed with, approved, qualified or found suitable by a Gaming Authority, or has been disapproved, denied a license, qualification or approval or found unsuitable by a Gaming Authority (whichever may be required under applicable Gaming Laws).

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of the Parent that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to supervision of an EEA Resolution Authority, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision of an EEA Resolution Authority with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Engagement Letter” means the Engagement Letter, dated April 7, 2017, between the Borrower and Jefferies Finance LLC, as amended, modified, supplemented or restated from time to time.

“Environmental Laws” means any and all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, human health or safety or the release of any materials into the environment, including those related to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means (a) any issuance or sale by the Parent or any of its Restricted Subsidiaries after the date hereof of (i) any of its Equity Interests, (ii) any warrants or options exercisable in respect of its Equity Interests (other than any warrants, options or restricted stock issued (constituting Qualified Equity Interests) to directors, officers, employees or consultants of the Parent or any of its Restricted Subsidiaries pursuant to benefit plans established in the ordinary course of business and any Qualified Equity Interests of the Parent issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest, other than convertible debt) in the Parent or any of its Subsidiaries or (b) the receipt by the Parent or any of its Subsidiaries after the date hereof of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (v) any such issuance or sale by any Subsidiary of the Parent to the Parent or any Subsidiary of the Parent, (w) any capital contribution by the Parent or any Subsidiary of the Parent to any Subsidiary of the Parent, (x) any such issuance under any employee benefit plan, (y) any such issuance of Equity Interests of Parent as consideration for any acquisition permitted under Section 8.04(e), or (z)(i) any issuance of mandatorily redeemable preferred Equity Interests or (ii) Equity Interests that are convertible into or exchangeable for Indebtedness.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization (within the meaning of Title IV of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), (d) a Plan is in “at risk” status within the meaning of Section 430(i) of the Code, (e) the filing of a notice of intent to terminate a Plan (or the treatment of a Plan amendment as a termination) under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Parent or any ERISA Affiliate, or (i) the imposition of a Lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of the Parent or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means, with respect to any Eurodollar Rate Loan for any Interest Period, the rate per annum equal to the London Interbank Offered Rate or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided,  further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. If the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 9.01.

“Excess Cash Flow” means, for any fiscal year of the Parent (or, in the case of its fiscal year ending December 31, 2017, for the period from July 1, 2017 through and including December 31, 2017), an amount (if positive) equal to:

(a)          the sum (without duplication) of:

(i)      Consolidated Adjusted EBITDA for such fiscal year; plus

(ii)      the aggregate amount of any extraordinary, unusual or non-recurring cash gains for such fiscal year; minus

(b)          the sum (without duplication) of:

(i)      subject to clause (b)(vi) below, the aggregate amount of capital expenditures for such fiscal year to the extent paid in cash by the Parent or any of its Restricted Subsidiaries and not financed from the proceeds of long-term Indebtedness (other than revolving Indebtedness); plus

(ii)      the aggregate consideration actually paid in cash by the Parent or any of its Restricted Subsidiaries during such fiscal year with respect to Investments permitted under Sections 8.02(k)(i) and (l) (and not financed with long-term Indebtedness (other than revolving Indebtedness)); plus

(iii)     the aggregate amount of Restricted Payments pursuant to Sections 8.06(d), (e)(iv)(A),  (g) and (j) (in each case, to the extent made to a Person other than the Parent or a Restricted Subsidiary) made in cash by the Parent during such fiscal year except, in each case, to the extent financed with long term Indebtedness (other than revolving Indebtedness); plus

(iv)      any required up-front cash payments by the Parent or any of its Restricted Subsidiaries in respect of interest rate Swap Contracts during such fiscal year to the extent not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) and not deducted in arriving at such Consolidated Adjusted EBITDA for such fiscal year; plus

(v)      the aggregate amount of all principal payments and purchases of Indebtedness of the Parent and its Restricted Subsidiaries made during such fiscal year (including (A) scheduled principal payments with respect to the Loans pursuant to Section 2.07(c), and (B) the principal component of payments in respect of capital leases, but excluding (1) all other repayments or prepayments of Loans, (2) all repayments of any revolving credit facility arrangements (except to the extent there is an equivalent permanent reduction in commitments thereunder that is not being made in connection with a refinancing or replacement thereof)) and (3) in each case, any such payments and purchases to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness)); plus

(vi)      without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Parent, the aggregate consideration required to be paid in cash by the Borrower or its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into during such fiscal year relating to capital expenditures to be made during the period of four consecutive fiscal quarters of the Parent following the end of such fiscal year (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that, to the extent the aggregate amount actually utilized in cash to finance such capital expenditures or acquisitions during such subsequent period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive fiscal quarters; plus

(vii)      the aggregate consolidated interest expense actually paid in cash by the Parent or any of its Restricted Subsidiaries during such fiscal year (inclusive of any such interest expense actually paid in cash pursuant to the Vault Cash Agreement during such fiscal year); plus

(viii)    the aggregate amount added back in the calculation of Consolidated Adjusted EBITDA pursuant to clause (i)(F) of the definition thereof for such fiscal year to the extent paid in cash; plus

(ix)      the aggregate amount added in the calculation of Consolidated Adjusted EBITDA pursuant to clauses (i)(G) (in the case of such clause (i)(G), only to the extent paid in cash; provided that if such amount has been accrued in such fiscal year and is paid in the succeeding fiscal year, then Excess Cash Flow shall be reduced pursuant to this clause (ix) in such succeeding fiscal year by the amount of such cash payment) and (i)(H) of the definition thereof in such fiscal year; plus

(x)      income taxes and foreign withholding taxes actually paid in cash by the Parent and its Restricted Subsidiaries during such fiscal year; plus

(xi)     the aggregate amount of any extraordinary, unusual or non-recurring cash losses during such fiscal year.

“Excluded Liability” means any liability that is excluded under the Bail-In Legislation from the scope of any Bail-In Action including, without limitation, any liability excluded pursuant to Article 44 of the Bank Recovery and Resolution Directive.

“Excluded Subsidiary” means any Subsidiary (a) that is not a Wholly-Owned Subsidiary, (b) that is a CFC or a Subsidiary of a CFC, (c) that is a U.S. Subsidiary that has no material assets other than the equity of one or more direct or indirect non-U.S. Subsidiaries that are CFCs, (d) that has been designated as an Unrestricted Subsidiary, (e) that is an Immaterial Subsidiary, (f) that is not permitted by law, regulation or contract existing on the Closing Date or on the date any such Subsidiary is acquired (so long as, in respect of any such contractual prohibition, such prohibition is not incurred in contemplation of such acquisition) to provide a Guarantee, or would require governmental (including from a Gaming Authority or any other regulatory authority) consent, approval, license or authorization to provide a Guarantee (unless such consent, approval, license or authorization has been received), (g) that is a special purpose entity, (h) that is a captive insurance company, or (i) that is a not-for-profit Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and solely to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Collateral Documents to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time (which for the avoidance of doubt shall be determined after giving effect to any “keepwell, support or other agreement”).  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranties or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Executive Order” has the meaning specified in Section 6.19(a).

“Existing Credit Agreement” means the Credit Agreement, dated as of December 19, 2014, among the Borrower, the Parent, Bank of America, N.A., as administrative and collateral agent, and the other lenders party thereto, as amended through and including the Closing Date.

“Existing Note Purchase Agreement” means the Note Purchase Agreement, dated as of April 15, 2015, among the Borrower, the Parent, the purchasers party thereto and Deutsche Bank Trust Company Americas, as collateral agent, and governing the Existing Senior Secured Notes, as amended through and including the Closing Date.

“Existing Senior Secured Notes” means the Borrower’s 7.25% senior secured notes due 2021, issued pursuant to the Existing Note Purchase Agreement, as amended through and including the Closing Date.

“Extended Revolving Credit Commitment” has the meaning specified in Section 2.17(a).

“Extended Term B Loan” has the meaning specified in Section 2.17(a).

“Extending Lender” has the meaning specified in Section 2.17(a).

“Extension” has the meaning specified in Section 2.17(a).

“Extraordinary Loss” means any loss, destruction or damage to Property of the Parent or any of its Restricted Subsidiaries or condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of any such Property, or confiscation or requisition of use of any such Property.

“Facility” means a given Class of Loans or Commitments, as the context may require.

“Fair Market Value” means with respect to any Property, the price which could be negotiated in an arm’s-length free market transaction, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value will be determined, except as otherwise provided: (a) if such Property has a Fair Market Value of $15,000,000 or less, by any Responsible Officer, or (b) if such Property has a Fair Market Value in excess of $15,000,000, by a majority of the Board of Directors of the Parent and evidenced by a resolution of such Board of Directors, dated within 30 days of the relevant transaction (or the date of the written agreement with respect to such transaction) delivered to the Administrative Agent.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System of the United States, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means the agency fee letter, dated May 9, 2017, between the Borrower and the Administrative Agent, as amended, modified, supplemented or restated from time to time.

“Financial Covenant” means the covenant set forth in Section 8.11.

“Fixed Incremental Amount” has the meaning specified in the definition of Maximum Incremental Facilities Amount

“Flood Insurance Laws” means, collectively, (a) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (c) the Biggert-Waters Flood Insurance Reform Act of 2012, each as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means a Lender that is not a U.S. Person.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary of the Parent that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each L/C Issuer, such Defaulting Lender’s Applicable Revolving Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gaming Authority” means the Mississippi Gaming Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission, and any other agency (including, without limitation, any agency established by a federally-recognized Indian tribe to regulate gaming on such tribe’s reservation), authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever which has, or may at any time after the Closing Date have, regulatory control or jurisdiction over the manufacture, sale, distribution or operation of gaming equipment, the design, operation or distribution of internet gaming services or products, the ownership or operation of any current or contemplated casinos, or any other gaming activities and operations or any other gaming activities of Parent or any of its Subsidiaries, or any successor to such authority.

“Gaming Laws” means all laws, including any rules, regulations, judgments, injunctions, orders, decrees or other restrictions of any Gaming Authority, applicable to the gaming industry or Indian Tribes or the manufacture, sale, lease, distribution or operation of gaming devices or equipment, the design, operation or distribution of internet gaming services or products, online gaming products and services, the ownership or operation of current or contemplated casinos or any other gaming activities and operations to which the Parent or any of its Subsidiaries is, or may at any time after the date of this Agreement be, subject.

“Gaming License” means any license, permit, finding of suitability, approval, registration, franchise or other authorization from any Gaming Authority required on the date of this Agreement or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of the Parent and its Subsidiaries, including all licenses granted under Gaming Laws and applicable Law.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, keep well arrangements, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, each Person from time to time party to the Guaranty.

“Guaranty” has the meaning specified in Section 4.01(a)(vi).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into an interest rate Swap Contract permitted hereunder, is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender, in its capacity as a party to such Swap Contract.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“ICC” has the meaning specified in the definition of “UCP.”

“Immaterial Subsidiary” means, as of any date of determination, any Restricted Subsidiary of the Parent (other than the Borrower or Everi Games Holding Inc.) (a) whose consolidated total assets as of the last day of the most recently ended Test Period did not exceed 2.5% of the consolidated total assets of the Parent and its Restricted Subsidiaries as of such date or (b) whose consolidated gross revenues  for such Test Period did not exceed 2.5% of the consolidated gross revenues of the Parent and its Restricted Subsidiaries for such period; provided,  however, (i) a Restricted Subsidiary of the Parent that no longer meets the foregoing requirements of this definition or is otherwise required to become a Loan Party pursuant to Section 7.13 shall no longer constitute an Immaterial Subsidiary for purposes of this Agreement and (ii) notwithstanding the foregoing, the Parent or the Borrower may elect to cause an Immaterial Subsidiary that is a Wholly-Owned Subsidiary (and not a Foreign Subsidiary) to become a Loan Party pursuant to Section 7.13, in which case such Immaterial Subsidiary shall, upon satisfaction of the provisions of such Section, no longer constitute an Immaterial Subsidiary.  Notwithstanding the foregoing, (A) the consolidated total assets of all Immaterial Subsidiaries shall not exceed 5.0% of the consolidated total assets of the Parent and its Restricted Subsidiaries, and (B) the consolidated gross revenues of all Immaterial Subsidiaries shall not exceed 5.0% of the consolidated gross revenues of Parent and its Restricted Subsidiaries.

“Increase Effective Date” has the meaning specified in Section 2.14(c).

“Incremental Amendment” has the meaning specified in Section 2.14(e).

“Incremental Assumption Agreement” means an Assumption Agreement among the Borrower and one or more Extending Lenders entered into pursuant to Section 2.17 and acknowledged by the Administrative Agent.

“Incremental Equivalent Debt” means any senior secured or junior secured or unsecured Indebtedness by any Loan Party (other than the Parent) after the Closing Date through an incurrence of term loans or through a public offering or private offering of debt securities, provided that, (a) such Indebtedness may be secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the

Obligations  or may be secured by a Lien ranking junior to the Lien on the Collateral securing the Obligations or may be unsecured; (b) such Incremental Equivalent Debt is not secured by any collateral other than the Collateral securing the Obligations; (c) such Incremental Equivalent Debt does not mature on or prior to the Latest Maturity Date of, or have a shorter weighted average life to maturity than, any Loans hereunder that are term loans; (d) the covenants, events of default, guarantees, collateral and other terms of such Incremental Equivalent Debt (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Parent and its Restricted Subsidiaries than those set forth in this Agreement (it being understood to the extent that any financial maintenance covenant is added for the benefit of any Incremental Equivalent Debt, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Facility); (e) a certificate of a Responsible Officer of the issuing Loan Party delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the issuing Loan Party has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements; (f) no Loan Party or any Subsidiary of a Loan Party (other than the Borrower or a Guarantor) is a guarantor or borrower under such Incremental Equivalent Debt; and (g) if such Incremental Equivalent Debt is secured by Collateral, a Representative of the holders of such Incremental Equivalent Debt shall have become party to or otherwise subject to the provisions of an Intercreditor Agreement.  Notes issued by any Loan Party in exchange for any Indebtedness issued in connection with the issuance of Incremental Equivalent Debt in accordance with the terms of a registration rights agreement entered into in connection with the incurrence of such Incremental Equivalent Debt shall also be considered Incremental Equivalent Debt.

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Ratio Amount” has the meaning specified in the definition of Maximum Incremental Facilities Amount.

“Incremental Revolving Increase” has the meaning specified in Section 2.14(a).

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)      all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments and all Guarantees of any such Indebtedness,

(b)      all direct or contingent obligations of such Person arising under letters of credit unpaid at draw, bankers’ acceptances, bank guaranties, surety bonds and similar instruments,

(c)      net obligations of such Person under any Swap Contract in respect of interest rate hedging,

(d)      all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business),

(e)      indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse,

(f)      capital leases of such Person; and

(g)      all Disqualified Equity Interests of such Person.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.  Indebtedness shall not include any Defeased Indebtedness.  Notwithstanding the foregoing, Indebtedness shall not include obligations arising solely out of the conversion of “vault cash” supplied pursuant to the Vault Cash Agreement (as amended, modified, supplemented or replaced from time to time to the extent permitted hereunder) for normal operating requirements of the ATMs into obligations of the Borrower by operation of the Vault Cash Agreement so long as the proceeds of such obligations are used solely in the ATMs, as provided in the Vault Cash Agreement and for no other purpose.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Indian Tribe” means any United States Native American Indian tribe, band, nation or other organized group or community recognized by the Secretary of the Interior of the United States as being eligible for special status as Indians and recognized as possessing powers of self-government.

“Information” has the meaning specified in Section 11.07.

“Insolvency or Liquidation Proceeding” means: (a) any case commenced by or against any Loan Party under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Loan Party, any receivership or assignment for the benefit of creditors relating to any Loan Party or any similar case or proceeding relative to any Loan Party and its creditors, as such, in each case whether or not voluntary,(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Loan Party, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, or (c) any other proceeding of any type or nature in which substantially all claims of creditors of any Loan Party are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(vi)(E).

“Intercreditor Agreement” means a pari passu or junior lien intercreditor agreement, as applicable, in either case, in form and substance reasonably acceptable to the Administrative Agent.

“Interest Coverage Ratio” means, for any Test Period, the ratio of (a) Consolidated Adjusted EBITDA for the Test Period then most recently ended to (b) the sum of (i) consolidated interest expense (as defined in GAAP) (inclusive of any such interest expense with respect to the Vault Cash Agreement included in the calculation of Consolidated Adjusted EBITDA) net of interest income for such Test Period plus (ii) interest costs associated with derivative instruments not otherwise included in interest expense, but excluding any non-cash change in value of derivative instruments and non-cash derivative instruments fair value adjustments, in each case, of the Parent and its Restricted Subsidiaries for such Test Period.  Gains and losses arising out of the termination of derivative instruments shall not constitute interest expense or interest costs.  Consolidated interest expense shall exclude the interest expense and any such interest costs of each Unrestricted Subsidiary and all Subsidiaries of Unrestricted Subsidiaries.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date (provided,  however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates), and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders required to fund such Loan; provided that:     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day,      (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made and (iv) notwithstanding the foregoing, the initial Interest Period for any Eurodollar Rate Loan made on the Closing Date may end on June 30, 2017.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Subsidiary) or in favor of an L/C Issuer and relating to such Letter of Credit.

“Latest Maturity Date” means, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date applicable to any such Loans or Commitments hereunder at such time, in each case, as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Jefferies Finance LLC, in its capacity as issuer of Letters of Credit hereunder, any other Lender approved by the Borrower and the Administrative Agent or any successor issuer of Letters of Credit hereunder.  Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate or such branch with respect to Letters of Credit issued by such Affiliate or such branch.  Jefferies Finance LLC (or one of its Affiliates) will cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by Jefferies Finance LLC (or one of its Affiliates) for all purposes under the Loan Documents.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCT Election” has the meaning specified in Section 1.07.

“LCT Test Date” has the meaning specified in Section 1.07.

“Lead Arranger” means Jefferies Finance LLC (acting through any of its affiliates or branches that it deems appropriate), in its capacity as sole lead arranger and book manager.

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender and each L/C Issuer.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Maturity Date then in effect for the Revolving Credit Facility.

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $10,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease or capital lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means (a) any Permitted Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing and/or (b) any redemption or repayment of Indebtedness requiring irrevocable notice in advance of such redemption or repayment.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan (including any Incremental Term Loans, any Extended Term Loans, loans made pursuant to any Additional Revolving Credit Commitment or loans made pursuant to Extended Revolving Credit Commitments, any Refinancing Term Loans or any loans made pursuant to Refinancing Revolving Credit Commitments).

“Loan Documents” means this Agreement, each Note, each Issuer Document, any Incremental Amendment, any Incremental Assumption Agreement, any Intercreditor Agreement, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15, the Fee Letter (other than for purposes of Section 11.01), the Guaranty, the Collateral Documents, each Letter of Credit Application, any Refinancing Amendment, and any other amendment or joinder to this Agreements, and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document”.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of the Parent and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Parent and the other Loan Parties, taken as a whole, to perform their payment obligations under this Agreement or (c) the material rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

“Material Real Properties” has the meaning specified in Section 7.13(c).

“Maturity Date” means (a) with respect to the Term B Loans, the seventh anniversary of the Closing Date (the “Stated Term B Maturity Date”); provided, that, if on the date that is 91 days prior to the maturity date for the Senior Unsecured Notes (the “Senior Unsecured Notes Maturity Date”), any Senior Unsecured Notes remain outstanding (unless, prior to such date, all outstanding Senior Unsecured Notes have been either defeased or satisfied and discharged (in either case) in accordance with their terms) and the Senior Unsecured Notes Maturity Date has not been extended (by amendment, a permitted refinancing or otherwise) to a date that is at least six months after the Stated Term B Maturity Date, then the Term B Loans shall mature on the date that is 91 days before the Senior Unsecured Notes Maturity Date (such date, the “Springing Term B Maturity Date”), (b) with respect to the Revolving Credit Facility, the fifth anniversary of the Closing Date; provided, that, if on the date that is 121 days prior to the Senior Unsecured Notes Maturity Date, any Senior Unsecured Notes remain outstanding (unless, prior to such date, all outstanding Senior Unsecured Notes have been either defeased or satisfied and discharged (in either case) in accordance with their terms) and the Senior Unsecured Notes Maturity Date has not been extended (by amendment, a permitted refinancing or otherwise) to a date that is at least six months after the Stated Term B Maturity Date, then the Revolving Credit Facility shall mature on the date that is 121 days before the Senior Unsecured Notes Maturity Date, (c) with respect to (i) any Extended Revolving Credit Commitments, the maturity date applicable to such Extended Revolving Credit Commitments in accordance with the terms hereof, (ii) any Incremental Revolving Increase, the maturity date applicable to such Incremental Revolving Increase in accordance with the terms hereof or (iii) any Refinancing Revolving Credit Commitments, the maturity date applicable to such Refinancing Revolving Credit Commitments in accordance with the terms hereof or (d) with respect to any (i) Extended Term Loan, the maturity date applicable to such Extended Term Loan in accordance with the terms hereof, (ii) Incremental Term Loan, the maturity date applicable to such Incremental Term Loan in accordance with the terms hereof or (iii) any Refinancing Term Loan, the maturity date applicable to such Refinancing Term Loan in accordance with the terms hereof; provided,  however, that if such date is not a Business Day, the applicable Maturity Date shall be the immediately preceding Business Day.

“Maximum Incremental Facilities Amount” means at any date of determination, the sum of (a) $125,000,000 (minus, without duplication, amounts incurred or commitments obtained prior to the date of determination in respect of all Incremental Facilities and Incremental Equivalent Debt in reliance on this clause (a)) (the “Fixed Incremental Amount”), plus (b) an additional unlimited amount if, after giving pro forma effect to the incurrence of such additional amount, the Consolidated Secured Leverage Ratio calculated on a Pro Forma Basis is equal to or less than 3.75:1.00 (assuming all such additional amounts (and all refinancings thereof) were secured, whether or not so secured, and including for this purpose the full amount of any Incremental Revolving Increase (whether or not borrowed)) (the “Incremental Ratio Amount”); provided that (i) capacity under the Incremental Ratio Amount shall be deemed used before capacity under the Fixed Incremental Amount and (ii) Incremental Facilities and Incremental Equivalent Debt may be incurred under any of the Fixed Incremental Amount and the Incremental Ratio Amount, and proceeds from any such incurrence under any of the Fixed Incremental Amount and the Incremental Ratio Amount may be utilized in a single transaction by first calculating the incurrence under the Incremental Ratio Amount without giving effect to any concurrent incurrence under the Fixed Incremental Amount.

“Maximum Rate” has the meaning specified in Section 11.09.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of each L/C Issuer with respect to Letters of Credit issued by it and outstanding at such time, and (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i),  (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including Parent or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means, with respect to (A) any Disposition or any Extraordinary Loss, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and excluding business interruption and delay in completion insurance proceeds) over (b) the sum of (i) the amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with such transaction (other than (x) Indebtedness under the Loan Documents and other Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Loans and (y) Indebtedness that is secured by the Collateral on a junior basis to the Loans), including secured Indebtedness repaid in order to obtain a necessary consent to such Disposition or Extraordinary Loss or required to be repaid by applicable law, (ii) the reasonable out-of-pocket expenses incurred by the Parent or any Restricted Subsidiary (in each case, other than Indebtedness described in clause (x) or (y) in the parenthetical above in this clause (b)(i)) in connection with such transaction, (iii) all federal, state, provincial, foreign and local taxes arising in connection with such Disposition or Extraordinary Loss that are paid or required to be accrued as a liability under GAAP by the Parent or its Restricted Subsidiaries, and (iv) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Disposition or Extraordinary Loss which would otherwise constitute Net Cash Proceeds, and (B) in the case of any issuance of Equity Interests or Indebtedness, the aggregate cash payments received by the Parent and its Restricted Subsidiaries less customary fees, taxes and expenses (including legal fees, investment banking fees, costs, underwriting discounts and commissions) incurred by the Parent and its Restricted Subsidiaries in connection therewith,.

“Non-Consenting Lender” has the meaning specified in Section 11.01.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Loan Party” means any Restricted Subsidiary of the Borrower that is not a Loan Party.

“Note” means a Revolving Credit Note, a Term B Note or a Swing Line Note.

“Not Otherwise Applied” means, with reference to any amount of Excess Cash Flow, that such amount was not required to be applied to prepay the Loans pursuant to Section 2.05(f).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees or expenses are allowed or allowable claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” has the meaning specified in Section 6.19.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Parent” has the meaning specified in the recitals hereto.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA, including a Multiple Employer Plan), other than a Multiemployer Plan, that is sponsored or maintained by the Parent or any ERISA Affiliate, or to which the Parent or any ERISA Affiliate contributes or has an obligation to contribute, or has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means a certificate in the form of Exhibit G hereto or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Permitted Acquisition” means any Investment pursuant to Section 8.04(e).

“Permitted Investments” has the meaning specified in Section 8.02.

“Permitted Liens” has the meaning specified in Section 8.01.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace or refund any Indebtedness permitted under Sections 8.03(c) and (h), or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, (b) such extension, refinancing, renewal, replacement or refunding does not (i) increase the amount of such Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or refunding, unless (for the avoidance of doubt) such increase is otherwise expressly permitted under a separate sub-clause of Section 8.03 or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being extended, refinanced, renewed, replacement or refunding, (c) such Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being extended, renewed, refinanced, replaced or refunded and (d) such Indebtedness does not have any guarantors in respect thereof other than a Guarantor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan) established or maintained by the Parent or to which the Parent is required to contribute on behalf of any of its employees or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, established or maintained by any ERISA Affiliate or to which any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 7.02.

“Pledged Properties” means any real properties constituting Material Real Properties required to be mortgaged pursuant to Section 7.13, together in each case with all fixtures, personal property and other improvements now existing or to be constructed on any of such properties (exclusive of any Gaming Licenses or equipment to the extent the pledge thereof is prohibited by local law or contract).

“Pricing Grid” means the table set forth below:

Consolidated Secured Leverage Ratio	Applicable Commitment Fee Rate
> 3.00:1.00	0.50%
≤ 3.00:1.00	0.375%

Changes in the Applicable Commitment Fee Rate resulting from changes in the Consolidated Secured Leverage Ratio shall become effective on the date on which financial statements and the Compliance Certificate are delivered to the Lenders pursuant to Section 7.01 and Section 7.02(b) and shall remain in effect until the next change to be effected pursuant to this paragraph.  If any financial statements or the Compliance Certificate referred to above are not delivered within the time periods specified in Section 7.01 or Section 7.02(b), then, at the option of (and upon the delivery of notice (telephonic or otherwise) by) the Administrative Agent or the Required Lenders, until such financial statements or the Compliance Certificate are delivered, the Consolidated Secured Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 3.00 to 1.00.  In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Secured Leverage Ratio shall for the purposes of the Pricing Grid be deemed to be greater than 3.00 to 1.00.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that (a) the Consolidated Secured Leverage Ratio set forth in any Compliance Certificate delivered for any period is inaccurate for any reason and the Obligations remain outstanding (other than contingent indemnifications obligations not yet due and owing) and (b) a proper calculation of the Consolidated Secured Leverage Ratio would have resulted in a higher Applicable Commitment Fee Rate for any period, then, for all purposes of this Agreement, the Applicable Commitment Fee Rate for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined higher Consolidated Secured Leverage Ratio for such period, and any shortfall in the fee theretofore paid by the Borrower for the relevant period as a result of the miscalculation of the Consolidated Secured Leverage Ratio shall be due and payable within five Business Days after the Borrower obtains knowledge (including by way of notification thereof from the Administrative Agent) that the Consolidated Secured Leverage Ratio was inaccurately computed; provided, that if an Event of Default under Section 9.01(f) or (g) then exists, such additional fee shall be deemed to have been due and payable under clause (b) above at the time the fee for such period was required to have been paid on the same basis as if the Consolidated Secured Leverage Ratio had been accurately set forth in such Compliance Certificate (together with all amounts owing as default interest thereon).  Upon the payment in full of any accrued additional fee pursuant to this paragraph, any Default or Event of Default that may have arisen solely as a result of the Compliance Certificate miscalculating the Consolidated Secured Leverage Ratio for purposes of calculating the Applicable Commitment Fee Rate (but not for purposes of calculating the Financial Covenant or as a result of any other inaccuracy or misrepresentation set forth in such Compliance Certificate) shall be deemed cured.

“Prime Rate” means, for any day, the prime rate published in The Wall Street Journal for such day; provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, “Prime Rate” shall mean the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by the Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates); each change in the Prime Rate shall be effective on the date such change is effective.  The prime rate is not necessarily the lowest rate charged by any financial institution to its customers.

“Pro Forma Basis” means, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent the same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition, another Permitted Investment or a Restricted Payment) after the first day of the relevant Calculation Period or Test Period, as the case may be, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Test Period or Calculation Period, as the case may be, as if such Indebtedness had been retired or repaid on the first day of such Test Period or Calculation Period, as the case may be, and (z) any Permitted Acquisition, other similar Permitted Investment or any Disposition then being consummated as well as any other Permitted Acquisition, other similar Permitted Investment or any other Disposition if consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Permitted Acquisition or Disposition, as the case may be, then being effected, with the following rules to apply in connection therewith:

(i)      all Indebtedness (x) (other than revolving Indebtedness, except to the extent the same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions, other Permitted Investments or Restricted Payments) incurred or issued after the first day of the relevant Test Period or Calculation Period (whether incurred to finance a Permitted Acquisition, another Permitted Investment or Restricted Payments, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period or Calculation Period, as the case may be, shall be deemed to have been retired or redeemed on the first day of such Test Period or Calculation Period, as the case may be, and remain retired through the date of determination;

(ii)      all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and

(iii)      in making any determination of Consolidated Adjusted EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Permitted Acquisition, other similar Permitted Investment or any Disposition if effected during the respective Calculation Period or Test Period as if the same had occurred on the first day of the respective Calculation Period or Test Period, as the case may be, taking into account, in the case of any Permitted Acquisition or other similar Permitted Investment, adjustments appropriate, in the reasonable determination of the Borrower as set forth in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, to reflect reasonably identifiable and factually supportable operating expense reductions and other operating improvements or synergies reasonably expected to result from any action taken or expected to be taken within six fiscal quarters after the date of any Permitted Acquisition, other similar Permitted Investment or Disposition (including, to the extent applicable, from the Transaction) (subject to the limitations in the penulitmate sentence of the definition of Consolidated Adjusted EBITDA).

“Pro Rata Extension Offers” has the meaning specified in Section 2.17(a).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Proposed Change” has the meaning specified in Section 11.01.

“Public Lender” has the meaning specified in Section 7.02.

“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Refinancing” means the refinancing transactions described in Section 4.01(d).

“Refinanced Debt” has the meaning specified in Section 2.18.

“Refinancing Amendment” has the meaning specified in Section 2.18.

“Refinancing Effective Date” has the meaning specified in Section 2.18.

“Refinancing Equivalent Debt” means any senior secured or junior secured or unsecured Indebtedness by the Borrower after the Closing Date through an incurrence of term loans or through a public offering or private offering of debt securities, provided that, (a) such Indebtedness shall not have a greater principal amount than the principal amount of the applicable Refinanced Debt plus accrued and unpaid interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, original issue discount and upfront fees associated with the refinancing, plus additional amounts otherwise permitted to be incurred at such time under Section 8.03; (b) subject to clause (i) below, such Indebtedness may be secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations or may be secured by a Lien ranking junior to the Lien on the Collateral securing the Obligations or may be unsecured; (c) such Refinancing Equivalent Debt is not secured by any collateral other than the Collateral securing the Obligations; (d) such Refinancing Equivalent Debt does not mature on or prior to the Latest Maturity Date of, or have a shorter weighted average life to maturity than, the applicable Refinanced Debt; (e) the covenants, events of default, guarantees, collateral and other terms of such Refinancing Equivalent Debt (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Parent and its Restricted Subsidiaries than those applicable to the applicable Refinanced Debt (it being understood to the extent that any financial maintenance covenant is added for the benefit of any Refinancing Equivalent Debt, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Facility); (f) a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements; (g) no Person may guaranty the applicable Refinanced Debt other than a Guarantor, (h) if such Refinancing Equivalent Debt is secured by Collateral, a Representative of the holders of such

Refinancing Equivalent Debt shall have become party to or otherwise subject to the provisions of an Intercreditor Agreement, (i) such Indebtedness (I) shall have the same or more junior rank in right of payment as the applicable Refinanced Debt and (II) shall be secured solely by the Collateral and shall have the same or more junior rank in right of security as the applicable Refinanced Debt (and, to the extent subordinated in right of payment or security to the Obligations, shall be subject to a subordination agreement that is reasonably satisfactory to the Administrative Agent or an Intercreditor Agreement, as applicable), it being understood and agreed that, for the avoidance of doubt, if the applicable Refinanced Debt was unsecured, such Indebtedness also shall be unsecured, and (j) the Net Cash Proceeds of such Refinancing Equivalent Debt shall be used substantially concurrently with the incurrence thereof to prepay the applicable Refinanced Debt.  Notes issued by any Loan Party in exchange for any Indebtedness issued in connection with the issuance of Refinancing Equivalent Debt in accordance with the terms of a registration rights agreement entered into in connection with the incurrence of such Refinancing Equivalent Debt shall also be considered Refinancing Equivalent Debt.

“Refinancing Facilities” has the meaning specified in Section 2.18.

“Refinancing Lenders” has the meaning specified in Section 2.18.

“Refinancing Revolving Credit Commitments” has the meaning specified in Section 2.18.

“Refinancing Revolving Credit Lenders” has the meaning specified in Section 2.18.

“Refinancing Term Lender” has the meaning specified in Section 2.18.

“Refinancing Term Loan” has the meaning specified in Section 2.18.

“Register” has the meaning specified in Section 11.06(c).

“Reinvest” means the application of funds for any of the following purposes:  (a) to reinvest in Property (other than cash, Cash Equivalents or securities) to be owned by the Parent or a Restricted Subsidiary and used in a business permitted by Section 8.07, (b) to pay the costs of improving, restoring, replacing or developing any Property owned by the Borrower or a Restricted Subsidiary which is used in a business permitted by Section 8.07 or (c) to fund one or more Investments in any other Person engaged primarily in a business permitted by Section 8.07 (including the acquisition from third parties of Equity Interests of such Person) as a result of which such other Person becomes a Restricted Subsidiary.  For the avoidance of doubt, funds expended by the Borrower or any of its Restricted Subsidiaries for any of the foregoing purposes after the applicable Disposition or the Extraordinary Loss, regardless of the timing of receipt of any insurance proceeds or other payment that is included in the computation of Net Cash Proceeds, shall be included in the computation of funds that have been Reinvested.

“Related Business” means the businesses conducted (or proposed to be conducted) by the Parent and its Subsidiaries on the Closing Date and any and all reasonably related businesses necessary for, in support, furtherance or anticipation of and/or ancillary or complimentary to or in preparation for, such business.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and their respective partners, directors, officers, employees, agents, trustees, shareholders, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning specified in Section 10.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Representative” means, with respect to any Incremental Equivalent Debt or Refinancing Equivalent Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Repricing Transaction” means the prepayment (including repricings or refinancings) of all or a portion of the Term B Loans with proceeds from the incurrence by the Parent or any of its Subsidiaries of any new Indebtedness having a Yield that is less than the Yield of the Term B Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the Yield of the Term B Loans; provided that any refinancing of Term B Loans shall not constitute a Repricing Transaction if such refinancing is in connection with (a) any Transformative Acquisition or (b) a transaction that would result in a Change of Control.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, at any time, Revolving Credit Lenders having unused Revolving Credit Commitments and Revolving Credit Exposure representing more than 50% of the aggregate unused Revolving Credit Commitments and Revolving Credit Exposure of all Revolving Credit Lenders at such time.  The Revolving Credit Commitments and Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Revolving Credit Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Term B Lenders” means, at any time, Lenders holding more than 50% of the Term B Facility at such time.  The portion of the Term B Facility held by any Defaulting Lender shall be disregarded in determining Required Term B Lenders at any time.

“Resignation Effective Date” has the meaning specified in Section 10.06(a).

“Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer or treasurer of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted” means, when referring to cash or Cash Equivalents of the Parent or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Parent or such Restricted Subsidiary (unless such appearance is related to the Loan Documents (or the Liens created thereunder), (b) are subject to any Lien in favor of any person other than the Collateral Agent for the benefit of the Secured Parties, (c) is vault cash supplied pursuant to the Vault Cash Agreement or is cash that is to be used to settle a settlement liability under the Vault Cash Agreement or (d) are set aside, held in trust, or held by a third-party representative or escrow agent, in each case, as described in clause (b) or (c) of the definition of Defeased Indebtedness.

“Restricted Amount” has the meaning specified in Section 2.05(k).

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Parent or any Restricted Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or of any option, warrant or other right to acquire any such capital stock or other Equity Interest, or (c) any prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity thereof of any unsecured Indebtedness incurred pursuant to Section 8.03(g),  (h),  (i) or (l), Indebtedness secured on a basis junior to the Liens securing the Obligations incurred pursuant to Section 8.03(g) or (l) and Subordinated Indebtedness, excluding a refinancing of such Indebtedness (or a portion thereof) permitted by this Agreement.

“Restricted Subsidiary” means each Subsidiary of the Parent that is not an Unrestricted Subsidiary.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name in the column labeled “Revolving Credit Commitment” on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time, as such amount may be decreased pursuant to Section 2.06 or increased pursuant to Section 2.14.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have been terminated, has any Revolving Credit Exposure at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(a).

“Revolving Note” means a promissory note made by the Borrower to a Revolving Credit Lender evidencing that Revolving Credit Lender’s Revolving Credit Commitment, substantially in the form of Exhibit C-1, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed or extended.

“Revolving Pro Rata Extension Offers” has the meaning specified in Section 2.17(a).

“S&P” means S&P Global Inc., and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate Swap Contract permitted hereunder that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” has the meaning specified in Section 4.01(a)(viii).

“Senior Unsecured Notes” means the Borrower’s 10.00% senior unsecured notes due 2022 issued pursuant to the Senior Unsecured Notes Indenture.

“Senior Unsecured Notes Indenture” means Indenture, dated as of December 19, 2014, among the Borrower, the Guarantors and Deutsche Bank Trust Company Americas, as trustee and collateral agent, and governing the Senior Unsecured Notes.

“Senior Unsecured Notes Maturity Date” has the meaning specified in the definition of Maturity Date.

“Significant Subsidiary” means each Restricted Subsidiary (including such Restricted Subsidiary’s interest in its direct and indirect Restricted Subsidiaries) of the Parent that

(a)      accounted for at least 5% of Consolidated Gross Revenue of the Parent and its Restricted Subsidiaries or 5% of Consolidated Adjusted EBITDA of the Parent and its Restricted Subsidiaries, in each case for the four fiscal quarters of the Parent ending on the last day of the last fiscal quarter of the Parent immediately preceding the date as of which any such determination is made, or

(b)      has assets which represent at least 5% of the consolidated total assets of the Parent and its Restricted Subsidiaries as of the last day of the last fiscal quarter of the Parent immediately preceding the date as of which any such determination is made.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on the sum of its debts and other liabilities, including contingent liabilities, (c) such Person has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise), (d) such Person does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted (and reflected in the projections delivered to the Administrative Agent and the Lenders) and are proposed to be conducted following the Closing Date, and (e) such Person is “solvent” within the meaning given to that term and similar terms under the Bankruptcy Code of the United States and applicable laws relating to fraudulent transfers and conveyances.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Springing Term B Maturity Date” has the meaning specified in the definition of Maturity Date.

“Stated Term B Maturity Date” has the meaning specified in the definition of Maturity Date.

“Subordinated Indebtedness” means all unsecured Indebtedness of the Borrower or any Guarantor for money borrowed which is subordinated in right of payment, upon terms reasonably satisfactory to the Administrative Agent, in right of payment to the payment in full in cash of all Obligations.

“Subsequent Transaction” has the meaning specified in Section 1.07.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Jefferies Finance LLC in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Note” means the promissory note made by the Borrower to the Swing Line Lender, substantially in the form of Exhibit C-3, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed or extended.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Facility.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Commitment” means, as to each Term B Lender, its obligation to make Term B Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name in the column labeled “Term B Commitment” on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B Facility” means, at any time, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time, in each case as such amount may be increased pursuant to Section 2.14.

“Term B Lender” means at any time, any Lender that holds Term B Loans at such time.

“Term B Loan” has the meaning specified in Section 2.01(b).

“Term B Note” means a promissory note of the Borrower payable to the order of any Term B Lender, substantially in the form of Exhibit C-2, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Loan made by such Lender, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed or extended.

“Term Pro Rata Extension Offers” has the meaning specified in Section 2.17(a).

“Test Period” means each period of four consecutive fiscal quarters of the Parent then last ended, in each case taken as one accounting period.

“Threshold Amount” means $20,000,000.

“Title Company” means any title insurance company that may be reasonably acceptable to the Administrative Agent and the Collateral Agent.

“Title Policies” has the meaning specified in Section 7.13(c)(ii).

“Total Credit Exposure” means, as to any Lender at any time, the sum of the unused Commitments, Revolving Credit Exposure and the aggregate principal amount of outstanding Term B Loans of such Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and all L/C Obligations.

“Total Refinancing Revolving Outstandings” means the aggregate outstanding amount of all Refinancing Revolving Credit Loans.

“Tranche” means the Revolving Credit Loans or Revolving Credit Commitments, as applicable, on one hand, and the Term B Loans, on the other hand.

“Transactions” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party and the incurrence of the Loans on the Closing Date, (b) the consummation of the Refinancing on the Closing Date, and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Transformative Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms hereof immediately prior to the consummation of such acquisition or (b) if permitted by the terms hereof immediately prior to the consummation of such acquisition, would not provide adequate flexibility to the Parent and its Restricted Subsidiaries under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Parent acting in good faith.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.”  mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary designated by the Parent as an Unrestricted Subsidiary pursuant to Section 7.22 after the Closing Date.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“USA Patriot Act” has the meaning specified in Section 6.20.

“Vault Cash Agreement” means the Contract Cash Solutions Agreement, dated as of November 12, 2010, by and between the Borrower and Wells Fargo Bank, N.A., as such Vault Cash Agreement has been, and may be, amended, modified or supplemented from time to time.  The term “Vault Cash Agreement” shall include any successor vault cash custody agreement reasonably acceptable to the Administrative Agent with the same or another Vault Cash Provider.

“Vault Cash Provider” means Wells Fargo Bank, N.A., any of its bank Affiliates listed on Exhibit A of the Vault Cash Agreement or another banking institution reasonably satisfactory to the Administrative Agent, as a provider of vault cash under the Vault Cash Agreement or other person under a bailment arrangement reasonably satisfactory to the Administrative Agent.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In

Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield” means, as to any indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Eurodollar Rate or Base Rate floor (solely to the extent greater than 1.00% or 2.00%, respectively), or otherwise, in each case, incurred or payable generally to all the lenders of such indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided further that “Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees and similar fees (regardless of whether paid in whole or in part to one or more, but not all, lenders) or other fees not paid generally to all lenders of such indebtedness.

1.02      Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03      Accounting Terms.

(a)        Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of the Financial Covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)        Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.04      Rounding.  Any financial ratios required to be maintained by the Parent pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05      Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06      Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided,  however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07      Limited Condition Transactions.  In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement (other than determining actual (versus pro forma) compliance with the Financial Covenant) which is subject to a default or an event of default qualifier (including any representation and warranty related thereto) or requires the calculation of any financial ratio or test, in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder (or any such representation, warranty, requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default (other than with respect to any Event of Default under Section 9.01(a) or (f))) shall be deemed to be the date the definitive agreements or the date of delivery of the notice of redemption, as the case may be, for such Limited Condition Transaction are entered into or delivered, as the case may be (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Parent or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio or test (and any related representations, warranties, requirements and conditions), such ratio or test (and any related representations, warranties, requirements and conditions) shall be deemed to have been complied with (or satisfied).  Upon making an LCT Election, the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent demonstrating compliance on a Pro Forma Basis after giving effect to such Limited Condition Transaction on such LCT Test Date with any relevant ratios or tests.  For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or tests for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio or test, at or prior to the consummation of the relevant Limited Condition Transaction, such tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations.  If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio or test with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Permitted Investment, the making of any Disposition, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio or test shall be required to be satisfied on a Pro Forma Basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) in the case of a Restricted Payment, assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.

1.08      Cashless Rolls.  Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender voluntarily extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Term Loans, Refinancing Term Loans, Extended Term B Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”,  “in immediately available funds”,  “in Cash” or any other similar requirement.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01      Committed Loans.

(a)         Revolving Credit Loans.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make revolving loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that Revolving Credit Loans may be made available on the Closing Date to finance the Refinancing and the fees and expenses related to the Refinancing and this Agreement in an aggregate amount not to exceed $5,000,000; provided,  further, that after giving effect to any Committed Borrowing, (i) the Total Revolving Outstandings shall not exceed the aggregate Revolving Credit Commitments, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment.  Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the

Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a).  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)        Term B Loans.  Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make a single term loan (each such term loan, a “Term B Loan”) to the Borrower on the Closing Date in an aggregate amount not to exceed the amount of such Term B Lender’s Term B Commitment.  The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments.  Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.  Term B Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02      Borrowings, Conversions and Continuations of Committed Loans.

(a)         Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (i) telephone, or (ii) a Committed Loan Notice.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (B) on the requested date of any Borrowing of Base Rate Committed Loans; provided,  however, that if the Borrower wishes to request Eurodollar Rate Loans under any Facility having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders in respect of such Facility of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 11:00 a.m. three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or such other amount as corresponds to any Loan payment.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or such other amount as corresponds to any Loan payment.  Each Committed Loan Notice (whether telephonic or written) shall specify (1) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (2) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of Committed Loans to be borrowed, converted or continued, (4) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (5) whether the Committed Loans to be borrowed, converted or continued are Revolving Credit Loans or Term B Loans and (6) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)        Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided,  however, that if, on the date the Committed Loan Notice with respect to any Borrowing of Revolving Credit Loans is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)        Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of an Event of Default, (i) no Revolving Credit Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Revolving Lenders and (ii) no Term B Loans may be converted to or continued as Eurodollar Rate Loans without the consent of the Required Term B Lenders.

(d)        The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.

(e)        After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans (or such greater number as may be acceptable to the Administrative Agent).

2.03        Letters of Credit.

(a)          The Letter of Credit Commitment.

Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Wholly-Owned Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; provided,  however, in no event shall Jefferies Finance LLC or any of its affiliates or designees be required to issue any commercial Letters of Credit hereunder, and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Wholly-Owned Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the aggregate Revolving Credit Commitments, (y) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the immediately preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)      any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)      subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (1) the applicable L/C Issuer has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer;

(C)      the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) the applicable L/C Issuer has approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer;

(D)      the issuance of the Letter of Credit would violate one or more policies of the applicable L/C Issuer applicable to letters of credit generally;

(E)      the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

(F)      except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, the Letter of Credit is in an initial stated amount less than $25,000;

(G)      the Letter of Credit is to be denominated in a currency other than Dollars; or

(H)      any Revolving Credit Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting

Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b)          Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer.  Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer:  (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable L/C Issuer may require.  Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may require.

Promptly after receipt of any Letter of Credit Application, each L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless an L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Wholly-Owned Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided,  however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) of Section 2.03(a) or otherwise), or it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (A) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (B) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)          Drawings and Reimbursements; Funding of Participations.

Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the Business Day immediately following any payment by an L/C Issuer under a Letter of Credit issued by it (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Percentage of such Unreimbursed Amount.  In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans under the Revolving Credit Facility to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower that is a Revolving Credit Loan in such amount.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.

Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.

Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse each L/C Issuer for amounts drawn under Letters of Credit issued by it, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided,  however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse an L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of an L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)          Repayment of Participations.

At any time after an L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Administrative Agent.

If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by an L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Revolving Credit Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)          Obligations Absolute.  The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)      any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)      the existence of any claim, counterclaim, setoff, defense or other right that the Parent or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)      any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)      waiver by any L/C Issuer of any requirement that exists for any L/C Issuer’s protection and not the protection of the Borrower or any waiver by any L/C Issuer which does not in fact materially prejudice the Borrower;

(v)      honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)      any payment made by an L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code, the ISP or the UCP, as applicable;

(vii)      any payment by an L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)      any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against an L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)          Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Revolving Lenders or Revolving Credit Lenders, as applicable; (ii) any action taken or omitted unless taken or omitted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided,  however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e);  provided,  however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision).  In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)          Cash Collateral.   If an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Borrowing cannot then be met, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn (and arrangements that are reasonably satisfactory to the applicable L/C Issuer have not otherwise been made), (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Required Revolving Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 9.02, (iv) if, after the issuance of any Letter of Credit, any Lender becomes a Defaulting Lender or (v) an Event of Default set forth under Section 9.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize (A) the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be) or (B) in the case of clause (iv) above, each L/C Issuer’s Fronting Exposure with respect to the then Outstanding Amount of all L/C Obligations in respect of Letters of Credit issued by it (determined as of the date such Lender becomes a Defaulting Lender), and shall do so not later than 4:00 p.m., on (x) in the case of the immediately preceding clauses (i) through (iv), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 p.m., or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (v), the Business Day on which an Event of Default set forth under Section 9.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day.  The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents.  If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (I) such aggregate Outstanding Amount over (II) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer.  To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.

(h)          Applicability of ISP and UCP; Limitation of Liability.  Unless otherwise expressly agreed by an L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and each L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (“BAFT-IFSA”), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)          Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.16, with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each Letter of Credit equal to the Applicable Rate for Revolving Credit Loans that are Eurodollar Rate Loans times the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (A) due and payable on the fifth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (B) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders (or immediately upon the occurrence of an Event of Default under Section 9.01(f)), while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)          Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit).  Such fronting fee shall be computed on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the fifth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)          Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)           Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Wholly-Owned Restricted Subsidiary, the Borrower shall be obligated to reimburse each L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit at the Borrower’s request for the account of Wholly-Owned Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04      Swing Line Loans.

(a)        The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.04, may in its sole discretion make revolving loans (each such revolving loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Revolving Credit Lender acting as the Swing Line Lender, may exceed the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided,  however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the aggregate Revolving Credit Commitments, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Upon notice from the Swing Line Lender following the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Percentage times the amount of such Swing Line Loan.

(b)        Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (i) telephone or (ii) by a Swing Line Loan Notice.  Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000, and (B) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (1) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c)          Refinancing of Swing Line Loans.

The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Committed Loan in an amount equal to such Revolving Credit Lender’s Applicable Revolving Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.

No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)         Repayment of Participations.

At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swing Line Lender.

If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)         Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swing Line Lender.

(f)          Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05      Prepayments.

(a)         The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty (except as set forth in the second proviso to this sentence or as otherwise agreed with any Lenders in respect of any increase in the Facilities pursuant to Section 2.14); provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one Business Day prior to any date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; provided,  further, that, in the event that on or prior to the six-month anniversary of the Closing Date, the Borrower (x) makes any prepayment of Term B Loans in connection with any Repricing Transaction (including pursuant to Section 2.05(e)), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each Term B Lender, (I) in the case of clause (x), a prepayment premium in an amount equal to 1.00% of the principal amount so prepaid and (II) in the case of clause (y), a payment equal to 1.00% of the aggregate principal amount of the Term B Loans outstanding immediately prior to such amendment that have been repriced.  Each such notice shall specify the date and amount of such prepayment, the Type(s) of Committed Loans to be prepaid, whether the Committed Loans to be repaid are Revolving Credit Loans or Term B Loans and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.16, each such prepayment shall be applied to the Committed Loans of the Lenders in respect of the applicable Facility in accordance with their respective Applicable Percentages.  All prepayments of Term B Loans and Incremental Term Loans pursuant to this Section 2.05(a) (i) shall be applied ratably to each such Tranche of Loans (unless the Lenders of any Tranche of Incremental Term Loans have elected a lesser prepayment) and (ii) shall be applied to the scheduled installments of Term B Loans in the manner directed by the Borrower in the respective notice of prepayment (or, in the absence of such direction, in direct order of maturity).

(b)         The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)         If for any reason the Total Revolving Outstandings at any time exceed the aggregate Revolving Credit Commitments then in effect, the Borrower shall immediately prepay Swing Line Loans, and if no Swing Line Loans are (or remain) outstanding, Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided,  however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, the Total Revolving Outstandings exceed the aggregate Revolving Credit Commitments then in effect.

(d)         Within ten Business Days after the receipt by the Parent or any of its Restricted Subsidiaries of Net Cash Proceeds of any Disposition (other than Dispositions expressly permitted under Section 8.05(a),  (b),  (c),  (d),  (f) or (h)) or from any Extraordinary Loss from and after the Closing Date, the Borrower shall repay Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds (such prepayments to be applied as set forth in clause (h) below); provided, that if the Borrower shall certify at the time of such receipt that it, the Parent or any of their Restricted Subsidiaries intends to (i) Reinvest such Net Cash Proceeds within twelve months of such receipt or (ii) enter into a legally binding commitment to Reinvest such Net Cash Proceeds within twelve months following receipt of such Net Cash Proceeds, no later than six months after the end of such twelve month period, the Borrower or such Restricted Subsidiary may use such Net Cash Proceeds for such purposes; provided further, to the extent that the Borrower or such Restricted Subsidiary shall not have (i) Reinvested 100% of such Net Cash Proceeds by not later than twelve months after the receipt thereof or (ii) entered into a legally binding commitment to Reinvest such Net Cash Proceeds within twelve months and Reinvested such Net Cash Proceeds no later than six months after the end of such twelve month period, the Borrower shall use any such remaining Net Cash Proceeds to repay Loans on such date; and provided,  further, the Borrower shall not be required to repay Loans pursuant to this clause (d) unless and until the aggregate amount of Net Cash Proceeds the Borrower is required to use to prepay Loans pursuant to this clause (d) is equal to or greater than $15,000,000 (and at such time, the Borrower shall prepay the Loans using all such Net Cash Proceeds (and not just the portion in excess of $15,000,000)).

(e)         Within five Business Days after the receipt by the Parent or any of its Restricted Subsidiaries of Net Cash Proceeds from the incurrence, issuance or sale by the Parent or any Restricted Subsidiary of Indebtedness (other than Indebtedness expressly permitted by Section 8.03, but including Indebtedness in respect of Refinancing Facilities and Refinancing Equivalent Debt), the Borrower shall repay Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds (such prepayments to be applied as set forth in clause (h) below).

(f)         Within ten Business Days after financial statements have been delivered pursuant to Section 7.01(a) and the related Compliance Certificate has been delivered pursuant to Section 7.02(b), beginning with the fiscal year ending December 31, 2017 (for the period from July 1, 2017 through and including December 31, 2017) and for each fiscal year thereafter, the Borrower shall prepay an aggregate principal amount of Loans (such prepayments to be applied as set forth in clause (h) below) equal to the remainder of (A) 50% of Excess Cash Flow for the fiscal year (or, in the case of fiscal year 2017, such portion thereof) covered by such financial statements minus (B) other than to the extent made with the proceeds of long-term Indebtedness (other than revolving Indebtedness), (i) the aggregate principal amount of voluntary prepayments of Term B Loans made during such fiscal year pursuant to Section 2.05(a), (ii) the aggregate amount of any reduction in the outstanding principal amount of Term B Loans resulting from assignments to the Borrower made during such fiscal year in accordance with Section 11.06(g) (but, in the case of this clause (ii), limited to the amount of cash actually used to purchase principal of such Term B Loans) and (iii) the aggregate principal amount of any voluntary prepayments of Revolving Credit Loans made during such fiscal year pursuant to Section 2.05(a), but, in the case of this clause (iii), only to the extent accompanied by a like voluntary reduction in the Revolving Credit Commitments made during such fiscal year pursuant to Section 2.06(a);  provided that such percentage shall be reduced to 25% if the Consolidated Secured Leverage Ratio as of the last day of the applicable fiscal year was less than or equal to 3.00:1.00; and provided,  further, that no mandatory prepayment under this Section 2.05(f) shall be required if the Consolidated Secured Leverage Ratio as of the last day of the applicable fiscal year was less than or equal to 2.25:1.00.

(g)         [Reserved].

(h)         All prepayments of Loans made pursuant to clauses (d),  (e) and (f) of this Section 2.05 shall be applied first, ratably to the Term B Loans and to each Tranche of outstanding Incremental Term Loans (unless the Lenders under any such Incremental Term Loans have elected to be paid on a less than ratable basis), and second, once the Term B Loans and all Incremental Term Loans have been repaid in full, ratably to repay the Revolving Credit Loans (without any reduction in the Revolving Credit Commitments).

(i)         All prepayments of Term B Loans an each Tranche of Incremental Term Loans shall be applied to the scheduled installments thereof in direct order of maturity.

(j)         The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term B Loans required to be made pursuant to Sections 2.05(d),  (e) and (f) at least three Business Days prior to the date of such prepayment.  Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment.  The Administrative Agent will promptly notify each appropriate Lender of the contents of the Borrower’s prepayment notice and of such appropriate Lender’s Applicable Percentage of the prepayment.  Each Term B Lender may reject all or a portion of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term B Loans required to be made pursuant to Sections 2.05(d) and (f) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment.  Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term B Loans to be rejected by such Lender.  If a Term B Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term B Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term B Loans.  Any Declined Proceeds remaining thereafter shall be retained by the Borrower.

(k)         Notwithstanding any provision under this Section 2.05 to the contrary, (i) any amounts that would otherwise be required to be paid by the Borrower pursuant to Sections 2.05(d) and (f) shall not be required to be so prepaid to the extent of any such Excess Cash Flow that is generated by a Foreign Subsidiary or such Net Cash Proceeds are received by a Foreign Subsidiary, for so long as the repatriation to the United States of any such amounts would be prohibited under any requirement of law or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary (the Borrower agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation), and once such repatriation, unless the provisions of clause (iii) below are applicable, of any such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable requirement of law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for the Persons described above, such repatriation will be promptly effected and such repatriation of Net Cash Proceeds or Excess Cash Flow, as applicable, will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.06 to the extent provided herein (without regard to this clause (k)); and (ii) if the repatriation by a Foreign Subsidiary to the United States of any amount required to mandatorily prepay the Loans pursuant to Sections 2.05(d) and (f) would result in material adverse tax consequences to the Parent or its Restricted Subsidiaries (such amount, a “Restricted Amount”), as reasonably determined by the Borrower, the amount the Borrower shall be required to mandatorily prepay pursuant to Sections 2.05(d) and (f), as applicable, shall be reduced by the Restricted Amount until such time as it may repatriate to the United States such Restricted Amount without incurring such material adverse tax liability; provided, to the extent that the repatriation of any Net Cash Proceeds or Excess Cash Flow from such Foreign Subsidiary would no longer have a material adverse tax consequence, an amount equal to the Net Cash Proceeds or Excess Cash Flow, as applicable, not previously applied pursuant to preceding clauses (i) and (ii) shall be promptly applied to the repayment of the Loans pursuant to this Section 2.06 as otherwise required above (without regard to this clause (k)).  To the extent that any amounts have not been repatriated to the Borrower by operation of this clause (k) within one year from the date of the applicable requirement to prepay the Loans, the Borrower shall not have any further obligations under this clause (k).

2.06      Termination or Reduction of Commitments.

(a)         The Borrower may, upon notice to the Administrative Agent, terminate the aggregate Revolving Credit Commitments and/or the aggregate Refinancing Revolving Credit Commitments, or from time to time permanently reduce the aggregate Revolving Credit Commitments and/or the aggregate Refinancing Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of such termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the aggregate Revolving Credit Commitments or the Refinancing Revolving Credit Commitments, as applicable,  if, after giving effect thereto and to any concurrent prepayments hereunder, (A) in the case of any termination or reduction of Revolving Credit Commitments, the Total Revolving Outstandings would exceed the aggregate Revolving Credit Commitments and/or (B) in the case of any termination or reduction of Refinancing

Revolving Credit Commitments, the Total Refinancing Revolving Outstandings would exceed the aggregate Refinancing Revolving Credit Commitments, and (iv) ) in the case of any termination or reduction of Revolving Credit Commitments, if, after giving effect to any reduction of the aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the aggregate Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the aggregate Revolving Credit Commitments and/or the aggregate Refinancing Revolving Credit Commitments.  All fees accrued until the effective date of any termination of the aggregate Revolving Credit Commitments and/or the aggregate Refinancing Revolving Credit Commitments, as applicable, shall be paid on the effective date of such termination.

(b)        The Term B Commitment of each Term B Lender shall be automatically and permanently reduced to $0 upon the making of such Term B Lender’s Term Loans pursuant to Section 2.01(b).  The Revolving Credit Commitments shall terminate on the Maturity Date therefor.  The Extended Revolving Credit Commitments, any Additional Revolving Credit Commitments and any Refinancing Revolving Credit Commitments shall terminate on the respective maturity dates applicable thereto.

2.07      Repayment of Loans.

(a)        The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of Revolving Credit Loans outstanding on such date.

(b)        The Borrower shall repay to the Swing Line Lender each Swing Line Loan on the earlier to occur of (i) the request of the Swing Line Lender pursuant to Section 2.04(c) and (ii) the Maturity Date.

(c)        Commencing on the last Business Day of September 2017, the Borrower shall repay to the Term B Lenders on the last Business Day of each March, June, September and December, an aggregate principal amount of Term B loans in an amount equal to 0.25% of the initial aggregate principal amount of the Term B Loans incurred on the Closing Date (as such payments may be reduced from time to time as a result of the application of prepayments of Term B Loans pursuant to Sections 2.05 or purchases in accordance with Section 11.06(g)), with the final principal repayment installment of the Term B Loans payable on the Maturity Date, which final payment shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

2.08      Interest.

(a)         Subject to the provisions of clause (b) below, (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Committed Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b)        If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)          Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09       Fees.  In addition to certain fees described in clauses (i) and (j) of Section 2.03:

Commitment Fee.  During the Availability Period, the Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to the Applicable Commitment Fee Rate times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16.  For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the aggregate Revolving Credit Commitments for purposes of determining the commitment fee.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.

Closing Fees.  The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement on the Closing Date, as fee compensation for the funding of such Lender’s Term B Loan and making of such Lender’s Revolving Credit Commitment, a closing fee (the “Closing Fee”) in an amount equal to (x) 0.50% of the stated principal amount of such Lender’s Term B Loan funded on the Closing Date and (y) 1.00% of the stated principal amount of such Lender’s Revolving Credit Commitment on the Closing Date.  Such Closing Fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter and, in the case of the Closing Fee on the Term B Loan, may be, at the option of the Administrative Agent, netted against Term B Loans made by such Lender.

(c)          Other Fees.

The Borrower shall pay to the Lead Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Engagement Letter and the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10      Computation of Interest and Fees.  All computations of interest for Base Rate Loans based on the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11      Evidence of Debt.

(a)         The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)        In addition to the accounts and records referred to in clause (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12      Payments Generally; Administrative Agent’s Clawback.

(a)        General.  All payments to be made by the Borrower under this Agreement and any other Loan Document shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.

Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)         Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to such Borrowing.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders or L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)         Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)         Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)         Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13      Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or premium (if any) or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other applicable Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and premium (if any) and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i)      if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)      the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply other than if effected in accordance with Section 11.06(g)).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14       Incremental Facilities.

(a)         Request for Increase.  Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Facilities (which increase may take the form of (i) one or more new tranches of term loans or increases to the Term B Facility (the “Incremental Term Loans”) or (ii) one or more increases in the amount of Revolving Credit Commitments (each such increase, a “Revolving Credit Commitment Increase”) and/or one or more new tranches of the Revolving Credit Facility (each such new Revolving Credit Facility, an “Additional Revolving Credit Commitment” and together with any Revolving Credit Commitment Increases, the “Incremental Revolving Increase”; together with any Incremental Term Loans, the “Incremental Facilities”) by an amount (for all such requests) not exceeding, when added to the aggregate principal amount of indebtedness incurred pursuant to Section 8.03(l), the Maximum Incremental Facilities Amount; provided that (A)

any such request for Incremental Revolving Increases shall be in a minimum amount of $5,000,000 and (B) any such request for an increase which takes the form of Incremental Term Loans shall be in a minimum amount of $25,000,000 (or, in either case, such lesser amount as may be acceptable to the Administrative Agent or as is equal to all remaining availability under the Maximum Incremental Facilities Amount).

(b)         Notification by Administrative Agent; Additional Lenders.  Any Incremental Facility may, at the option of the Borrower, be provided by existing Lenders or, subject to the approval of the Administrative Agent, each L/C Issuer and the Swing Line Lender to the extent that such approvals would otherwise be required pursuant to Section 11.06(b), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.  For the avoidance of doubt, no existing Lender shall have any obligation to provide any portion of any Incremental Facility.

(c)         Effective Date and Allocations.  If the Facilities are increased in accordance with this Section 2.14, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(d)         Conditions to Effectiveness of Increase.  An Incremental Facility shall become effective as of such Increase Effective Date; provided that (i) no Event of Default exists on such Increase Effective Date immediately after giving effect to such Incremental Facility and the making of any Loans pursuant thereto and any transaction consummated in connection therewith (provided that, in the case of Incremental Term Loans incurred to finance a Limited Condition Transaction, if the Borrower has made an LCT Election, such condition shall be that no Event of Default shall have occurred and be continuing at the LCT Test Date); (ii) any Incremental Revolving Increase shall be on the same terms and pursuant to the same documentation applicable to the Revolving Credit Facility (including the maturity date in respect thereof) (provided the applicable margin applicable thereto may be increased if necessary to be consistent with that for the Incremental Revolving Increase), and (iii) any Incremental Term Loans (A) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term B Loans, (B) shall not mature earlier than the applicable Maturity Date, (C) shall not have a shorter weighted average life to maturity than the weighted average life to maturity of the Term B Loans, (D) except as set forth above, shall be treated substantially the same as the Term B Loans (in each case, including with respect to mandatory and voluntary prepayments unless otherwise agreed by the Lenders providing the applicable Incremental Term Loans), (E) the Applicable Rate for the Incremental Term Loans shall be determined by the Borrower and the applicable new Lenders and (F) the Parent shall be in compliance with the Financial Covenant, calculated on a Pro Forma Basis, as of the last day of the respective Calculation Period (but otherwise subject to Section 1.07 in the case Incremental Term Loans incurred to finance a Limited Condition Transaction); provided,  however, in the event that the Yield for such Incremental Term Loans are greater than the Yield for the Term B Loans by more than 0.50%, the Applicable Rate for the Term B Loans shall be increased to the extent necessary so that the Yield for such Incremental Term Loans (and any other term loan tranche) are not more than 0.50% higher than the Yield for the Term B Loans, provided that (1) the Incremental Term Loans shall be on terms and pursuant to documentation to be determined by the Borrower, provided that, to the extent such terms and documentation are not consistent with the Term B Facility (except to the extent permitted by clauses (i),  (iii)(B),  (iii)(C) and (iii)(E) above), they shall be reasonably satisfactory to the Administrative Agent (it being understood to the extent that any financial maintenance covenant is added for the benefit of any Incremental Term Loans, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Term B Loans) and (2) subject to clauses (B) and (C) above, the amortization schedule applicable to the Incremental Term Loans shall be determined by the Borrower and the Lenders thereof.

(e)        Incremental Amendment.  (i) Commitments in respect of Incremental Term Loans and Additional Revolving Credit Commitments shall become Commitments for all purposes of this Agreement and (ii) Incremental Term Loans and loans under any Additional Revolving Credit Commitment shall become Loans for all purposes of this Agreement, in each case, pursuant to an amendment or an amendment and restatement (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each other Loan Party, each Lender providing such Loans and/or Commitments and the Administrative Agent.  The Incremental Amendment may, without the consent of any other Loan Party, the Administrative Agent or any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14.  The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Amendment and any amendment to any of the other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or Commitments increased or extended pursuant to this Section 2.14 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches (which may include amending and restating the Loan Documents), in each case on terms consistent with this Section 2.14, including any changes to Section 2.07(c) necessary to ensure such Incremental Term Loans are fungible with Term B Loans if such Incremental Term Loans are intended to be of the same Class as the Term B Loans.

(f)        On the date of the making of any Incremental Term Loan that will be of the same Class as the Term B Loans, and notwithstanding anything to the contrary set forth in Section 2.08, such Incremental Term Loan shall be added to (and constitute a part of and be of the same Type as and have, if applicable, the same Interest Period as) each borrowing of outstanding Term B Loans on a pro rata basis (based on the relative sizes of such borrowings), so that each Lender providing such Incremental Term Loans will participate proportionately in each then outstanding borrowing of Term B Loans.

(g)        On the Increase Effective Date of any Revolving Credit Commitment Increase, the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Credit Loans of certain of the Revolving Credit Lenders, and incur additional Revolving Credit Loans from certain other Revolving Credit Lenders, in each case, to the extent necessary so that all of the Revolving Credit Lenders (including those providing Revolving Credit Commitment Increases) participate in each outstanding borrowing of Revolving Credit Loans pro rata on the basis of their respective Revolving Credit Commitments (after giving effect to such Revolving Credit Commitment Increase) and with the Borrower being obligated to pay to the respective Revolving Credit Lenders any costs of the type referred to in Section 3.05 in connection with any such repayment and/or borrowing.

(h)        Conflicting Provisions.  This Section 2.14 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.15      Cash Collateral.

(a)        Certain Credit Support Events.  If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 9.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any written request by the Administrative Agent or the applicable L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)        Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, each L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by a Defaulting Lender).  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts designated in writing by the Administrative Agent to the Borrower.  The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)        Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03,  2.04,  2.05,  2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)        Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided,  however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16      Defaulting Lenders.

(a)        Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)      Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders,” “Required Revolving Lenders,” “Required Term Lenders” and Section 11.01.

(ii)      Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative

Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15;  fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15;  sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders under the applicable Facility on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments hereunder without giving effect to Section 2.16(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)      Certain Fees.

(A)      No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)      Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Revolving Credit Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C)      With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause(B) above, the Borrower shall (x) pay to each

Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non- Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)      Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentage (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non- Defaulting Lender’s Revolving Credit Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)      Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)      Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided,  further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17      Extension Offers.

(a)        Pursuant to one or more offers made from time to time by the Borrower to all Term B Lenders with notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Term B Loans) and on the same terms (“Term Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Term B Lenders from time to time to extend the maturity date of such Lender’s Term B Loans and to otherwise modify the terms of such Lender’s Term B Loans pursuant to the terms of the relevant Term Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Term B Loans and/or modifying the amortization schedule in respect of such Lender’s Term B Loans).  Pursuant to one or more offers made from time to time by the Borrower to all Revolving Credit Lenders with notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Revolving Credit Commitments) and on the same terms (“Revolving Pro Rata Extension Offers” and, together with Term Pro Rata Extension Offers, “Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Revolving Credit Lenders from time to time to extend the maturity date of such Lender’s Revolving Credit Commitments and to otherwise modify the terms of such Lender’s Revolving Credit Commitments pursuant to the terms of the relevant Revolving Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Revolving Credit Commitments). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentences shall mean, (i) when comparing Term Pro Rata Extension Offers, that the Term B Loans are offered to be extended for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same and (ii) when comparing Revolving Pro Rata Extension Offers, that the Revolving Credit Commitments are offered to be extended for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same.  Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement either (x) by implementing an Incremental Term Loan  for such Lender (if such Lender is extending an existing Term B Loan (such extended Term B Loan, an “Extended Term B Loan”)) or an Incremental Revolving Increase for such Lender (if such Lender is extending an existing Revolving Credit Commitment (such extended Revolving Credit Commitment, an “Extended Revolving Credit Commitment”) (provided that, for the avoidance of doubt, the implementation of an Incremental Term Loan or an Incremental Revolving Increase to establish an Extended Term B Loan or an Extended Revolving Credit Commitment shall not count as an Incremental Term Loan or an Incremental Revolving Increase for purposes of calculating the Maximum Incremental Facilities Amount)) or (y) on such other basis as may be agreed to by the Borrower, the Administrative Agent and each Extending Lender.

(b)        The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and/or such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term B Loans and/or Extended Revolving Credit Commitments of such Extending Lender.  Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term B Loans and/or Extended Revolving Credit Commitments; provided that (i) except as to interest rates, fees, amortization, final maturity date, collateral arrangements and voluntary and mandatory prepayment arrangements (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term B Loans shall have (x) the same terms as the Term B Loans, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term B Loans shall be no earlier than the Maturity Date for the Term B Loans, (iii) the weighted average life to maturity of any Extended Term B Loans shall be no shorter than the remaining weighted average life to maturity of the Term B Loans and (iv) except as to interest rates, fees, final maturity, collateral arrangements and voluntary and mandatory prepayment arrangements, any Extended Revolving Credit Commitment shall be a Revolving Credit Commitment with the same terms as the Revolving Credit Loans.  Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent necessary to reflect the existence and terms of the Extended Term B Loans and/or Extended Revolving Credit Commitments evidenced thereby as provided for in Section 11.01 and other changes necessary to preserve the intent of this Agreement.  Any such deemed amendment may, at the Administrative Agent’s or the Borrower’s request, be memorialized in writing by the Administrative Agent and the Borrower and furnished to the other parties hereto.  The Lenders hereby irrevocably authorize the Administrative Agent to enter into an Incremental Assumption Agreement (and/or such other documents) as may be necessary in order establish new Classes of Loans and/or Commitments created pursuant to an Extension, in each case on terms consistent with this Section 2.17, and all such Incremental Assumption

Agreements (and/or such other documents) entered into with the Borrower and the other Loan Parties by the Administrative Agent shall be binding on the Lenders.

(c)        Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term B Loan will be automatically designated an Extended Term B Loan and/or such Extending Lender’s Revolving Credit Commitment will be automatically designated an Extended Revolving Credit Commitment.   For the avoidance of doubt, the commitments and obligations of the Swing Line Lender or any L/C Issuer can only be extended pursuant to an Extension or otherwise with such Person’s consent.

(d)        Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.17), (i) no Extended Term B Loan or Extended Revolving Credit Commitment is required to be in any minimum amount or any minimum increment; provided that the aggregate amount of Extended Term B Loans or Extended Revolving Credit Commitment for any new Class of Term B Loans or Revolving Credit Commitments made in connection with any Pro Rata Extension Offer shall be at least $25,000,000, (ii) any Extending Lender may extend all or any portion of its Term B Loans and/or Revolving Credit Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term B Loan and/or Extended Revolving Credit Commitment), (iii) there shall be no condition to any Extension of any Loan or Revolving Credit Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term B Loan or Extended Revolving Credit Commitment implemented thereby, (iv) the interest rate limitations referred to in the proviso to clause (d)(iii)(E) of Section 2.14 shall not be implicated by any Extension and (v) all Extended Term B Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.

(e)        Each extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

2.18      Refinancing Facilities.

(a)        Request for Loans and Commitments.  Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request (i) a new Class of term loans (the “Refinancing Term Loans”) or (ii) a new Class of revolving credit commitments (the “Refinancing Revolving Credit Commitments”, and together with any Refinancing Term Loans, the “Refinancing Facilities”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, then existing Loans or Commitments (with respect to a particular Refinancing Term Loan or a Refinancing Revolving Credit Commitment, such existing Loans or Commitments, “Refinanced Debt”), which shall occur substantially concurrently with the incurrence of the respective Refinancing Facilities; provided that (A) any such request for Refinancing Revolving Credit Commitments shall be in a minimum amount of $5,000,000 and (B) any such request for Refinancing Term Loans shall be in a minimum amount of $25,000,000 (or, in either case, such lesser amount as may be acceptable to the Administrative Agent).

(b)        Notification by Administrative Agent; Additional Lenders.  Any Refinancing Facility may, at the option of the Borrower, be provided by existing Lenders or, subject to the approval of the Administrative Agent, each L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent.  The Administrative Agent shall have the right to approve all Lenders in connection with Refinancing Term Loans (“Refinancing Term Lenders”) and Refinancing Revolving Credit Commitments (“Refinancing Revolving Credit Lenders”, and together with the Refinancing Term Lenders, “Refinancing Lenders”), which approval shall not be unreasonably withheld, delayed or conditioned.  For the avoidance of doubt, no existing Lender shall have any obligation to provide any portion of any Refinancing Facility.

(c)         Effective Date and Allocations.  If any Facility is refinanced in accordance with this Section 2.18, the Administrative Agent and the Borrower shall determine the effective date (the “Refinancing Effective Date”) and the final allocation of such refinancing.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such refinancing and the Refinancing Effective Date.

(d)         Conditions to Effectiveness of Refinancing.  The terms, provisions and documentation of the Refinancing Term Loans or the Refinancing Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Refinancing Lenders providing such Refinancing Facilities, and except as otherwise set forth herein, to the extent not identical to any Class of Term Loans or Revolving Credit Commitments, as applicable, each existing on the Refinancing Effective Date, shall be consistent with clauses (A) and (B) below, as applicable, and otherwise (i) if more favorable to the existing Lenders under the applicable Class of Term Loans or Revolving Credit Commitments, conformed (or added) in the Loan Documents pursuant to the related Refinancing Amendment, (x) in the case of any Class of Refinancing Term Loans and (y) in the case of any Class of Refinancing Revolving Credit Commitments, for the benefit of the Revolving Credit Lenders, (ii) applicable only to periods after the Latest Maturity Date or (iii) reasonably satisfactory to the Administrative Agent.  In any event:

(A)      the Refinancing Term Loans: (1) as of the Refinancing Effective Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Debt, (2) as of the Refinancing Effective Date, shall not have a weighted average life to maturity shorter than the remaining weighted average life to maturity of the Refinanced Debt, (3) shall have an Applicable Rate, and subject to clauses (d)(A)(1) and (d)(A)(2) above, amortization determined by the Borrower and the applicable Refinancing Term Lenders, (4) shall have fees or other amounts as determined by the Borrower and the applicable Refinancing Term Lenders or arranger(s), (5) shall rank pari passu in right of payment and security with the other Obligations, (6) may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary prepayments or any mandatory prepayments of Loans hereunder that are term loans, (7) shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued but unpaid interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, original issue discount and upfront fees associated with the refinancing, (8) shall not be guaranteed by any Person that is not otherwise a Guarantor, and (9) shall be secured solely by the Collateral; and

(B)      the Refinancing Revolving Credit Commitments: (1) shall rank pari passu in right of payment and security with respect to the other Obligations, (2)(I) shall not have a final scheduled maturity date or commitment reduction date earlier than the Maturity Date or commitment reduction date, respectively, with respect to the Refinanced Debt and (II) shall not have any scheduled amortization or mandatory Commitment reductions prior to the Maturity Date of the Refinanced Debt, (3) shall provide that the borrowing and repayment (except for (I) payments of interest and fees at different rates on

Refinancing Revolving Credit Commitments (and related outstandings), (II) repayments required upon the Maturity Date of the Refinancing Revolving Credit Commitments and (III) repayment made in connection with a permanent repayment and termination of commitments (in accordance with clause (5) below)) of Loans with respect to Refinancing Revolving Credit Commitments after the associated Refinancing Effective Date shall be made on a pro rata basis or less than a pro rata basis (but not more than a pro rata basis) with all other Revolving Credit Commitments then existing on the Refinancing Effective Date, (4) may provide that the permanent repayment of Revolving Credit Loans with respect to, and termination or reduction of, Refinancing Revolving Credit Commitments after the associated Refinancing Facility Closing Date be made on a pro rata basis, less than pro rata basis or greater than pro rata basis with all other Revolving Credit Commitments, (5) shall provide that assignments and participations of Refinancing Revolving Credit Commitments shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments then existing on the Refinancing Effective Date, (6) shall have an Applicable Rate determined by the Borrower and the applicable Refinancing Revolving Credit Lenders, (7) shall have fees or other amounts as determined by the Borrower and the applicable Refinancing Revolving Credit Lenders or arranger(s), (8) shall not be guaranteed by any Person that is not otherwise a Guarantor, and (9) shall not have a greater principal amount of Commitments than the principal amount of the Commitments of the Refinanced Debt, plus accrued but unpaid interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, original issues discount and upfront fees associated with the refinancing.

(e)         Refinancing Amendment.  (i) Commitments in respect of Refinancing Term Loans and Refinancing Revolving Credit Commitments shall become Commitments for all purposes of this Agreement and (ii) Refinancing Term Loans and loans under any Refinancing Revolving Credit Commitment shall become Loans for all purposes of this Agreement, in each case, pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender providing such Loans and/or Commitments and the Administrative Agent.  The Refinancing Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.18.  The Borrower will use the proceeds of the Refinancing Term Loans and Refinancing Revolving Credit Commitments to extend, renew, replace, repurchase, retire or refinance, substantially concurrently, the applicable Refinanced Debt. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Refinancing Amendment and any amendment to any of the other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of any loans under any Refinancing Revolving Credit Commitments, any Refinancing Term Loans, and any Refinancing Revolving Credit Loans pursuant to this Section 2.18 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches (which may include amending and restating the Loan Documents), in each case, on terms consistent with this Section 2.18, including any changes necessary to ensure any such loans are fungible with the applicable Refinanced Debt.

(f)         Conflicting Provisions.  This Section 2.14 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01      Taxes.

(a)         Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to clause (e) below.

If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)        Payment of Other Taxes by the Borrower.  Without limiting the provisions of clause (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)        Tax Indemnifications.  The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(d)         Evidence of Payments.  After any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower or the Administrative Agent shall deliver to the relevant Recipient, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the relevant Recipient.

(e)         Status of Lenders; Tax Documentation.

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A),  (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)      any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)      any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

1.      in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

2.      executed originals of IRS Form W-8ECI;

3.      in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

4.      to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)      any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)      if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)        Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or an L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)        Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02      Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03       Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (ii) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04       Increased Costs; Reserves on Eurodollar Rate Loans.

(a)          Increased Costs Generally.  If any Change in Law shall:

(i)      impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;

(ii)      subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)      impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or any L/C Issuer, the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)         Capital Requirements.  If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c)         Certificates for Reimbursement.  A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)         Delay in Requests.  Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05       Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Eurodollar Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06      Mitigation Obligations; Replacement of Lenders.

(a)        Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment.

(b)        Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, and such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), then the Borrower may replace such Lender in accordance with Section 11.13.

3.07      Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Facilities, repayment of all other Obligations hereunder, and resignation of the Administrative Agent or an L/C Issuer.

ARTICLE IV.

CONDITIONS PRECEDENT

4.01      Conditions to Closing and Effectiveness.  The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders (unless otherwise specified):

(i)      executed counterparts of this Agreement;

(ii)     a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)     at least five Business Days prior to the Closing Date, any such information contemplated by Section 11.18 to the extent any Lender has requested such information from the Borrower at least ten Business Days prior to the Closing Date;

(iv)      executed counterparts of a guaranty agreement (the “Guaranty”) in substantially the form of Exhibit F, duly executed by each Guarantor;

(v)      a certificate of a Responsible Officers of each Loan Party, together with all applicable attachments, certifying as to the following:

(A)      attached thereto is a copy of each Organization Document of such Loan Party executed and delivered by each party thereto and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto,

(B)      set forth therein are the signature and incumbency of the officers or other authorized representatives of such Loan Party authorized to execute and sign the Loan Documents to which it is a party on the Closing Date,

(C)      attached thereto are copies of resolutions of the Board of Directors of such Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, as applicable, in each case, being in full force and effect without modification or amendment and

(D)      attached thereto is a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation and, if different from its jurisdiction of organization, the state in which such Person’s corporate headquarters is located if such Person is qualified to do business in such state, each dated a recent date prior to the Closing Date and certifying as to the good standing of such Loan Party (but only if the concept of good standing exists in the applicable jurisdiction);

(vi)      a security agreement, in substantially the form of Exhibit J (the “Security Agreement”), duly executed by each Loan Party, together with:

(A)      certificates and instruments representing the Collateral described therein accompanied by undated stock powers or instruments of transfer executed in blank,

(B)      Uniform Commercial Code financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C)      copies of Uniform Commercial Code, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Administrative Agent reasonably deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens),

(D)      the Perfection Certificate duly executed by each of the Loan Parties, and

(E)      a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement (as each such term is defined in the Security Agreement and to the extent applicable) (together with each other intellectual property security agreement delivered pursuant to Section 7.13, in each case as amended or supplemented, the “Intellectual Property Security Agreement”), duly executed by each applicable Loan Party, together with evidence that all action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken;

(vii)      an opinion from DLA Piper, counsel for the Loan Parties, dated the Closing Date, and such opinion shall be addressed to each L/C Issuer, the Lead Arranger, the Administrative Agent and the Lenders, substantially in the form previously provided to the Administrative Agent;

(viii)     a certificate attesting to the Solvency of the Parent and its Subsidiaries on a consolidated basis, before and after giving effect to the Transactions, from the Parent’s chief financial officer, substantially in the form of Exhibit I;

(ix)      a certificate of a Responsible Officer of the Parent and the Borrower certifying that the conditions specified in Sections 4.01(c),  (d) (g),  (h) and (i) have been satisfied; and

(x)      Acord insurance certificates evidencing coverage under the insurance policies required by Section 7.06.

(b)        The Administrative Agent and shall have received a Request for Credit Extension in accordance with the requirements hereof.

(c)        Since December 31, 2016, there has not occurred any change, effect, development or circumstance, that individually or in the aggregate, that has had, or could reasonably be expected to have, a Material Adverse Effect.

(d)        The Administrative Agent shall have received evidence reasonably satisfactory (including payoff letters in form and substance reasonably satisfactory to the Administrative Agent) that substantially concurrently with the incurrence of the Term B Loans hereunder on the Closing Date  all Indebtedness of the Parent, the Borrower and their Subsidiaries under the Existing Credit Agreement and the Existing Senior Secured Notes shall have been repaid and/or redeemed in full, together with all fees and other amounts owing thereon, all commitments under the Existing Credit Agreement shall have been terminated and  all security interests in respect of, and

Liens securing, Indebtedness under the Existing Credit Agreement and the Existing Senior Secured Notes created pursuant to the security documentation relating thereto and all guarantees thereunder, shall have been terminated and released, and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent.  Without limiting the foregoing, there shall have been delivered to the Administrative Agent (A) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC or equivalent statute or regulation of each jurisdiction where a financing statement or application for registration (Form UCC-1 or the appropriate equivalent) was filed with respect to the Parent, the Borrower and any of their Subsidiaries in connection with the security interests created with respect to the Existing Credit Agreement and the Existing Senior Secured Notes, (B) terminations or reassignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Parent, the Borrower or any of their Subsidiaries on which filings have been made and (C) terminations of all mortgages, leasehold mortgages, hypothecs and deeds of trust created with respect to property of the Parent, the Borrower or any of their Subsidiaries, in each case, to secure the obligations under the Existing Credit Agreement and the Existing Senior Secured Notes, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(i) All fees required to be paid to the Administrative Agent and the Lead Arranger on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid out of the proceeds of the initial Credit Extension.

The Borrower shall have paid out of the proceeds of the initial Credit Extension all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two Business Days prior to the Closing Date.

After giving effect to the Transactions, the Parent and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) the Loans and other extensions of credit under the Facilities, (ii) the Senior Unsecured Notes, (iii) existing capital leases and (iv) other Indebtedness listed on Schedule 8.03.

The Borrower shall have obtained the approval of the Mississippi Gaming Commission of (i) the pledge by the Parent of the Equity Interests of the Borrower, pursuant to the Security Agreement, (ii) the pledge by Everi Games Holding Inc. of the Equity Interests of Everi Games, Inc. pursuant to the Security Agreement and (iii) the enforceability of Section 8.09 with respect to each of the Parent and the Borrower.

The conditions set forth in Sections 4.02(a) and (b) shall be satisfied on the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has funded a Credit Extension shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

4.02      Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed

Loans to the other Type, or a continuation of Eurodollar Rate Loans) on or after the Closing Date is subject to the following conditions precedent:

The representations and warranties of each Loan Party contained in Article VI and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date); provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they shall be true and correct in all respects.

No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) submitted by the Borrower in connection with a Credit Extension to be made on or after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) (if applicable) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

[RESERVED]

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF PARENT

As of the Closing Date and upon any Credit Extension, the Parent and Borrower represent and warrant to the Administrative Agent and the Lenders that:

6.01      Existence, Qualification and Power; Compliance with Laws.  The Parent and each Restricted Subsidiary (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i),  (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02      Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) except where such conflict, breach or contravention or creation of a Lien could not reasonably be expected to have a Material Adverse Effect, conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) except where such breach or contravention could not reasonably be expected to have a Material Adverse Effect, violate any Law.

6.03      Governmental Authorization; Other Consents.  Except for (a) such authorizations, approvals or notices obtained or delivered as of the Closing Date, (b) authorizations, approvals or notices to or from a Gaming Authority which may subsequently be required in connection with the pledge of any additional Collateral pursuant to Section 7.13 or the enforcement of remedies, (c) the requirement to provide routine post-closing notices and/or copies of Loan Documents to a Gaming Authority, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

6.04      Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general principles of equity.

6.05      Financial Statements; No Material Adverse Effect.

(a)        The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP.

(b)        The unaudited consolidated balance sheet of the Parent and its Subsidiaries dated the last day of the most recent fiscal quarter of the Parent ended at least 45 days prior to the Closing Date, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)        The forecasts of consolidated balance sheets, income statements and cash flow statements of the Parent and its Subsidiaries for each of the fiscal years ending December 31, 2017 through December 31, 2021, copies of which have been furnished to the Administrative Agent prior to the Closing Date, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.

(d)       Since December 31, 2016, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06      Litigation.  Except as specifically disclosed in Schedule 6.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent and the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07      No Default.  Neither the Parent nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

6.08      Ownership of Property; Liens.  Each of the Parent and each Restricted Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of the Parent and its Restricted Subsidiaries is subject to no Liens, other than Liens permitted by Section 8.01.

6.09      Environmental Compliance.  Neither the Parent nor any Restricted Subsidiary, nor their respective businesses, operations or properties (a) has failed to comply with any Environmental Laws or (b) has received or is subject to any pending or threatened claims alleging potential liability or responsibility for violation of any Environmental Law or is aware of any basis of any Environmental Liability, that, in each case, could reasonably be expected to result in a Material Adverse Effect.

6.10      Insurance.  The properties of the Parent and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Parent, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent or the applicable Restricted Subsidiary operates.

6.11      Taxes.  The Parent and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and except immaterial taxes and tax returns so long as no material portion of the Collateral is in jeopardy of being seized, levied upon or forfeited.  There is no proposed tax assessment against the Parent or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

6.12      ERISA Compliance.

(a)        Each Plan is in compliance in all material respects with its terms, the applicable provisions of ERISA, the Code and other federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Parent and the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Parent and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(b)        There are no pending or, to the best knowledge of the Parent and the Borrower, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)        (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.13      Subsidiaries; Equity Interests.  As of the Closing Date, the Parent and its Subsidiaries have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 6.13 and have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 6.13.  All Guarantors as of the Closing Date are identified in Part (a) of Schedule 6.13.  As of the Closing Date, there are no Unrestricted Subsidiaries.

6.14      Margin Regulations; Investment Company Act.

(a)        Neither the Parent, the Borrower nor any of their Restricted Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulations U and X issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)        None of the Parent, the Borrower, any Person Controlling the Borrower or the Parent, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15      Disclosure.  The Parent has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.16      Intellectual Property; Licenses, Etc.  The Parent and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, trade secrets, franchises, licenses and other intellectual property rights that are used in the operation of their respective businesses, without conflict with the rights of any other Person, except as could not be reasonably expected to have a Material Adverse Effect.  To the best knowledge of the Parent and the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any Restricted Subsidiary infringes upon any rights held by any other Person, except as could not be reasonably expected to have a Material Adverse Effect.  Except as specifically disclosed in Schedule 6.16, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Parent and the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.17      Collateral Documents.

(a)        The provisions of the Collateral Documents are effective to create, in favor of the Collateral Agent (for the benefit of the Secured Parties), valid and enforceable Liens on all Collateral described in the Security Agreement.  From and after the filing of Uniform Commercial Code financing statements in appropriate form substantially contemporaneously with the Closing Date in the offices specified on Schedule 6 to the Perfection Certificate, such Liens are perfected first priority Liens, to the extent that such Liens can be perfected by filing of Uniform Commercial Code financing statements, subject only to the Permitted Liens.  All governmental approvals necessary or desirable to perfect and protect, and establish and maintain the priority of, such Liens have been duly effected or taken, including any such approvals reasonably requested by the Administrative Agent.

(b)        Each of the Deeds of Trust (if any) executed and delivered by a Loan Party is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable Lien on all the Pledged Properties described therein; and when the Deeds of Trust are filed or recorded in the offices of the official records of the county or in any other applicable registry office where the applicable Pledged Property is located, each Deed of Trust shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in the Pledged Properties described therein, as security for the Obligations, subject only to Permitted Liens.

6.18      Solvency.  The Loan Parties, on a consolidated basis, are, and after giving effect to the Transactions will be, Solvent.

6.19      Patriot Act and OFAC.

(a)        Neither the Parent, nor any of its Subsidiaries, is in violation of any applicable requirement of Law relating to terrorism or money laundering in the respective jurisdictions in which such Loan Party or its Affiliates operates (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA Patriot Act”) or (ii) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, or any of the foreign asset control regulations of the United States Department of the Treasury (31 C.F.R. Subtitle B, Chapter V) (“OFAC”).

(b)        Neither the Parent, nor any of its Subsidiaries, nor any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.

(c)        Neither the Parent, nor any of its Subsidiaries, and, to the knowledge of the Parent and the Borrower, no Affiliate or broker or other agent of the Parent or such Subsidiaries acting or benefiting in any capacity in connection with the Loans is any of the following:

(i)      a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)      a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)      a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)      a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)      a person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

(d)        Neither the Parent, nor any of its Subsidiaries, and, to the knowledge of the Parent and the Borrower, no broker or other agent of such Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clause (b) above (other than as authorized by OFAC), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(e)        The use of proceeds of the Loans will not result in a violation of Sanctions by the Parent or any of its Subsidiaries.

6.20      FCPA.  Neither the Parent, any of its Subsidiaries or any director, officer or employee of Parent or its Subsidiaries, nor, to the knowledge of the Parent and the Borrower, any agent or Affiliate of the Parent or any of its Subsidiaries is aware of any violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Parent, its Subsidiaries and, to the knowledge of the Parent and the Borrower, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

6.21      Anti-Corruption Laws.  The Parent and its Subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

6.22      Subordination of Subordinated Indebtedness.  The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any documentation governing any Subordinated Indebtedness.

6.23      Labor Matters.  Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) there are no strikes or other labor disputes against the Parent or any of its Restricted Subsidiaries pending or, to the knowledge of Parent and the Borrower, threatened and (b) the hours worked by and payments made to employees of Parent or any of its Restricted

Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters.

6.24      Use of Proceeds  The Borrower will use the proceeds as described in Section 7.10.

ARTICLE VII.

AFFIRMATIVE COVENANTS

From the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnification obligations which are not then due and payable) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (excluding any Letters of Credit which have been Cash Collateralized):

7.01      Financial Statements.  The Parent shall deliver to the Administrative Agent and each Lender:

as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent, (i) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any qualification that is expressly solely with respect to, or expressly resulting solely from, (x) an upcoming actual or potential maturity date of the Revolving Credit Facility, the Term B Facility, any Incremental Equivalent Debt or any Refinancing Equivalent Debt or (y) any potential inability to satisfy the Financial Covenant on a future date or in a future period), and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year (which may be in the form contained in the Parent’s Form 10-K filed with the SEC);

as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, (i) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal quarter (which may be in the form contained in the Parent’s Form 10-Q filed with the SEC); and

as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent, a reasonably detailed consolidated budget for the then-current fiscal year (including consolidated budgeted statements of income and consolidated capital expenditure budgets of the Parent and its Restricted Subsidiaries and a summary of the material underlying assumptions applicable thereto).

As to any information contained in materials furnished pursuant to Section 7.02(d), the Parent shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

Notwithstanding the foregoing, with respect to each of the foregoing clauses (a) and (b), in any instance where the financial statements delivered pursuant to clause (a) or clause (b) include Unrestricted Subsidiaries, such financial statements shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Unrestricted Subsidiaries, on the one hand, and the information relating to the Parent and its Restricted Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Parent as having been fairly presented in all materials respects.

7.02      Certificates; Other Information.  The Parent shall deliver to the Administrative Agent and each Lender:

concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under Article VIII hereof or, if any such Default shall exist, stating the nature and status of such event;

within five Business Days after the delivery of the financial statements referred to in Sections 7.01(a) and (b) and in any event within the time period specified therein (commencing with the delivery of the financial statements for the fiscal quarter ending March 31, 2017), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent;

promptly after any request by the Administrative Agent or any request by a Lender made through the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of the Parent by independent accountants in connection with the accounts or books of the Parent or any Restricted Subsidiary, or any audit of any of them;

promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which the Parent or the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

promptly, such additional information regarding the business, financial or corporate affairs of the Parent or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender acting through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower or the Parent posts such documents, or provides a link thereto on the Borrower’s or the Parent’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s or the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (x) the Borrower or the Parent shall deliver paper copies of such documents to the Administrative Agent upon request of the Administrative Agent or any Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower or the Parent shall upon request of the Administrative Agent provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents and the Administrative Agent shall post such documents and notify (which may be by facsimile or electronic mail) each Lender of the posting of any such documents.  Notwithstanding anything contained herein, in every instance the Borrower or the Parent shall upon request of the Administrative Agent be required to provide paper copies of the Compliance Certificates required by Section 7.02(b) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower or the Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower and the Parent hereby acknowledge that (A) the Administrative Agent and/or the Lead Arranger will make available to the Lenders and the L/C Issuer(s) materials and/or information provided by or on behalf of the Borrower or the Parent hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Parent, the Borrower or their respective securities) (each, a “Public Lender”).  The Borrower and the Parent hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower and the Parent shall be deemed to have (1) certified to the Administrative Agent, the Lead Arranger, the L/C Issuers and the Lenders that such Borrower Materials do not contain material non-public information with respect to the Parent, the Borrower or their respective securities and (2) authorized the Administrative Agent, the Lead Arranger, the L/C Issuers and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower, the Parent or their respective securities for purposes of United States federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion or the Platform not designated “Public Investor.”

7.03      Notices.  The Parent shall promptly notify the Administrative Agent and each Lender:

upon any Responsible Officer of any Loan Party becoming aware thereof, of the occurrence of any Default;

upon any Responsible Officer of any Loan Party becoming aware thereof, of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, which may include (but shall not be limited to):  (i) breach or non-performance of, or any default under, a Contractual Obligation of the Parent or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Parent or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Parent or any Restricted Subsidiary, including pursuant to any Environmental Laws;

upon any Responsible Officer of any Loan Party becoming aware thereof, of the occurrence of any ERISA Event, which could reasonably be expected to result in a Material Adverse Effect; and

of any material change in accounting policies or financial reporting practices by the Parent or any of its Restricted Subsidiaries.

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent has taken and proposes to take with respect thereto.  Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04      Preservation of Existence, Etc..  The Parent shall, and shall cause each Restricted Subsidiary to:  (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.05      Maintenance of Properties.  The Parent shall, and shall cause each Restricted Subsidiary to:  (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and damage by casualty excepted; (b) make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.06      Maintenance of Insurance.  The Parent shall, and shall cause each Restricted Subsidiary to, maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with financially sound and reputable insurance companies in such amounts (after giving effect to any self-insurance compatible with the following standards) and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Parent and its Restricted Subsidiaries operate.  All policies of insurance required to be maintained by the Parent and its Restricted Subsidiaries must name the Collateral Agent as mortgagee and additional insured or loss payee, must insure the interest of the Collateral Agent in the property as mortgagee and, to the extent generally available in the insurance market, must provide that no cancellation or material modification of the policies will be made without thirty days’ prior written notice to the Collateral Agent (or ten days prior written notice in the case of non-payment of premium).  Certificates for all such policies must be delivered to the Collateral Agent.  Without limiting the obligations of the Parent and its Restricted Subsidiaries under the foregoing provisions of this Section 7.06, in the event the Parent or any of its Restricted Subsidiaries shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 7.06, then the Collateral Agent may, and shall if instructed so to do by the Required Lenders, procure insurance covering the interests of the Lenders and the Collateral Agent in such amounts and against such risks as otherwise would be required hereunder and the Borrower shall reimburse the Collateral Agent in respect of any premiums paid by the Collateral Agent in respect thereof.  Without limitation of the foregoing, each Loan Party shall, and shall cause each Subsidiary to, take all actions as needed to insure compliance with all requirements under the Flood Insurance Laws, including the maintenance of all flood hazard insurance and certifications required thereunder.

7.07      Compliance with Laws.  The Parent shall, and shall cause each Restricted Subsidiary to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.08      Books and Records.  The Parent shall, and shall cause each Restricted Subsidiary to, (a) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent or such Restricted Subsidiary, as the case may be, and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent or such Restricted Subsidiary, as the case may be.

7.09      Inspection Rights.  The Parent shall, and shall cause each Restricted Subsidiary to, permit representatives and independent contractors of the Administrative Agent to visit and inspect the Collateral, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent.

7.10      Use of Proceeds.  The Borrower shall use the proceeds of the Loans made on the Closing Date (a) to consummate the Refinancing and (b) to pay fees and expenses in connection with this Agreement and the foregoing.  The Borrower shall use the proceeds of any Credit Extension after the occurrence of the Closing Date for working capital and general corporate purposes not in contravention of any Law or of any Loan Document.

7.11      Environmental Covenant.  Except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect, the Parent shall, and shall cause each Restricted Subsidiary to:

use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all permits, approvals, certificates, licenses and other authorizations required pursuant to Environmental Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all Environmental Laws;

promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties under, or compliance of its facilities and properties with, Environmental Laws, and shall promptly commence and diligently proceed to cure, to the reasonable satisfaction of the Administrative Agent any actions and proceedings relating to violations of compliance with Environmental Laws; and

provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.11.

7.12      Accuracy of Information.  Each of the Parent and the Borrower shall cause all factual information furnished after the date of execution and delivery of this Agreement by or on behalf itself or any of its Restricted Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby to be true and accurate in all material respects on the date as of which such information is dated or certified, and such information, taken as a whole, shall not be incomplete by omitting to state any material fact necessary to make such information not misleading.

7.13      Additional Guarantors and Collateral.

(a)         Promptly (and in any event within forty-five days or such longer period agreed to by the Administrative Agent in its sole discretion) upon any Person becoming a Restricted Subsidiary (other than any Excluded Subsidiary), including any Unrestricted Subsidiary becoming a Restricted Subsidiary or ceasing to be an Excluded Subsidiary, the Parent shall cause such Subsidiary to (i) become a Guarantor by executing and delivering to the Administrative Agent for the benefit of the Secured Parties all documents reasonably requested by the Administrative Agent, which may include (A) an amendment to the Guaranty or joinder in the form attached thereto, if such Subsidiary is not already a party thereto, joining such Subsidiary as a party thereto, (B) an amendment to the Security Agreement or joinder in the form attached thereto, if such Subsidiary is not already a party thereto, joining such Subsidiary as a party thereto, together with the documentation required by clauses (A) through (E) of Section 4.01(a)(vi) and (C) a Perfection Certificate and the documentation required by clauses (v) and (vii) of Section 4.01(a) in respect of such Subsidiary and (ii) take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the Security Agreement to be duly perfected to the extent required thereby in accordance with applicable Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent.

(b)         Upon written notice from the Parent to the Administrative Agent, the Parent may cause any other Subsidiary to become a Guarantor by executing and delivering documentation described in the preceding clause (a);  provided,  however, no Foreign Subsidiary may became a Guarantor without the prior written consent of the Administrative Agent.

(c)         With respect to any real property which is owned in fee by any Loan Party and provided such fee owned real property has a Fair Market Value of $10,000,000 or more (each, a “Material Real Property”, and collectively, “Material Real Properties”), unless such real property is subject to any Indebtedness permitted under Section 8.03(e), the Parent shall deliver or cause such Restricted Subsidiary to deliver within ninety days (or such longer period agreed to by the Administrative Agent in its sole discretion), a Deed of Trust with respect thereto, in a form reasonably satisfactory to the Collateral Agent and duly executed by the owner of such Pledged Property, together with the following:

(i)      evidence of the completion (or reasonably satisfactory arrangements for the completion) of all recordings and filings of each of the Deeds of Trust as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable effectively to record the Deeds of Trust as valid, perfected Liens against the Pledged Properties, which Liens are subject to no outstanding monetary Liens recorded against such Guarantor’s interest in the Pledged Properties, other than Permitted Liens;

(ii)      title policies in favor of the Collateral Agent on behalf of the Secured Parties providing title insurance in an amount of not less than the Fair Market Value of the Pledged Property covered thereby and otherwise in form and substance, including endorsements, reasonably satisfactory to the Collateral Agent and issued by the Title Company (the “Title Policies”), with respect to the Deeds of Trust;

(iii)      if reasonably requested by the Collateral Agent, an American Land Title Association survey of each of the Pledged Properties prepared (and so certified) in compliance with the provisions of the applicable state survey standards by a registered land surveyor of the state in which each such Pledged Property is located, and certified to the Collateral Agent and the Title Company and otherwise in form and substance reasonably satisfactory to the Collateral Agent;

(iv)      with respect to each Pledged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policies and endorsements contemplated above;

(v)      evidence reasonably acceptable to the Administrative Agent of payment by the applicable Loan Party of all Title Policy premiums, title and lien searches and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Deeds of Trust and issuance of the Title Policies contemplated above;

(vi)      favorable written opinions, addressed to the Collateral Agent and the Secured Parties, of local counsel to the Loan Parties in each jurisdiction (A) where a Pledged Property is located and (B) where the applicable Loan Party granting the Deed of Trust on said Pledged Property is organized, regarding the due execution and delivery and enforceability of each such Deed of Trust, the corporate formation, existence and good standing of the applicable Loan Party, and such other matters as may be reasonably requested by the Collateral Agent, each in form and substance reasonably satisfactory to the Collateral Agent; and

(vii)      a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Pledged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party).

(d)      Upon the request of the Administrative Agent or the Required Lenders but not more than once every 24 months with respect to any Pledged Property, an appraisal of any of the Pledged Properties complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(e)        The Parent shall, and shall cause each Restricted Subsidiary to, undertake all actions which are necessary or appropriate in the reasonable judgment of the Administrative Agent and as required by applicable Law (including the Gaming Laws) to (i) maintain the Collateral Agent’s security interests under the Loan Documents in the Collateral in full force and effect at all times as a perfected first priority Lien and (ii) preserve and protect the Collateral and protect and enforce the Loan Parties’ rights and title and the respective rights of the Collateral Agent to the Collateral.

7.14      Post-Closing Covenants.  The Parent and the Borrower agree to perform, or cause to be performed, the actions described on Schedule 7.14 on or before the dates specified with respect to such items, or such later dates as may be agreed to in writing by the Administrative Agent in its sole discretion.

7.15      Payment of Taxes.  The Parent shall, and shall cause each of its Restricted Subsidiaries, to pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it (including in its capacity as withholding agent) or upon its income or profits or in respect of its property, except, in each case, (a) to the extent the failure to pay or discharge the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (b) for Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

7.16      Further Assurances.  Each of the Loan Parties shall, promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

7.17      Anti-Corruption Laws.  The Parent and its Subsidiaries shall conduct their businesses in compliance in all material respects with applicable anti-corruption laws and maintain in effect and enforce policies and procedures designed to promote and ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with such laws.

7.18      Anti-Terrorism Laws.  The Parent and its Subsidiaries shall conduct their businesses in compliance with applicable Anti-Terrorism Laws and Sanctions and maintain in effect and enforce policies and procedures designed to promote and ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws and applicable Sanctions.

7.19      ERISA Reports.  The Parent shall furnish to the Administrative Agent as soon as practicable after request by the Administrative Agent, (a) copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Parent, its Subsidiaries or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request and (b) with respect to any Multiemployer Plan, (i) any documents described in Section 101(k) of ERISA that the Parent, any of its Subsidiaries or any ERISA Affiliate may request and (ii) any notices described in Section 101(1) of ERISA that the Parent, its Subsidiaries or any ERISA Affiliate may request; provided that if the Parent, its Subsidiaries or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Parent, Subsidiary or ERISA Affiliate shall make a request for such documents or notices from such administrator or sponsor as soon as reasonably practicable after request by the Administrative Agent for such documents and notices and shall provide copies of such documents and notices as soon as reasonably practicable after receipt thereof.

7.20      Maintenance of Ratings.  The Parent and the Borrower shall use commercially reasonable efforts to (a) cause each Facility to be continuously rated (but not any specific rating) by S&P and Moody’s and (b) maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s.

7.21      Lender Calls.  Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent or 90 days after the end of the fiscal year of the Parent, the Parent shall, at the request of the Administrative Agent or the Required Lenders and upon reasonable prior notice, hold a conference call (at a location and time selected by the Administrative Agent and the Parent) with all Lenders who choose to attend such conference call, at which conference call shall be reviewed the financial results of the previous fiscal quarter or fiscal year, as applicable, and the financial condition of the Parent and its Subsidiaries.  The foregoing requirements of this Section 7.21 shall not apply for any period in which the Parent holds publicly announced conference calls for investors and analysts.

7.22      Designation of Subsidiaries.  The Parent may at any time after the Closing Date designate (or redesignate) any Subsidiary as an Unrestricted Subsidiary (other than the Borrower or Everi Games Holdings Inc.) or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default exists or would result therefrom (including after giving effect to the reclassification of Investments in, Indebtedness of, and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (b) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary is a “restricted subsidiary” under any material Indebtedness for borrowed money of the Parent or any Restricted Subsidiary, (c) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent or its applicable Restricted Subsidiary at the date of designation in an amount equal to the portion of the Fair Market Value of the net assets of such Restricted Subsidiary attributable to the Parent’s or its applicable Restricted Subsidiary’s equity interest therein as reasonably estimated by the Parent (and such designation shall only be permitted to the extent such Investment is permitted under Section 8.02), (d) the Parent shall be in compliance, on a Pro Forma Basis, with the Financial Covenant for the most recently ended Calculation Period, (e) neither the Parent nor any of its Restricted Subsidiaries shall be a guarantor or obligor in respect of any Indebtedness of such Unrestricted Subsidiary or any of its Subsidiaries, (f) neither such Unrestricted Subsidiary nor any of its Subsidiaries shall hold any Indebtedness or Equity Interests of, or any Lien on the assets of, the Parent or any of its Restricted Subsidiaries and (g) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the provisions of the immediately succeeding paragraph shall be satisfied.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence or making, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable.

Notwithstanding anything to the contrary contained herein (including Section 8.02), at the time of any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or any contribution of assets to an Unrestricted Subsidiary and, in either case, after giving pro forma effect thereto, neither shall (i) the aggregate Consolidated Adjusted EBITDA attributable to all Unrestricted Subsidiaries (determined for such Unrestricted Subsidiaries on a basis consistent with the definition of Consolidated Adjusted EBITDA contained herein) exceed 10.0% of the aggregate Consolidated Adjusted EBITDA attributable to the Parent and its Subsidiaries (including, for this purpose, all Unrestricted Subsidiaries) nor (ii) the aggregate assets of all Unrestricted Subsidiaries constitute more than 10.0% of the aggregate assets of the Parent and its Subsidiaries.

ARTICLE VIII.

NEGATIVE COVENANTS

From the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnification obligations which are not then due and payable) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (excluding any Letters of Credit which have been Cash Collateralized):

8.01      Liens.  The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (such Liens, collectively, “Permitted Liens”):

Liens pursuant to any Loan Document;

Liens existing on the Closing Date and listed on Schedule 8.01 and any Liens securing Indebtedness described in Section 8.03(c) or renewals or extensions thereof, provided that, with respect to renewals or extensions, the property covered thereby is not increased and any renewal, extension or replacement of the obligations secured or benefited thereby is permitted by Section 8.03(c);

Liens for taxes, assessments or other governmental charges or levies not yet delinquent or thereafter payable without penalty or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, Liens for labor done and materials and services supplied and furnished or other like Liens and statutory Liens (i) which are not filed or recorded for a period of more than 60 days, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, or (iii) which have been bonded in a manner reasonably satisfactory to the Administrative Agent;

pledges or deposits made or Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security or employment or insurance legislation (other than ERISA Liens);

deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, including during the course of any development;

easements, rights-of-way, reservations, covenants, conditions, restrictions, defects and irregularities in title to any real property and other similar encumbrances affecting real property which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to (i) the use of any real property, or (ii) any right, power, franchise, grant, license, or permit, including present or future zoning laws, building codes and ordinances, zoning restrictions, or other laws and ordinances restricting the occupancy, use, or enjoyment of real property;

rights of tenants under leases and rental agreements covering real property entered into in the ordinary course of business of the Person owning such real property;

Liens consisting of any right of offset, or statutory bankers’ lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers’ lien;

Liens securing writs of attachment or similar instruments or judgments for the payment of money not constituting an Event of Default under Section 9.01(h) or securing appeal or other surety bonds related to such judgments;

Liens securing Indebtedness permitted under Section 8.03(j);  provided that such Liens do not at any time encumber any property other than the property of such Restricted Subsidiary and its Subsidiaries;

Liens on cash securing only Defeased Indebtedness;

precautionary Uniform Commercial Code financing statement filings made in connection with operating leases;

Liens securing Indebtedness permitted under Section 8.03(e);  provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the property which is the subject of such financing;

Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods by that Person;

Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements under Gaming Laws of that Person or its Subsidiaries;

Liens on Collateral securing Indebtedness permitted under Sections 8.03(g) and (l); and

Liens on the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary.

8.02      Investments.  The Parent shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, make any Investments, except (such Investments, collectively, “Permitted Investments”):

Investments held by the Parent or such Restricted Subsidiary in the form of cash or Cash Equivalents;

advances to officers, directors and employees of the Parent and its Restricted Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes consistent with past practice;

Investments (including in the form of intercompany Indebtedness) (i) by a Loan Party in a Loan Party, (ii) by a Non-Loan Party in a Non-Loan Party, (iii) by a Non-Loan Party in a Loan Party, and (iv) by a Loan Party in a Non-Loan Party; provided that (A) any such Investments made pursuant to the preceding clause (iv) in the form of intercompany loans shall be evidenced by a promissory note that has been pledged to the Collateral Agent for the benefit of the Lenders in accordance with the requirements of the Security Agreement, and (B) the aggregate amount of all Investments made pursuant to preceding clause (iv) shall not exceed at any time outstanding $10,000,000;

Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

capital expenditures;

Investments received in connection with a Disposition permitted pursuant to Section 8.05(i);

Investments identified on Schedule 8.02;

[reserved];

Investments in connection with an acquisition permitted under Section 8.04(e);

[reserved]

other Investments made after the Closing Date in an aggregate amount not to exceed  $30,000,000 plus  so long as no Default shall have occurred and be continuing or would result therefrom, the Available Amount; and

(l)      other Investments made after the Closing Date, so long as (i) no Default shall have occurred or be continuing or would result therefrom and (ii) after giving pro forma effect to the making of such Investment, the Consolidated Total Leverage Ratio, calculated on a Pro Forma Basis for the most recently ended Calculation Period does not exceed 4.50 to 1.00.

For purposes of computing the aggregate amount of Investments made after the Closing Date pursuant to clause (k)(i) above, the amount of such Investments shall be reduced by any net reduction in Investments resulting from payments of dividends, repayments of loans or advances or other transfers of assets to the Parent or any of its Restricted Subsidiaries or the satisfaction or reduction of obligations of other Persons which have been Guaranteed by the Parent or any of its Restricted Subsidiaries.

8.03      Indebtedness.  The Parent shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, other than:

Indebtedness under the Loan Documents;

unsecured intercompany Indebtedness among the Parent and its Restricted Subsidiaries to the extent permitted by Section 8.02;  provided that if such Indebtedness is owed by the Parent or any of its Restricted Subsidiaries to a Person that is not a Loan Party, such Indebtedness must be Subordinated Indebtedness;

Indebtedness outstanding on the Closing Date and listed on Schedule 8.03 and any Permitted Refinancing Indebtedness in respect thereof;

obligations under Swap Contracts entered into by any Loan Party for bona fide hedging activities and not for speculative purposes;

Indebtedness in respect of capital leases, purchase money Indebtedness and Synthetic Lease Obligations within the limitations set forth in Section 8.01(o);  provided,  however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $20,000,000;

[reserved];

Indebtedness in respect of Refinancing Equivalent Debt;

unsecured Indebtedness of the Loan Parties in respect of the Senior Unsecured Notes to the extent that the aggregate principal amount of such Indebtedness does not exceed $350,000,000 (as reduced by any repayments or prepayments thereof after the Closing Date) and any Permitted Refinancing Indebtedness in respect thereof;

Subordinated Indebtedness or unsecured senior Indebtedness of the Parent or any Restricted Subsidiary; provided that, after giving pro forma effect to the incurrence of such Indebtedness, the Interest Coverage Ratio, calculated on a Pro Forma Basis, as of the most recently ended Calculation Period, would not be less than 2.00:1.00; provided,  further, that (i) such Indebtedness shall have a maturity date at least six months after the Latest Maturity Date, (ii) such Indebtedness shall have a weighted average life to maturity longer than the weighted average life to maturity of the Loans that are term loans, (iii) such Indebtedness shall have covenants no more restrictive than those in this Agreement as in effect at the time of the issuance or incurrence thereof and (iv) the aggregate principal amount of all Indebtedness incurred by Non-Loan Parties, when aggregated with the aggregate principal amount of all Indebtedness assumed by Non-Loan Parties pursuant to clause (j) below, does not exceed $25,000,000;

Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date pursuant to a Permitted Investment (other than as a result of the designation of an Unrestricted Subsidiaries as a Restricted Subsidiary), which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary and was not incurred in contemplation of such Person becoming a Restricted Subsidiary, that is non-recourse to (and is not assumed by any of) the Borrower, the Parent or any Restricted Subsidiary (other than any Subsidiary of such Person that is a Subsidiary on the date such Person becomes a Restricted Subsidiary after the Closing Date) ; provided that (i) after giving pro forma effect to the incurrence of such Indebtedness, either (A) the Interest Coverage Ratio, calculated on a Pro Forma Basis, as of the most recently ended Calculation Period, would not be less than 2.00:1.00 or (B) the Interest Coverage Ratio, calculated on a Pro Forma Basis as of the most recently ended Calculation Period, is greater than immediately prior to such incurrence and (ii) the aggregate principal amount of all Indebtedness assumed by Non-Loan Parties, when aggregated with the principal amount of all Indebtedness incurred by Non-Loan Parties pursuant to clause (i) above, does not exceed $25,000,000;

Indebtedness of the Parent or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (k), does not at any one time outstanding exceed $50,000,000;

Incremental Equivalent Debt so long as the aggregate principal amount of such Indebtedness does not exceed, when added to the aggregate principal amount of the Incremental Facilities incurred pursuant to Section 2.14, the Maximum Incremental Facilities Amount; and

with respect to any of the foregoing Indebtedness, any Guarantee of such Indebtedness given by a Guarantor; provided that the aggregate principal amount of Guarantees given by Guarantors in respect of Indebtedness of Non-Loan Parties shall not exceed $25,000,000 at any time outstanding (as such amount is reduced by any payments made in respect of such Guarantees).

8.04      Fundamental Changes.  The Parent shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or purchase or otherwise acquire all or substantially all of the stock or assets of any Person (or of any division thereof), or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

any Restricted Subsidiary (other than the Borrower) may merge with (i) the Parent, provided that the Parent shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that (x) when any Restricted Subsidiary is merging with the Borrower, the Borrower shall be the continuing or surviving Person and (y) when any Guarantor is merging with another Restricted Subsidiary that is not a Guarantor, the Guarantor shall be the continuing or surviving Person or such surviving Person shall execute and deliver a Guaranty;

any Restricted Subsidiary (other than the Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Parent or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor;

the Parent or any Restricted Subsidiary may make a Disposition to the extent permitted by Section 8.05;

[reserved]; and

the Parent or any Restricted Subsidiary may purchase or otherwise acquire all or substantially all of the stock or assets of any Person (or of any division, business unit or product line thereof so long as, both before and after giving pro forma effect to any such purchase or acquisition, (A) no Default shall then exist or would result therefrom, (B) the Parent is in compliance with the Financial Covenant, calculated on a Pro Forma Basis for the most recently ended Calculation Period, (C) the Person or assets so acquired are in a business permitted by Section 8.07, and (D) the aggregate price of all such purchases and acquisitions of Non-Loan Parties, or of assets or stock by Non-Loan Parties, does not exceed $50,000,000.

8.05      Dispositions.  The Parent will not, and shall cause each Restricted Subsidiary not to, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition unless such agreement includes an express condition precedent to closing that the Parent or the applicable Restricted Subsidiary shall have obtained all requisite consents under this Agreement, except:

Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

Dispositions of inventory in the ordinary course of business;

Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

Dispositions of property by any Guarantor to any other Guarantor or to the Borrower;

[reserved];

Dispositions permitted by Section 8.04;

Dispositions of property (other than Equity Interests of a Loan Party) having a Fair Market Value of $15,000,000 or less in any single transaction or series of related transactions;

licenses and sub-licenses by the Parent or any Restricted Subsidiary, in each case on a non-exclusive basis, of patents, trademarks, copyrights and other intellectual property rights in the ordinary course of business;

Dispositions not otherwise permitted under this Section 8.05;  provided that:

at the time of such Disposition, no Default shall exist or would result from such Disposition;

the Parent or the applicable Restricted Subsidiary receives consideration at the time of such Disposition at least equal to the Fair Market Value of the property subject to such Disposition;

at least 75% of such consideration consists of cash or Cash Equivalents; provided that with respect to this clause (iii):

the assumption of Indebtedness of the Parent or a Restricted Subsidiary which is not subordinated to the Obligations shall be deemed to be Cash Equivalents if the Parent, such Restricted Subsidiary and all other Restricted Subsidiaries, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the holder thereof in connection with such Disposition;

any securities or notes received by the Parent or such Restricted Subsidiary, as the case may be, from such transferee that are converted by the Parent or such Restricted Subsidiary into cash or Cash Equivalents within 30 days of the date of such Disposition shall be deemed to be Cash Equivalents; and

any Designated Non-Cash Consideration received in respect of such Disposition shall have an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of $20,000,000, with the Fair Market

Value of each item of Designated Non-Cash Consideration measured at the time received and without giving effect to subsequent changes in value;

the Net Cash Proceeds of such Disposition are applied and/or reinvested to the extent required by Section 2.05(d); and

(x) no Equity Interests of the Borrower may be Disposed of pursuant to this clause (i) and (y) no Equity Interests of any Restricted Subsidiary that is a Guarantor may be Disposed of pursuant to this clause (i) unless all of its Equity Interests are so Disposed of.

8.06      Restricted Payments.  The Parent shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

each Restricted Subsidiary may make Restricted Payments to the Parent and to Wholly-Owned Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the Parent and any Restricted Subsidiary and to each other owner of capital stock or other Equity Interests of such Restricted Subsidiary on a pro rata basis based on their relative ownership interests);

the Parent and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

the Parent and each Restricted Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests or warrants or options to acquire any such shares or make any other Restricted Payment, in each case, with the proceeds received by the Parent from the substantially concurrent issue of new shares of its common stock or other common Equity Interests of the Parent;

a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Parent held by any future, present or former employee, director or consultant of the Parent or any of its Restricted Subsidiaries either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment, directorship or consultancy; provided,  however, that the aggregate Restricted Payments made under this clause (d) do not exceed $5,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10,000,000 in any calendar year);

the Parent may declare or pay cash dividends to its stockholders, purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash, and the Parent and its Restricted Subsidiaries may make other Restricted Payments, in each case so long as:

no Default shall be continuing or would be caused thereby,

other than with respect to any Restricted Payments made in reliance on clause (e)(iv)(A) below, after giving pro forma effect to the making of such Restricted

Payment, the Consolidated Secured Leverage Ratio, calculated on a Pro Forma Basis as of the most recently ended Calculation Period, would not exceed 3.25 to 1.00,

after giving pro forma effect thereto, the Parent would be in compliance with the Financial Covenant, calculated on a Pro Forma Basis as of the most recently ended Calculation Period, and the aggregate amount of all such Restricted Payments pursuant to this clause (e) does not exceed the sum of (A) $30,000,000 and (B) the Available Amount;

the Parent may pay cash dividends to its stockholders within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with this Section 8.06;

the Parent may redeem or repurchase any Equity Interest or Indebtedness of the Parent or any of its Subsidiaries (other than any Equity Interests or Indebtedness which is held or beneficially owned by the Parent or any Affiliate of the Parent);

if the holder or beneficial owner of such Equity Interests or Indebtedness is required to qualify under the Gaming Laws and does not so qualify; or

if necessary in the reasonable, good faith judgment of the Board of Directors of the Parent, as evidenced by a board resolution, to prevent the loss or secure the reinstatement of any Gaming License which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of the Parent and its Restricted Subsidiaries, taken as a whole, or would restrict the ability of the Parent or any of its Restricted Subsidiaries to conduct business in any gaming jurisdiction;

the Parent may make cash payments solely in lieu of fractional shares issuable as dividends on its Equity Interests;

[reserved]; and

(j)        the Parent and its Restricted Subsidiaries may make other Restricted Payments after the Closing Date, so long as (i) no Default shall exist or be continuing or would result therefrom and (ii) after giving pro forma effect to the making of such Restricted Payment, the Consolidated Total Leverage Ratio, calculated on a Pro Forma Basis as of the most recently ended Calculation Period, would not exceed 3.50 to 1.00.

8.07      Change in Nature of Business.  The Parent shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, engage in any material line of business other than a Related Business.

8.08      Transactions with Affiliates.  The Parent shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than (a) transactions set forth on Schedule 8.08 and (b) on fair and reasonable terms substantially as favorable to the Parent or such Restricted Subsidiary as would be obtainable by the Parent or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the Parent and any of its Wholly-Owned Restricted Subsidiaries

or between and among any Wholly-Owned Restricted Subsidiaries so long as such transactions are otherwise permitted (or not restricted) by this Agreement.

8.09      Negative Pledges and Other Contractual Restrictions.  The Parent shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of the Parent or any Restricted Subsidiary to Guarantee the Obligations or (iii) of the Parent or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided,  however, that this clause (iii) shall not prohibit any Contractual Obligation in an agreement evidencing Indebtedness permitted under any of (x) Section 8.03(c) or (e) solely to the extent any such Contractual Obligation relates to the property financed by or the subject of such Indebtedness, (y) Section 8.03(h),  (i) or (l) so long as such limitations are no more restrictive than the terms of this Agreement or (z) Section 8.03(j) so long as such limitations do not apply to any Person other than the Restricted Subsidiary so acquired; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations, other than any Lien that would be permitted under Section 8.01.

8.10      Amendment of Material Documents.  The Parent shall not, and shall not permit any Restricted Subsidiary to, amend or otherwise modify (a) any of its Organization Documents, (b) any term or condition of any Subordinated Indebtedness, any Indebtedness that is secured by a junior Lien on the Collateral incurred pursuant to Section 8.03(g) or (l) or any unsecured Indebtedness incurred pursuant to Section 8.03(g),  (h),  (i) or (l) or (c) any term or condition of the Vault Cash Agreement or any other Contractual Obligation, in each case, in a manner that would be materially adverse to the Lenders, that would reasonably be expected to cause a Material Adverse Effect or, in the case of Subordinated Indebtedness or junior Lien Indebtedness, in any manner which would not be permitted by the applicable subordination agreement or Intercreditor Agreement.

8.11      Financial Covenant.  Commencing with the first full fiscal quarter ending after the Closing Date, the Parent shall not permit the Consolidated Secured Leverage Ratio as of the last day of any Test Period set forth below to be greater than the ratio set forth below opposite such period:

Test Period Ending	Maximum Consolidated Secured Leverage Ratio
June 30, 2017	5.00 to 1.00
September 30, 2017	5.00 to 1.00
December 31, 2017	5.00 to 1.00
March 31, 2018	5.00 to 1.00
June 30, 2018	5.00 to 1.00
September 30, 2018	5.00 to 1.00
December 31, 2018	4.75 to 1.00
March 31, 2019	4.75 to 1.00
June 30, 2019	4.75 to 1.00
September 30, 2019	4.75 to 1.00
December 31, 2019	4.50 to 1.00
March 31, 2020	4.50 to 1.00

Test Period Ending	Maximum Consolidated Secured Leverage Ratio
June 30, 2020	4.50 to 1.00
September 30, 2020	4.50 to 1.00
December 31, 2020	4.25 to 1.00
March 31, 2021	4.25 to 1.00
June 30, 2021	4.25 to 1.00
September 30, 2021	4.25 to 1.00
December 31, 2021 and each Test Period thereafter	4.00 to 1.00

8.12      Accounting Changes.  The Parent shall not, and shall not permit any Restricted Subsidiary to, make any change in (a) its accounting policies or reporting practices, except as required by GAAP or to conform to the accounting policies or reporting practices of the Parent, or (b) its fiscal year other than to confirm its fiscal year to that of the Parent’s fiscal year.

8.13      Permitted Activities.  With respect to the Parent, engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event:  (a) its ownership of the Equity Interests of the Borrower and Everi Games Holding Inc., and activities incidental thereto, including payment of dividends and other amounts in respect of such Equity Interests, (b) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (c) the performance of its obligations with respect to the Loan Documents, the Senior Unsecured Notes and any other Indebtedness permitted under Section 8.03, (d) any public offering of its common stock or any other issuance or sale of its Qualified Equity Interests, (e) participating in tax, accounting and other administrative matters as a member of the consolidated group of the Parent, the Borrower and Everi Games Holding Inc., (f) holding any cash or property (but not operate any property), (g) providing indemnification to officers and directors and (h) any activities incidental to the foregoing.  The Parent shall not own any Equity Interests other than those of the Borrower and Everi Games Holding Inc.

ARTICLE IX.

EVENTS OF DEFAULT AND REMEDIES

9.01      Events of Default.  Any of the following shall constitute an Event of Default (each, an “Event of Default”):

Non-Payment.  The Parent or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal or premium of any Loan or any L/C Obligation, (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after demand therefor in accordance with the terms hereof, any other amount payable hereunder or under any other Loan Document; or

Specific Covenants.  The Parent or the Borrower fails to perform or observe any term, covenant or agreement contained in Sections 7.03(a),  7.04(a), (solely with respect to the Borrower), 7.10,  7.14 or 7.22 or Article VIII;

Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice shall have been given to the Parent by the Administrative Agent or the Required Lenders; or

Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Parent or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

Cross-Default.  (i) The Parent or any Restricted Subsidiary (A) fails to make any payment when due after giving effect to any applicable notice and cure periods (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in an amount equal to or greater than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case after giving effect to any applicable notice and cure periods, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or any Indebtedness consisting of a Guarantee to become payable or cash collateral in respect thereof to be demanded; (ii) any counterparty under Swap Contract terminates such Swap Contract as a result of an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Parent or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Parent or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Parent or such Restricted Subsidiary as a result thereof is equal to or greater than the Threshold Amount and the Borrower or such Restricted Subsidiary, as the case may be, has not paid such Swap Termination Value within 30 days of the due date thereof, unless such termination or such Swap Termination Value is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves in accordance with GAAP have been provided or (iii) (A) a “Client Event of Default” (as defined in the Vault Cash Agreement) or a similar event of default, as may be defined under any successor Vault Cash Agreement (beyond any applicable grace period), shall occur and be continuing under the Vault Cash Agreement or (B) Parent or any of its Restricted Subsidiaries fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under the Vault Cash Agreement, in each case, if the effect of such failure, event or condition is to cause, or to permit a Vault Cash Provider or any of its agents, to terminate the Vault Cash Agreement or to retrieve all or substantially all Vault Cash from the ATMs or (C) the Vault Cash Agreement shall be amended, modified, supplemented or replaced, or shall fail to be replaced upon the termination thereof or shall be replaced on substantially modified terms from the then existing Vault Cash Agreement, in each case pursuant to this clause (iii), if the effect thereof could be reasonably likely to have a Material Adverse Effect; or

Insolvency Proceedings, Etc.  The Parent, any other Loan Party or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief

Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or

Inability to Pay Debts; Attachment.  (i) The Parent, any other Loan Party or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 90 calendar days after its issue or levy; or

Judgments.  There is entered against the Parent, any other Loan Party or any Significant Subsidiary a final judgment or order for the payment of money in an aggregate amount equal to or greater than the Threshold Amount (to the extent not covered by independent third-party insurance of a solvent insurer and as to which the insurer does not dispute coverage) and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Parent to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount or (ii) the Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA that could reasonably be expected to result in liability of Parent in an aggregate amount in excess of the Threshold Amount; or

Invalidity of Loan Documents.  (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect, (ii) any Lien purported to be created by any Collateral Document in favor of the Collateral Agent or the Administrative Agent on a material portion of the Collateral for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give the Collateral Agent, for the benefit of the Secured Parties, the Liens purported to be created and granted under such Collateral Document (including a perfected first priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Collateral Document)) in favor of the Collateral Agent, (iii) or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document, or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

Change of Control.  There occurs any Change of Control.

9.02      Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent and the Collateral Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable Law;

provided,  however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, the Collateral Agent or any Lender.  Without limiting the generality of the other provisions of this Agreement (including Section 10.01), but subject in all respects to the other provisions of this Article IX, the appointment of the Administrative Agent and the Collateral Agent to exercise rights and remedies on behalf of the Lenders (to the exclusion of individual Lenders except pursuant to Section 9.06), including upon and at the direction of the Required Lenders, shall be applicable, whether inside or outside of any Insolvency or Liquidation Proceeding (including any Bankruptcy Case).  Without limiting the generality of the foregoing, but subject in all respect to the other provisions of this Article IX, the Administrative Agent or the Collateral Agent, as the case may be, shall have the authority to act, and at the direction of the Required Lenders, shall act on the behalf of the Lenders and the L/C Issuers in any case (a “Bankruptcy Case”) under the Bankruptcy Code, including with respect to any proposed post-petition financing (including with respect to the consensual subordination of any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document in connection with any such financing), any request for adequate protection, or any post-petition sales of assets outside of the ordinary course of business.

9.03      Application of Funds.

(a)        Subject to the terms of any applicable Intercreditor Agreement, after the exercise of remedies provided for in Section 9.02 (or with respect to any payment or distribution received after any Loans have become immediately due and payable and the L/C Obligations have been required to be Cash Collateralized as set forth in Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent or the Collateral Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent in their capacities as such;

Second,  to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including Attorney Costs to the respective Lenders and the L/C Issuers and amounts payable under Article III), in each case arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third,  to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations (other than principal), ratably among the Lenders, the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the ratable account of the L/C Issuers, in an amount equal to the Minimum Collateral Amount of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.15, to be held as Cash Collateral; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, (i) amounts received from the Borrower or any Guarantor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to the obligations that are Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause (i), to the extent permitted by applicable law, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause Fourth above from amounts received from “Eligible Contract Participants” to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to obligations described in clause Fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other obligations pursuant to clause Fourth above) and (ii) Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X hereof for itself and its Affiliates as if a “Lender” party hereto.

(b)        Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Tranche of Obligations granted on the Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any applicable real estate laws, or any other applicable law or the Loan Documents or any defect or deficiencies in the Liens securing the Obligations of any Tranche or any other circumstance whatsoever, each Lender hereby agrees that the Liens securing each Tranche of Obligations on any Collateral shall be of equal priority, subject to the priorities set forth in Section 9.03(a).  Specifically, the priorities set forth in Section 9.03, as well as the other provisions of this Article IX, shall be deemed to constitute a subordination agreement within the scope and meaning of Section 510(a) of the Bankruptcy Code.  Without limiting the generality of the foregoing, cash payments or distributions with respect to or otherwise on account of any portion of the Obligations made in any Insolvency or Liquidation Proceeding (whether or not denominated as post-petition interest payments, adequate protection payments, plan of reorganization distributions, or otherwise, and whether or not such payments or distributions are otherwise authorized pursuant to the other provisions of this Agreement) shall be turned over (if not otherwise distributed directly) to the Administrative Agent and shall be distributed and applied pursuant to the priorities set forth in Section 9.03(a).

9.04      Reinstatement.  In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article IX shall be fully applicable thereto until all such Obligations shall again have been paid in full in cash.

ARTICLE X.

ADMINISTRATIVE AGENT

10.01      Appointment and Authority.

(a)          Each of the Lenders and L/C Issuers hereby irrevocably appoints Jefferies Finance LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers, and neither the Parent nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)        The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the Collateral Agent of such Lender and L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02      Rights as a Lender.  The Person serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and/or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent and/or the Collateral Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent and/or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

10.03      Exculpatory Provisions.  The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent:

shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, and each Lender hereby waives and releases any claims that it may have against the Administrative Agent or the Collateral Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby;

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Person to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or the Collateral Agent or any of their respective Affiliates in any capacity.

The Administrative Agent and the Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.

The Administrative Agent and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04      Reliance by Administrative Agent.  The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for any of the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05      Delegation of Duties.  Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent.  Each of the Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and the Collateral Agent.  Each of the Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent or the Collateral Agent  acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06      Resignation of Administrative Agent.

(a)         The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)         If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)         With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security until such time as a successor Administrative Agent and Collateral Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges  and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.06).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)         Any resignation by Jefferies Finance LLC as Administrative Agent pursuant to this Section 10.06 shall also constitute its resignation as Collateral Agent, as L/C Issuer and the Swing Line Lender.  If Jefferies Finance LLC resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If Jefferies Finance LLC resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Jefferies Finance LLC to effectively assume the obligations of Jefferies Finance LLC with respect to such Letters of Credit.

10.07      Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08      No Other Duties, Etc..  Anything herein to the contrary notwithstanding, the Lead Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or an L/C Issuer hereunder.

10.09      Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j),  2.09 and 11.04) allowed in such judicial proceeding; and

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

10.10      Collateral and Guaranty Matters.  Without limiting the provisions of Section 10.09, each Lender (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and L/C Issuer irrevocably authorizes the Collateral Agent and the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Facilities and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Commitments and Letters of Credit, (ii) that constitutes Excluded Assets (as defined in the Security Agreement) as a result of a transaction permitted by this Agreement, (iii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, in each case, to a Person that is not a Loan Party, or (iv) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(o) to the extent the holder of such Lien requires that the Lien of the Collateral Agent on such property be so subordinated; and

to release any Guarantor (other than the Parent) from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.10.  In each case as specified in this Section 10.10, the Collateral Agent will, at the Parent’s and the Borrower’s expense and upon receipt of a certificate from a Responsible Officer of the Parent (upon which the Administrative Agent and the Collateral Agent may conclusively rely), execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request (and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 10.10.

The Administrative Agent and the Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent or the Collateral

Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

10.11      Secured Cash Management Agreements and Secured Hedge Agreements.  No Cash Management Bank or Hedge Bank that obtains the benefits of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE XI.

MISCELLANEOUS

11.01      Amendments, Etc..  Except as otherwise provided in Sections 2.14,  2.17 and 2.18, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the  Parent or any of its Restricted Subsidiaries therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party party to such Loan Document, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,  however, that no such amendment, waiver or consent shall:

extend or increase the Commitment of any Lender (or reinstate any Commitment reduced or terminated pursuant to this Agreement) without the written consent of such Lender;

postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, premium, interest, fees or other amounts due to the Lenders (or any of them) without the written consent of each Lender directly affected thereby;

reduce or forgive the principal of, or the interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided,  however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest, Letter of Credit Fees or other amounts at the Default Rate;

change (i) Section 2.12,  2.13 or 9.03 without the written consent of each Lender or (ii) any other provision of Article IX (other than Section 9.01) in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (A) if such Facility is the Term B Facility, the Required Term B Lenders and (B) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

change (i) any provision of this Section 11.01 or the definitions of “Required Lenders,” “Discharge of the Revolving Credit Obligations” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(e)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders” or “Required Term B Lenders” without the written consent of each Lender under the applicable Facility;

permit the Borrower or the Parent to assign any of its rights or obligations under any Loan Document without the consent of each Lender;

except as otherwise permitted herein, release all or substantially all of the value of the Guarantors from the Guaranty without the written consent of each Lender;

except as otherwise permitted herein, release all or substantially all of the Collateral without the written consent of each Lender; or

subordinate (A) any lien on the Collateral granted in favor of the Administrative Agent for itself and/or the benefit of the Lenders other than as provided in Section 10.10(b) or (B) any right to payment of the Administrative Agent and/or the Lenders under this Agreement and/or any other Loan Document to the payment of any other Indebtedness, in either case, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent or the Collateral Agent, as the case may be, under this Agreement or any other Loan Document and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.  Without the consent of any other Person, the applicable Loan Party or Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

Notwithstanding anything to the contrary contained in the foregoing or any other provision of this Agreement or any provision of any other Loan Document, if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of this Agreement or the other Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision without any further action or consent of any other party if the same is not objected to in writing by Required Lenders to the Agent within five Business Days following receipt of notice thereof.

In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this paragraph being referred to as a “Non-Consenting Lender”), then the Borrower may replace such Lender in accordance with Section 11.13.

11.02      Notices; Effectiveness; Electronic Communication.

(a)          Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)      if to the Borrower, the Administrative Agent, the Collateral Agent, any L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)      if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)         Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Swing Line Lender, each L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)        The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided,  however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)        Change of Address, Etc.  Each of the Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer, and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent, the Borrower or their respective securities for purposes of United States Federal or state securities laws.

(e)        Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03      No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, any L/C Issuer, the Collateral Agent or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent and the Collateral Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided,  however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity an L/C Issuer or the Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided,  further, that if at any time there is no Person acting as Administrative Agent and Collateral Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent and Collateral Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b),  (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04      Expenses; Indemnity; Damage Waiver.

(a)      Costs and Expenses.  The Borrower agrees (i) to pay or reimburse the Administrative Agent, the Collateral Agent and the Lead Arranger for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, (ii) to pay or reimburse the Administrative Agent and the Collateral Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs, and (iii) after the occurrence and during the continuance of an Event of Default, to pay or reimburse each Lender for all reasonable out-of-pocket costs and expenses incurred in connection with any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Lead Arranger and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the Collateral Agent and the Lead Arranger.  All amounts due under this Section 11.04 shall be payable within ten Business Days after demand therefor.  The agreements in this Section 11.04 shall survive the termination of the aggregate Commitments and repayment of all other Obligations.

(b)        Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent, the Lead Arranger, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses (including the fees, charges and disbursements of any outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent and the Collateral Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent or any of its Subsidiaries or any of the Parent’s or such Subsidiaries’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE;  provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s material obligations hereunder or under any other Loan Document.  In connection with any claim for indemnification pursuant to this Agreement by more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel selected by the Indemnitees; provided that if such legal counsel determines in good faith that representing all such Indemnitees is reasonably likely to result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation.

(c)        Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, the Lead Arranger, any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent, the Lead Arranger, each L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided,  further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent, the Lead Arranger, such L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent, the Lead Arranger, any L/C Issuer or the Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).

(d)        Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)        Payments.  All amounts due under this Section 11.04 shall be payable not later than ten Business Days after demand therefor.

(f)        Survival.  The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the Collateral Agent, any L/C Issuer, the Swing Line Lender, the replacement of any Lender, the termination of the Facilities and the repayment, satisfaction or discharge of all the other Obligations.

(g)        Tax Indemnification by Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (g).

11.05      Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender, or the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Collateral Agent, any L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06      Successors and Assigns.

(a)          Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section 11.06, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 11.06, (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section 11.06, or (iv) by way sale to the Borrower in accordance with the provisions of clause (g) of this Section 11.06 (and any other attempted assignment or transfer by any party hereto shall be null and void ab initio).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 11.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of (x) its Commitment and the Revolving Credit Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it or (y) its Term B Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)         Minimum Amounts.

(A)        in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)        in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term B Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided,  however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)        Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Commitments or Tranches on a non-pro rata basis.

(iii)        Required Consents.  No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition:

the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 9.01(a),  (f) or (g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Person that is a Lender with an outstanding Term B Loan, an Affiliate of such Lender or an Approved Fund with respect to such Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof;

the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Term B Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term B Loan if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

the consent of each L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility.

(iv)        Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided,  however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)        No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries other than as, and to the extent, provided in clause (g) of this Section 11.06, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural Person or (D) any Disqualified Lender (to the extent the list of Persons described in clause (a) of the definition of “Disqualified Lenders” is publicly available to the Lenders).

(vi)        Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer, or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Revolving Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01,  3.04,  3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 11.06.

(c)        Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)        Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or any other Person, sell participations to any Person (other than a natural Person, a Defaulting Lender, a Disqualified Lender (to the extent the list of Person’s described in clause (a) of the definition of “Disqualified Lender” is available to the Lenders) or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of (x) its Commitment and the Revolving Credit Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it or (y) its Term B Loans at the time owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 (other than clause (d)(ii) thereof) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01,  3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Section 3.06 and 11.13 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)        Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)        Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Jefferies Finance LLC assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to clause (b) above, Jefferies Finance LLC may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender.  In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided,  however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Jefferies Finance LLC as an L/C Issuer or Swing Line Lender, as the case may be.  If Jefferies Finance LLC resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Jefferies Finance LLC resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Jefferies Finance LLC to effectively assume the obligations of Jefferies Finance LLC with respect to such Letters of Credit.

(g)        Notwithstanding anything in the Agreement to the contrary, any Term B Lender may, at any time, assign all or a portion of its Term B Loans hereunder to the Borrower through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures set forth in Exhibit K or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchases on a non-pro rata basis, subject to the following limitations:

(i)      in connection with assignments pursuant to clause (x) above, the Borrower shall make an offer to all Lenders to take Term B Loans by assignment pursuant to procedures set forth in Exhibit K;

(ii)      the Borrower shall represent and warrant as of the date of any such purchase and assignment, that neither it nor any of its respective directors or officers has any material non-public information with respect to the Parent, the Borrower or any of their Subsidiaries or their respective securities that has not been disclosed to the assigning Term B Lender (other than because such assigning Term B Lender does not wish to receive material non-public information with respect to the Parent, the Borrower or their Subsidiaries or their respective securities) prior to such date to the extent such information could reasonably be expected to have a material effect upon, or otherwise be material, to a Term B Lender’s decision to assign Term B Loans to the Borrower;

(iii)      immediately upon the acquisition of Term B Loans from a Term B Lender by the Borrower, such Term B Loans and all rights and obligations as a Term B Lender related thereto shall, for all purposes (including under this Agreement, the other Loan

Documents and otherwise), be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower shall neither obtain nor have any rights as a Term B Lender hereunder or under the other Loan Documents by virtue of such capital contribution or assignment;

(iv)      the Borrower shall not use the proceeds of any Revolving Credit Loans or Swing Line Loans for any such purchase and assignment; and

(v)      no Default shall have occurred and be continuing or would result therefrom.

(h)        Disqualified Lenders.  The Parent, on behalf of itself and its Affiliates, the Borrower and the Lenders, expressly acknowledge that the Administrative Agent (in its capacity as such or as an arranger, bookrunner or other agent hereunder) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain,  monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender.

11.07      Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as (but not limited to) the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 11.06(e), or (iii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Parent or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07 or (y) becomes available to the Administrative Agent, the Collateral Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (j) to the extent such Information has been independently developed by the Administrative Agent, the Collateral Agent, any Lender, any L/C Issuer, any of their respective Affiliates or any Related Parties of any of the foregoing Persons.  For purposes of this Section 11.07,  “Information” means all non-public information received from the Parent or any Subsidiary relating to the Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent, any Lender or an L/C Issuer on a nonconfidential basis prior to disclosure by the Parent or any Subsidiary, provided that, in the case of information received from the Parent or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers acknowledge that (A) the Information may include material non-public information concerning the Parent or a Subsidiary, as the case may be, (B) it has developed compliance procedures regarding the use of material non-public information and (C) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

11.08      Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09      Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10      Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11      Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12      Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13      Replacement of Lenders.  If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06 or Section 11.01, or if any Lender is a Defaulting Lender or a Non- Consenting Lender, or if any Lender is disqualified by a Gaming Authority, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

the Borrower (or the replacement Lender) shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

such assignment does not conflict with applicable Laws; and

in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, (i) the applicable assignee shall have consented to the applicable amendment, waiver or consent and (ii) in the case of any Non-Consenting Lender that is required to assign all or any portion of its Term B Loans on or prior to the six-month anniversary of the Closing Date as a result of a Repricing Transaction, the Borrower shall have paid such Non-Consenting Lender a fee equal to 1.00% of the principal amount of the Term B Loans so assigned.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14      Governing Law; Jurisdiction; Etc..

(a)          GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)         SUBMISSION TO JURISDICTION.  EACH OF THE BORROWER AND THE PARENT IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT, HOWEVER, SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LEAD ARRANGER, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE PARENT, THE BORROWER OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)         WAIVER OF VENUE.  EACH OF THE PARENT AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 11.14.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)         SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16      No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Collateral Agent, the Lead Arranger and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent, the Lead Arranger and the Lenders, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, the Collateral Agent, each Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (ii) neither the Administrative Agent, the Collateral Agent, any Lead Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Collateral Agent, the Lead Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Collateral Agent, any Lead Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Collateral Agent, the Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17      Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.18      USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Parent and the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Parent, the Borrower or any other Loan Party, which information includes the name and address of the Parent, the Borrower or any other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Parent, the Borrower or any such other Loan Party in accordance with the USA Patriot Act.  The Parent and the Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

11.19      Designation as Senior Debt.  All Obligations shall be “Designated Senior Indebtedness” for purposes of and as defined in indenture, credit agreement, loan agreement or other document governing Subordinated Indebtedness permitted under Section 8.03.

11.20      ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.21      Gaming Authority Cooperation.  Each of the Lenders and the Administrative Agent agrees to use its commercially reasonable efforts to, at the request of the Borrower or the respective Gaming Authority, cooperate with the applicable Gaming Authority in connection with the administration of their regulatory jurisdiction over the Borrower and its Affiliates, including to the extent not inconsistent with the internal policies of such Lender or Administrative Agent and any applicable legal or regulatory restrictions, the provision of such documents or other information as may be requested by any such Gaming Authority relating to the Borrower, any of its Affiliates or the Loan Documents.  Notwithstanding any other provision of this Agreement, the Borrower expressly authorizes, and will cause each other Loan Party to authorize, the Administrative Agent and each Lender to cooperate with the applicable Gaming Authority as described above and releases the Administrative Agent and each Lender from any liability for any such cooperation or related disclosure.  Notwithstanding anything to the contrary, all actions taken by each Lender and the Administrative Agent pursuant to this Section 11.21 shall be at sole reasonable expense of the Borrower, who hereby agrees to reimburse all reasonable expenses incurred by each Lender and the Administrative Agent in connection with such actions.

11.22      Intercreditor Agreements.  Each Lender hereby agrees that the Administrative Agent and/or the Collateral Agent may enter into any Intercreditor Agreement and/or subordination agreement pursuant to, or contemplated by, the terms of this Agreement on its behalf and agrees to be bound by the terms thereof.

11.23      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary herein or in any other Loan Document, each party hereto from time to time, acknowledges that any liability of any party hereto that is an EEA Financial Institution arising hereunder or under any other Loan Document, to the extent such liability is unsecured (all such liabilities, other than any Excluded Liability, the “Covered Liabilities”), may be subject to Write-Down and Conversion Powers and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of Write-Down and Conversion Powers to any Covered Liability arising hereunder or under any other Loan Document which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)        the effects of any Bail-in Action on any such Covered Liability, including, if applicable:

(i)      a reduction in full or in part or cancellation of any such Covered Liability;

(ii)      a conversion of all, or a portion of, such Covered Liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such Covered Liability under this Agreement or any other Loan Document; or

(iii)      the variation of the terms of such Covered Liability in connection with the exercise of Write-Down and Conversion Powers.

Notwithstanding anything to the contrary herein, nothing contained in this Section 11.23 shall modify or otherwise alter the rights or obligations under this Agreement with respect to any liability that is not a Covered Liability.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EVERI PAYMENTS INC.,
as the Borrower

By:	/s/ Randy L. Taylor
Name: Randy L. Taylor
Title: Chief Financial Officer

EVERI HOLDINGS INC.,
as the Parent

By:	/s/ Randy L. Taylor
Name: Randy L. Taylor
Title: Chief Financial Officer

[Signature Page to Credit Agreement]

JEFFERIES FINANCE LLC, as Administrative
Agent, Collateral Agent, an L/C Issuer, the Swing Line
Lender and a Lender

By:	/s/ E.J. Hess
Name: E.J. Hess
Title: Managing Director

[Signature Page to Credit Agreement]

Schedule 2.01

Commitments and Applicable Percentages

I.      Term B Loan Commitments

Term B Lender	Term B Commitment	Percentage of Term B Commitment
Jefferies Finance LLC	$820,000,000	100%
Total:	$820,000,000	100%

II.      Revolving Credit Commitments

Revolving Credit Lender	Revolving Credit Commitment	Percentage of Revolving Credit Commitments
Jefferies Finance LLC	$35,000,000	100%
Total:	$35,000,000	100%

Schedule 6.06
Litigation

None.

Schedule 6.09

Environmental Matters

None.

2

Schedule 6.13

Subsidiaries and Other Equity Investments

(a)  Subsidiaries

Subsidiary	Record Owner(s)	Guarantor?
Everi Payments Inc.	Everi Holdings Inc.	No (Borrower)
GCA MTL, LLC	Everi Payments Inc.	Yes
GCA India Private Limited	Everi Payments Inc. (99%) Global Cash Access (Canada) Inc. (1%)	No
Central Credit, LLC	Everi Payments Inc.	Yes
Game Financial Caribbean N.V.	Everi Payments Inc.	No
Global Cash Access (Panama), Inc.	Game Financial Caribbean N.V.	No
Arriva Card, Inc.	Everi Payments Inc.	No
Global Cash Access (Canada) Inc.	Everi Payments Inc.	No
Global Cash Access (UK) Limited	Everi Payments Inc.	No
Global Cash Access (Belgium), S.A.	Global Cash Access (UK) Ltd. (99%) Everi Payments Inc. (1%)	No
Global Cash Access (Belize) Ltd	Everi Holdings Inc. (< 1%) Everi Payments Inc. (>99%)	No
Global Cash Access (BVI), Inc.	Everi Payments Inc.	No
Global Cash Access Switzerland, AG	Global Cash Access (BVI), Inc.	No
Global Cash Access (HK) Ltd.	Global Cash Access (BVI), Inc.	No
GCA (Macau), S.A.	Global Cash Access (HK) Ltd. (>98%) Everi Payments Inc. (<1%) Global Cash Access (BVI), Inc. (<1%)	No
Everi Games Holding Inc.	Everi Holdings Inc.	Yes
Everi Games Inc.	Everi Games Holding Inc.	Yes
MGAM Technologies, LLC	Everi Games Inc.	Yes
MGAM Canada, Inc.	Everi Games Inc.	No
MegaBingo International, LLC	Everi Games Inc.	No
Multimedia Games de Mexico, S. de R.L. de C.V.	MegaBingo International, LLC (> 99%) Everi Games Inc. (< 1%)	No
Multimedia Games De Mexico 1 S. de R.L. de C.V.	MegaBingo International, LLC (> 99%) Everi Games Inc. (< 1%)	No
Servicios de Wild Basin, S. de R.L. de C.V.	MegaBingo International, LLC (> 99%) Everi Games Inc. (< 1%)	No
MGAM Peru S.R.L.

Held by Manuel Augusto Ugarte Maggiolo as nominee for MegaBingo International, LLC (> 99%)

Held by Maria Vivana Garcia Tuesta as nominee for Everi Games Inc. (< 1%)

These units are currently held by Peruvian nationals pending transfers following the identification of a Peruvian national to serve as General Manager.

No
Everi Logistics LLC	Everi Payments Inc.	No

(b)  Other Equity Investments

None.

3

Schedule 6.16

Intellectual Property Matters

None.

4

Schedule 7.14

Post-Closing Covenants

1.      Not later than the date that is 180 days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall have obtained (in form and substance reasonably satisfactory to the Administrative Agent) the approval of the Nevada Gaming Commission of (a) the pledge by the Parent of the Equity Interests of the Borrower and Everi Games Holding Inc., pursuant to the Security Agreement and (b) the pledge by Everi Games Holding Inc. of the Equity Interests of Everi Games, Inc., pursuant to the Security Agreement, and, in each case, shall have delivered the stock certificates and related signed (but undated) stock powers to the Collateral Agent pursuant to the Security Agreement.

2.      Not later than the date that is 30 days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall have delivered to the Administrative Agent insurance policy endorsements naming the Collateral Agent as additional insured or lender’s loss payee, as applicable, under each insurance policy required to be maintained pursuant to Section 7.06, to the extent required under Section 7.06, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

3.      Not later than the date that is 30 days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall have delivered to the Collateral Agent a certificate representing the Equity Interests of GCA (Macau), S.A., owned by the Borrower, accompanied by undated stock powers or instruments of transfer executed in blank, in form and substance reasonably satisfactory to the Administrative Agent.

5

Schedule 8.01

Existing Liens

Debtor	Jurisdiction	Secured Party	Type of Filing	File Number	File Date	Collateral
Everi Payments Inc.	DE Secretary of State	Toshiba Financial Services	Original UCC	20170076403	01/04/2017	Equipment per lease and maintenance agreement
Everi Games Inc.	DE Secretary of State	Dell Financial Services LLC	Original UCC	20031223216	05/13/2003	Computer Equipment Lease
	DE Secretary of State	Wells Fargo Financial Leasing Inc.	Original UCC	20122496331	06/28/2012	Equipment Lease
	DE Secretary of State	Wells Fargo Financial Leasing Inc.	Original UCC	20123871011	10/08/2012	Equipment Lease
	DE Secretary of State	Wells Fargo Financial Leasing Inc.	Original UCC	20131678276	05/02/2013	Equipment Lease
	DE Secretary of State	Wells Fargo Financial Leasing Inc.	Original UCC	20132471200	06/27/2013	Equipment Lease
	DE Secretary of State	Wells Fargo Financial Leasing Inc.	Original UCC	20133417327	09/03/2013	Equipment Lease
	DE Secretary of State	Wells Fargo Financial Leasing Inc.	Original UCC	20142135887	06/02/2014	Equipment Lease
	DE Secretary of State	Wells Fargo Financial Leasing Inc.	Original UCC	20160040798	01/04/2016	Equipment Lease
Multimedia Games, Inc.	DE Secretary of State	Arrow Electronics, Inc.	Original UCC	20124068179	10/22/2012	Stored Products per Consignment Agreement
	DE Secretary of State	Quixant USA Inc.	Original UCC	20140018226	01/02/2014	Goods, Software per Supply Agreement

6

Schedule 8.02

Identified Investments

1.Development Agreements in existence on the Closing Date, together with any renewals or replacements thereof.

7

Schedule 8.03

Existing Indebtedness

1.In connection with Borrower’s acquisition of certain assets of Resort Advantage, LLC in August 2015, Borrower has accrued a liability of approximately $901,000 with respect to additional purchase price consideration Borrower expects to pay to Resort Advantage, LLC in 2017 and 2018.

8

Schedule 8.08

Transactions with Affiliates

None.

9

Schedule 11.02

Administrative Agent’s Office; Certain Addresses for Notices

Borrower

Everi Payments Inc.

7250 S. Tenaya Way, Suite 100

Las Vegas, NV 89113

Attention:  Randy L. Taylor

Facsimile number:  702-855-3002

Electronic mail address:  rtaylor@everi.com

Telephone number:  702-855-3000

Administrative Agent

Administrative Agent’s Office

(For Payments and Requests for Credit Extensions):

Jefferies Finance LLC

520 Madison Avenue

New York, New York 10022

Attention: Account Officer — Everi

Facsimile: 212-284-3444

Electronic Mail: JFin.Admin@Jefferies.com

Name of Bank:  Deutsche Bank Trust Company Americas

City, State:  New York, NY

Routing Transit / ABA #: 021001033

Name of Account:  Global Loan Services

Account Number  99-183-678

Ref: Everi Payments

Other Notices as Administrative Agent:

Jefferies Finance LLC

520 Madison Avenue

New York, New York 10022

Attention: Account Officer — Everi

Facsimile: 212-284-3444

Electronic Mail: JFin.Admin@Jefferies.com

Collateral Agent

Jefferies Finance LLC

520 Madison Avenue

New York, New York 10022

Attention: Account Officer — Everi

Facsimile: 212-284-3444

Electronic Mail: JFin.Admin@Jefferies.com

10

L/C Issuer

Jefferies Finance LLC

520 Madison Avenue

New York, New York 10022

Attention: Account Officer — Everi

Facsimile: 212-284-3444

Electronic Mail: JFin.Admin@Jefferies.com

Swing Line Lender

Jefferies Finance LLC

520 Madison Avenue

New York, New York 10022

Attention: Account Officer — Everi

Facsimile: 212-284-3444

Electronic Mail: JFin.Admin@Jefferies.com

11

EXHIBIT A

[FORM OF] COMMITTED LOAN NOTICE

Date: ___________, _____

To:       Jefferies Finance LLC, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined), among Everi Payments Inc. (the “Borrower”), Everi Holdings Inc. (the “Parent”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

The undersigned hereby requests (select one):

☐  A Borrowing of Committed Loans

☐  A conversion or continuation of [Base Rate Loans][Eurodollar Rate Loans]

1.      On ___________________ (a Business Day).

2.      In the amount of $ ______________.

3.      Comprised of ____________________ [Insert Type of Loan] that are [Revolving Credit Loans] [Term B Loans].

4.      For Eurodollar Rate Loans: with an Interest Period of [one month][two months][three months][six months][other period of twelve months or less if consented to by all applicable Lenders].

The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(a) of the Agreement.1

1Include this sentence in the case of a Revolving Credit Loan Borrowing.

Form of Committed Loan Notice

A-1

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) of the Agreement shall be satisfied on and as of the date of the applicable Credit Extension.

EVERI PAYMENTS INC.

By:
Name:
Title:

Form of Committed Loan Notice

A-2

EXHIBIT B

[FORM OF] SWING LINE LOAN NOTICE

Date: ___________, _____

To:      Jefferies Finance LLC, as Administrative Agent and Swing Line Lender

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined), among Everi Payments Inc. (the “Borrower”), Everi Holdings Inc. (the “Parent”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

The undersigned hereby requests a Swing Line Loan:

1.      On ________________ (a Business Day).

2.      In the amount of $____________.

3.      Swing Line Loan Balance: $________________

The Swing Line Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.04(a) of the Agreement.

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) of the Agreement shall be satisfied on and as of the date of the applicable Credit Extension.

EVERI PAYMENTS INC.

By:
Name:
Title:

Form of Swing Line Loan Notice

B-1

EXHIBIT C-1

[FORM OF] REVOLVING NOTE

___________, ____

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined), among the Borrower, Everi Holdings Inc., the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Revolving Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Note may become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

[Remainder of page intentionally left blank.]

Form of Revolving Note

C-1-1

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EVERI PAYMENTS INC.

By:
Name:
Title:

Form of Revolving Note

C-1-2

REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Re- volving Credit Loan Made	Amount of Revolving Credit Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Bal ance This Date	Notation Made By
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________

Form of Revolving Note

C-1-3

EXHIBIT C-2

[FORM OF] TERM B NOTE

___________, ____

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term B Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined), among the Borrower, Everi Holdings Inc., the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Term B Loan from the date of such Term B Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term B Note is one of the Term B Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Term B Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term B Note may become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Term B Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Term B Note and endorse thereon the date, amount and maturity of its Term B Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term B Note.

[Remainder of page intentionally left blank.]

Form of Term B Note

C-2-1

THIS TERM B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EVERI PAYMENTS INC.

By:
Name:
Title:

Form of Term B Note

C-2-2

TERM B LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term B Loan Made	Amount of Term B Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Bal ance This Date	Notation Made By
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________
________	_________	_________	_________	_________	_________	________

Form of Term B Note

C-2-3

EXHIBIT C-3

[FORM OF] SWING LINE NOTE

___________, ____

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Swing Line Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined), among the Borrower, Everi Holdings Inc., the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Swing Line Note is the Swing Line Note referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Swing Line Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Swing Line Note may become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Swing Line Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Swing Line Note and endorse thereon the date, amount and maturity of its Swing Line Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Swing Line Note.

[Remainder of page intentionally left blank.]

Form of Swing Line Note

C-3-1

THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EVERI PAYMENTS INC.

By:
Name:
Title:

Form of Swing Line Note

C-3-2

SCHEDULE OF SWING LINE ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Swing Line Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation Made By
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________
________	_________	_________	_________	________

Form of Swing Line Note

C-3-3

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

Financial Statement Date: ___________, _____

To:         Jefferies Finance LLC, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Everi Payments Inc. (the “Borrower”), Everi Holdings Inc. (the “Parent”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [________________] of the Parent, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Parent, and that:

[Use the following paragraph 1 for fiscal year-end financial statements.]

[1.         The Parent has delivered to the Administrative Agent the year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]

[Use the following paragraph 1 for fiscal quarter-end financial statements.]

[1.         The Parent has delivered to the Administrative Agent the unaudited financial statements required by Section 7.01(b) of the Agreement for the fiscal quarter of the Parent ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject to normal year-end audit adjustments and the absence of footnotes.]

2.         The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Parent and its Restricted Subsidiaries during the accounting period covered by the submitted financial statements.

3.         A review of the activities of the Parent and its Restricted Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent, the Borrower and the other Loan Parties performed and observed all of their Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Parent, the Borrower and the other Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to them.]

Form of Compliance Certificate

[--or--]

[the following covenants or conditions have not been performed or observed and, to the best knowledge of the undersigned, the following is a list of each such Default and its nature and status and the action or actions of the Parent has taken and proposes to take with respect thereto:]

4.         The representations and warranties of the Parent and the Borrower contained in Article VI of the Agreement, and any representations and warranties of the Parent, the Borrower and the other Loan Parties that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects on and as of the date hereof, except to the extent that [such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, in which case they shall be true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date] [--or--] [the following representations and warranties are not true as of such date,] and except that for purposes of this Compliance Certificate, the representations and warranties contained in Sections 6.05(a) and (b) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.01(a) and (b) of the Agreement, respectively, including the statements in connection with which this Compliance Certificate is delivered.

5.         The financial covenant analyses and other information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

[Remainder of page intentionally left blank.]

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of _____________.

EVERI HOLDINGS INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1

 to the Compliance Certificate

($ in 000’s)

•	I .	Section 8.11 – Consolidated Secured Leverage Ratio.

	A.	Consolidated Funded Indebtedness that is secured by a Lien on any asset of the Parent or any Restricted Subsidiary as of the Statement Date:		$

	B.	the aggregate amount of cash and Cash Equivalents of the Parent and its Restricted Subsidiaries as of the Statement Date (other than the proceeds of any Incremental Facilities to be drawn at such time or Incremental Equivalent Debt to be incurred at such time) that is not Restricted:			$1

	C.	Consolidated Adjusted EBITDA for the Test Period as set forth on Schedule 2:		$

	D.	Consolidated Secured Leverage Ratio ((Line I.A – Line I.B) / (Line I.C)):			to 1.0

Maximum permitted:

		Test Period Ending	Maximum Consolidated Secured Leverage Ratio
		June 30, 2017	5.00 to 1.00
		September 30, 2017	5.00 to 1.00
		December 31, 2017	5.00 to 1.00
		March 31, 2018	5.00 to 1.00
		June 30, 2018	5.00 to 1.00
		September 30, 2018	5.00 to 1.00
		December 31, 2018	4.75 to 1.00
		March 31, 2019	4.75 to 1.00
		June 30, 2019	4.75 to 1.00
		September 30, 2019	4.75 to 1.00
		December 31, 2019	4.50 to 1.00
		March 31, 2020	4.50 to 1.00
		June 30, 2020	4.50 to 1.00
		September 30, 2020	4.50 to 1.00

1Not to be greater than $50 million in the aggregate.

Form of Compliance Certificate

		Test Period Ending	Maximum Consolidated Secured Leverage Ratio
		December 31, 2020	4.25 to 1.00
		March 31, 2021	4.25 to 1.00
		June 30, 2021	4.25 to 1.00
		September 30, 2021	4.25 to 1.00
		December 31, 2021 and each Test Period thereafter	4.00 to 1.00

•	II.	Section 2.05(f) – Excess Cash Flow.

A.

Consolidated Adjusted EBITDA for such fiscal year of the Parent (or in the case of its fiscal year ending December 31, 2017, for the period from July 1, 2017 through and including December 31, 2017) as set forth on Schedule 2:

$

	B.	the aggregate amount of any extraordinary, unusual or non-recurring cash gains for such fiscal year:		$

C.

subject to Line II.G below, the aggregate amount of capital expenditures for such fiscal year to the extent paid in cash by the Parent or any of its Restricted Subsidiaries and not financed from the proceeds of long-term Indebtedness (other than revolving Indebtedness):

$

D.

the aggregate consideration actually paid in cash by the Parent or any of its Restricted Subsidiaries during such fiscal year with respect to Investments permitted under Sections 8.02(k)(i) and (l) of the Agreement (and not financed with long-term Indebtedness (other than revolving Indebtedness)):

$

E.

the aggregate amount of Restricted Payments pursuant to Sections 8.06(d),  (e)(iv)(A),  (g) and (j) of the Agreement (in each case, to the extent made to a Person other than the Parent or a Restricted Subsidiary) made in cash by the Parent during such fiscal year except, in each case, to the extent financed with long term Indebtedness (other than revolving Indebtedness):

$

F.

any required up-front cash payments by the Parent or any of its Restricted Subsidiaries in respect of interest rate Swap Contracts during such fiscal year to the extent not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) and not deducted in arriving at such Consolidated Adjusted EBITDA for such fiscal year:

$

Form of Compliance Certificate

G.

the aggregate amount of all principal payments and purchases of Indebtedness of the Parent and its Restricted Subsidiaries made during such fiscal year (including (a) scheduled principal payments with respect to the Loans pursuant to Section 2.07(c) of the Agreement, and (b) the principal component of payments in respect of capital leases, but excluding (i) all other repayments or prepayments of Loans, (ii) all repayments of any revolving credit facility arrangements (except to the extent there is an equivalent permanent reduction in commitments thereunder that is not being made in connection with a refinancing or replacement thereof)) and (iii) in each case, any such payments and purchases to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness)):

$

H.

without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Parent, the aggregate consideration required to be paid in cash by the Borrower or its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into during such fiscal year relating to capital expenditures or acquisitions permitted by Section 8.02(h) of the Agreement to be consummated or made during the period of four consecutive fiscal quarters of the Parent following the end of such fiscal year (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that, to the extent the aggregate amount actually utilized in cash to finance such capital expenditures or acquisitions during such subsequent period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive fiscal quarters:

$

I.

the aggregate consolidated interest expense actually paid in cash by the Parent or any of its Restricted Subsidiaries during such fiscal year (inclusive of any such interest expense actually paid in cash pursuant to the Vault Cash Agreement during such fiscal year):

$

J.	the aggregate amount added back in the calculation of Consolidated Adjusted EBITDA pursuant to Line G of Schedule 2 attached hereto for such fiscal year to the extent paid in cash:	$

K.

the aggregate amount added in the calculation of Consolidated Adjusted EBITDA pursuant to Line H of Schedule 2 attached hereto (only to the extent paid in cash; provided that if such amount has been accrued in such fiscal year and is paid in the succeeding fiscal year, then Excess Cash Flow shall be reduced pursuant to this clause (K) in such succeeding fiscal year by the amount of such cash payment) and Line I of Schedule 2 attached hereto in such fiscal year:

$

Form of Compliance Certificate

	L.	income taxes and foreign withholding taxes actually paid in cash by the Parent and its Restricted Subsidiaries during such fiscal year:	$
	M.	the aggregate amount of any extraordinary, unusual or non-recurring cash losses during such fiscal year:	$

	N.	Excess Cash Flow ((Line II.A + Line II.B) – (Line II.C + Line II.D + Line II.E + Line II.F + Line II.G + Line II.H + Line II.I + Line II.J + Line II.K+ Line II.L+ Line II.M)):	$

•	III.	Sections 8.02(l) and 8.06(j) -- Consolidated Total Leverage Ratio.

	A.	Consolidated Funded Indebtedness as of the Statement Date:	$

B.

the aggregate amount of cash and Cash Equivalents of the Parent and its Restricted Subsidiaries as of the Statement Date (other than the proceeds of any Incremental Facilities to be drawn at such time or Incremental Equivalent Debt to be incurred at such time) that is not Restricted:

$

	C.	Consolidated Adjusted EBITDA for the Test Period as set forth on Schedule 2:	$

	D.	Consolidated Total Leverage Ratio ((Line III.A – Line III.B) / (Line III.C)):	$	to 1.0

•	IV.	Sections 8.03(i) and (j) -- Interest Coverage Ratio.

	A.	Consolidated Adjusted EBITDA for the Test Period as set forth on Schedule 2:	$

B.

consolidated interest expense (as defined in GAAP) (inclusive of any such interest expense with respect to the Vault Cash Agreement included in the calculation of Consolidated Adjusted EBITDA) net of interest income for the Test Period:

$

C.

interest costs associated with derivative instruments not otherwise included in interest expense, but excluding any non-cash change in value of derivative instruments and non-cash derivative instruments fair value adjustments, in each case, of the Parent and its Restricted Subsidiaries for the Test Period:

$

	D.	Interest Coverage Ratio ((Line IV.A) / (Line IV.B + Line IV.C)):	$	to 1.0

2.Not to be greater than $50 million in the aggregate.

Form of Compliance Certificate

For the Quarter/Year ended ___________________ (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

Consolidated Adjusted EBITDA

(in accordance with the definition of Consolidated Adjusted EBITDA as set forth in the Agreement)

Consolidated Adjusted EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended

A.   Consolidated Net Income for the Test Period without giving effect to (x) any extraordinary, unusual or non-recurring gains or losses and (y) any non-cash items (including any cancellation of indebtedness income) increasing Consolidated Net Income.

B.   Total interest expense (inclusive of amortization of deferred financing fees and other original issue discount, banking fees, charges and commissions (e.g., letter of credit fees and commitment fees) and all interest expense arising pursuant to the Vault Cash Agreement) of the Parent and its Restricted Subsidiaries determined on a consolidated basis for such period.

C. Provision for taxes based on income and foreign withholding taxes for the Parent and its Restricted Subsidiaries determined on a consolidated basis for such period.
D. All depreciation and amortization expense of the Parent and its Restricted Subsidiaries, including amortization of Development Agreement expense determined on a consolidated basis for such period.

E.   The amount of all fees and expenses incurred in connection with the Transaction and any acquisitions, mergers, consolidations, investments, debt issuances, amendments or modifications to debt agreements, refinancings, equity

Form of Compliance Certificate

Consolidated Adjusted EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
issuances or dispositions (whether or not consummated) during such period (in each case, other than in the ordinary course of business).

F.   The amount of all other non-cash charges (including without limitation non-cash stock compensation expense) of the Parent and its Restricted Subsidiaries determined on a consolidated basis for such period.

G.   The amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions, mergers, consolidations or dispositions after the Closing Date, costs related to the closure and/or consolidation of facilities, severance costs, retention charges, systems establishment costs and excess pension charges, excluding, for the avoidance of doubt, development costs in connection with unreleased products.[3]

H.   The amount of any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, operating improvements and other synergies and similar initiatives, during such period.

I.   The amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Borrower in good faith to be reasonably anticipated to be realizable or for which a plan for realization shall have been established within 18 months of the date thereof

3.The aggregate amount of addbacks under this Line G,  Line I below, and as set forth in subclause (iii) of the definition of “Pro Forma Basis” in the Agreement, shall not exceed 20% of Consolidated Adjusted EBITDA (after giving effect to such addbacks) for such period.

Form of Compliance Certificate

Consolidated Adjusted EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended

(which will be added to Consolidated Adjusted EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that all or substantially all steps have been taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower).[4]

J.   To the extent not otherwise deducted in determining Consolidated Net Income for the Test Period, the amount of all cash payments or cash charges made (or incurred) by the Parent or any of its Restricted Subsidiaries for the Subject Period on account of any non-cash charges added back to Consolidated Adjusted EBITDA pursuant to Line F above in a previous period.

Consolidated Adjusted EBITDA ((Line A) + (Line B + Line C + Line D + Line E + Line F + Line G + Line H + Line I) – (Line J))[5]

4.The aggregate amount of addbacks under this Line I, Line G above, and as set forth in subclause (iii) of the definition of “Pro Forma Basis” in the Agreement, shall not exceed 20% of Consolidated Adjusted EBITDA (after giving effect to such addbacks) for such period.

5.Consolidated Adjusted EBITDA shall be deemed to equal (a) $45,735,000 for the fiscal quarter ended March 31, 2016, (b) $51,245,000 for the fiscal quarter ended June 30, 2016, (c) $51,604,000 for the fiscal quarter ended September 30, 2016 and (d) $49,435,000 for the fiscal quarter ended December 31, 2016 (it being understood that such amounts are subject to adjustments as, and to the extent, otherwise contemplated in this Agreement or any calculation on a Pro Forma Basis).

Form of Compliance Certificate

EXHIBIT E

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor]  (the “Assignor”) and [Insert name of Assignee]  (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit, the Guaranties and the Swing Line Loans included in such facilities, as applicable) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.          Assignor:  ______________________________

2.          Assignee:  ______________________________ [and is an Affiliate/Approved Fund of [identify Lender]2]

3.          Borrower:  Everi Payments Inc.

4.          Administrative Agent:  Jefferies Finance LLC, as the administrative agent under the Credit Agreement

5.          Credit Agreement:  Credit Agreement, dated as of May 9, 2017, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Everi Payments Inc. (the “Borrower”), Everi Holdings Inc. (the “Parent”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer

6.         Assigned Interest:

2Select as applicable

Form of Assignment and Assumption

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commit- ment/Loans Assigned*	Percentage Assigned of Commitment/Loans[3]	CUSIP Number
Revolving Credit Facility	$______________	$_____________	______%
Term B Facility	$______________	$_____________	______%

[7.      Trade Date: __________________]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

3Set forth, to at least 9 decimals, as a percentage of the Commitment/ Loans of all Lenders thereunder.

Form of Assignment and Assumption

[Consented to and][4] Accepted:
JEFFERIES FINANCE LLC,
as the Administrative Agent[, Swing Line Lender and L/C Issuer][5]

By:
Title:

[Consented to:][6]

EVERI PAYMENTS INC.,
as the Borrower

By:
Title:

4The consent of the Administrative Agent shall be required for any assignment in respect of (a) any unfunded Term B Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (b) any Term B Loan if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender]

5[The consent of each L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility.]

6[The consent of the Borrower shall be required unless (a) an Event of Default under Section 9.01(a),  (f) or (g) of the Credit Agreement has occurred and is continuing at the time of such assignment or (b) such assignment is to a Person that is a Lender with an outstanding Term B Loan, an Affiliate of such Lender or an Approved Fund with respect to such Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof.]

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

EVERI PAYMENTS INC.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.      Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type and (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.        Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Assignment and Assumption Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Form of Assignment and Assumption

3.        General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Assumption

EXHIBIT F

[FORM OF] GUARANTY

[Provided Under Separate Cover]

Guaranty

F-1

EXHIBIT G

[Form of] Perfection Certificate

[Provided Under Separate Cover]

Perfection Certificate

G-1

EXHIBIT H-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined), among Everi Payments Inc. (the “Borrower”), Everi Holdings Inc. (the “Parent”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

H-1-1

EXHIBIT H-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined), among Everi Payments Inc. (the “Borrower”), Everi Holdings Inc. (the “Parent”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

H-2-1

EXHIBIT H-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined), among Everi Payments Inc. (the “Borrower”), Everi Holdings Inc. (the “Parent”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

H-3-1

EXHIBIT H-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined), among Everi Payments Inc. (the “Borrower”), Everi Holdings Inc. (the “Parent”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

H-4-1

EXHIBIT I

[FORM OF] SOLVENCY CERTIFICATE

[___________], 201[  ]

The undersigned, [___________], the Chief Financial Officer of Everi Holdings Inc. (the “Parent”), is familiar with the properties, businesses, assets and liabilities of the Parent and its Subsidiaries and is duly authorized to execute this certificate (this “Solvency Certificate”) on behalf of the Parent.

This Solvency Certificate is delivered pursuant to Section 4.01(a)(viii) of the Credit Agreement, dated as of May 9, 2017 (the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined), among Everi Payments Inc., the Parent, each Lender from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer.

(a)      The undersigned certifies, on behalf of the Parent and not in his individual capacity, that he has made such investigation and inquiries as to the financial condition of the Parent and its Subsidiaries as the undersigned deems necessary and prudent for the purposes of providing this Solvency Certificate.  The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Loans under the Credit Agreement.

(b)      The undersigned certifies, on behalf of the Parent and not in his individual capacity, that (i) the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by the Parent to be fair in light of the circumstances existing at the time made; and (ii) for purposes of providing this Solvency Certificate, the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

BASED ON THE FOREGOING, the undersigned certifies, on behalf of the Parent and not in his individual capacity, that, on the date hereof, before and after giving effect to the Transactions (and the Loans made or to be made and other obligations incurred or to be incurred on the Closing Date):

(i)      the fair value of the property of the Parent and its Subsidiaries (on a consolidated basis) is greater than the total amount of liabilities, including contingent liabilities, of the Parent and its Subsidiaries (on a consolidated basis);

(ii)     the present fair salable value of the assets of the Parent and its Subsidiaries (on a consolidated basis) is greater than the amount that will be required to pay the probable liability of the Parent and its Subsidiaries (on a consolidated basis) on the sum of their debts and other liabilities, including contingent liabilities;

(iii)    the Parent and its Subsidiaries (on a consolidated basis) have not, do not intend to, and do not believe (nor should they reasonably believe) that they will, incur debts or liabilities beyond the ability of the Parent and its Subsidiaries (on a consolidated basis) to pay such debts and liabilities as they become due (whether at maturity or otherwise);

Solvency Certificate

I-1

(iv)     the Parent and its Subsidiaries (on a consolidated basis) do not have unreasonably small capital with which to conduct their businesses in which they are engaged as such businesses are now conducted (and reflected in the projections delivered to the Administrative Agent and the Lenders) and are proposed to be conducted following the Closing Date; and

(E)      the Parent and its Subsidiaries (on a consolidated basis) are “solvent” within the meaning given to that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances.

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the first date written above, solely in his capacity as the Chief Financial Officer of the Parent and not in his individual capacity.

EVERI HOLDINGS INC.

By:
Name:
Title:	Chief Financial Officer

Solvency Certificate

I-2

EXHIBIT J

[Form of] Security Agreement

[Provided Under Separate Cover]

Security Agreement

J-1

EXHIBIT K

LOAN OFFER PROVISIONS

Offer by the Borrower to Lenders to Purchase Term B Loans by Assignment

(a)      The Borrower (the “Assignee Party”) shall have the right at any time and from time to time to purchase Term B Loans at a discount to the par value of such Term B Loans (each, a “Loan Assignment Auction”), pursuant to and in compliance with the procedures described in this Exhibit K and Section 11.06(g)(i) of the Credit Agreement; provided that any Loan Assignment Auction shall be offered to all Term B Lenders on a pro rata basis.

(b)      To the extent the Assignee Party seeks to conduct a Loan Assignment Auction, the Assignee Party will provide written notice to the Administrative Agent substantially in the form of Exhibit 1 hereto (each, a “Loan Assignment Auction Notice”) that the Assignee Party desires to prepay Term B Loans in an aggregate principal amount specified therein by the Assignee Party (each, a “Proposed Auction Assignment Amount”), in each case, at a discount to the par value of such Term B Loans as specified below.  The Proposed Auction Assignment Amount of Term B Loans shall not be less than $5,000,000.  The Loan Assignment Auction Notice shall further specify with respect to the proposed Loan Assignment Auction:  (i) the Proposed Auction Assignment Amount of Term B Loans, (ii) a discount range (which may be a single percentage) selected by the Assignee Party with respect to such proposed Loan Assignment Auction (expressed as the percentage of par of the principal amount of Term B Loans to be purchased) (the “Discount Range”), and (iii) the date by which Term B Lenders are required to indicate their election to participate in such proposed Loan Assignment Auction, which shall be at least three Business Days following the date of the Loan Assignment Auction Notice (the “Acceptance Date”).

(c)      Upon receipt of a Loan Assignment Auction Notice in accordance with this Exhibit K, the Administrative Agent shall promptly notify each Term B Lender thereof.  On or prior to the Acceptance Date, each such Term B Lender may specify by written notice substantially in the form of Exhibit 2 hereto (each, a “Lender Participation Notice”) to the Administrative Agent (i) a minimum price (the “Acceptable Price”) within the Discount Range (for example, 80% of the par value of the Term B Loans to be prepaid) and (ii) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term B Loans with respect to which such Term B Lender is willing to accept a Loan Assignment Auction at the Acceptable Price (“Offered Loans”).  Each Lender Participant Notice by a Term B Lender shall be irrevocable.  Based on the Acceptable Prices and principal amounts of Term B Loans specified by the Term B Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Assignee Party, shall determine the applicable discount for Term B Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Assignee Party if the Assignee Party has selected a single percentage pursuant to this Exhibit K for the Loan Assignment Auction or (B) otherwise, the lowest Acceptable Price at which the Assignee Party can pay the Proposed Auction Assignment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided,  however, in the event that such Proposed Auction Assignment Amount cannot be paid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Term B Lenders that is within the Discount Range.  The Applicable Discount shall be applicable for all Term B Lenders who have offered to participate in the Loan Assignment Auction and have Qualifying Loans (as defined below).  Any Term B Lender with outstanding Term B Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to participate in the Loan Assignment Auction.

Loan Offer Provisions

(d)      The Assignee Party shall prepay those Term B Loans (or the respective portions thereof) offered by the Term B Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Auction Assignment Amount, such amounts, in each case, calculated by applying the Applicable Discount, the Assignee Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent).  If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Auction Assignment Amount, such amounts in each case calculated by applying the Applicable Discount, the Assignee Party shall prepay all Qualifying Loans.

(e)      Each prepayment by the Borrower pursuant to a Loan Assignment Auction shall be made within five Business Days of the Acceptance Date (or such other date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty, upon irrevocable notice substantially in the form of Exhibit 3 hereto (each a “Loan Auction Prepayment Notice”), delivered to the Administrative Agent no later than 11:00 a.m. (New York City time), three Business Days prior to the date of such Loan Assignment Auction.  If any Loan Auction Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Term B Lenders, subject to the Applicable Discount on the applicable Term B Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(f)      To the extent not expressly provided for herein, each Loan Assignment Auction shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with this Exhibit K) established by the Administrative Agent in consultation with the Borrower.

(g)      Prior to the delivery of a Loan Auction Prepayment Notice upon written notice to the Administrative Agent, the Assignee Party may withdraw the Loan Assignment Auction pursuant to any Loan Assignment Auction Notice.  Once submitted to the Administrative Agent, a Loan Auction Prepayment Notice, may not be withdrawn or modified.

(h)      All Term B Loans prepaid pursuant to the Loan Auction Prepayment Notice shall be applied ratably to the remaining scheduled installments of the outstanding Term B Loans of the applicable Term B Lenders.

Loan Offer Provisions

EXHIBIT l

[FORM OF]
LOAN ASSIGNMENT AUCTION NOTICE

Dated:      ____________, 20[ ]

To:      JEFFERIES FINANCE LLC, as Administrative Agent

Ladies and Gentlemen:

This Loan Assignment Auction Notice is delivered to you pursuant to Exhibit K of that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined), among Everi Payments Inc. (the “Assignee Party”), Everi Holdings Inc. (the “Parent”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent.

The Assignee Party hereby notifies you that, effective as of [___________, 20__], pursuant to clause (b) of Exhibit K of the Credit Agreement, the Assignee Party hereby notifies each Term B Lender that it is seeking:

1.            to prepay Term B Loans at a discount in an aggregate principal amount of [$___________________________]7(the “Proposed Auction Assignment Amount”);

2.           a percentage discount to the par value of the principal amount of Term B Loans greater than or equal to _______% of par value but less than or equal to [_______]% of par value (the “Discount Range”); and

3.           a Lender Participation Notice on or before [___________, 20__]8, as determined pursuant to clause (b) of Exhibit K of the Credit Agreement (the “Acceptance Date”).

The Assignee Party expressly agrees that this Loan Assignment Auction Notice is subject to the provisions of Section 11.06(g) and Exhibit K of the Credit Agreement.

The Assignee Party hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Term B Lenders as follows:

1.            No Default has occurred and is continuing, or would result from the Assignee Party prepaying Term B Loans pursuant to the Loan Assignment Auction.

2.           Each of the conditions to the Loan Assignment Auction contained in Section 11.06(g) of the Credit Agreement has been satisfied.

1      Insert amount that is minimum of $5,000,000.

2      Insert date (a Business Day) that is at least three Business Days after date of the Loan Assignment Auction Notice

Loan Offer Provisions

3.           As of the date hereof, neither it nor any of its respective directors or officers has any material non-public information with respect to the Parent, the Assignee Party or any of their Subsidiaries or their respective securities that has not been disclosed to the assigning Term B Lender (other than because such assigning Term B Lender does not wish to receive material non-public information with respect to the Parent, the Assignee Party or their Subsidiaries or their respective securities) prior to the date hereof to the extent such information could reasonably be expected to have a material effect upon, or otherwise be material, to a Term B Lender’s decision to assign Term B Loans to the Assignee Party.

The Assignee Party respectfully requests that Administrative Agent promptly notify each of the Term B Lenders party to the Credit Agreement of this Loan Assignment Auction Notice.

Loan Offer Provisions

IN WITNESS WHEREOF, the undersigned has executed this Loan Assignment Auction Notice as of the date first above written.

EVERI PAYMENTS INC., as Assignee Party

By:
Name:
Title:

Loan Offer Provisions

EXHIBIT 2

[FORM OF]
LENDER PARTICIPATION NOTICE

Dated:      _____________, 20[ ]

To:      JEFFERIES FINANCE LLC, as Administrative Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined), among Everi Payments Inc. (the “Assignee Party”), Everi Holdings Inc. (the “Parent”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent, and (b) that certain Loan Assignment Auction Notice, dated ___________, 20__, from the Assignee Party (the “Loan Assignment Auction Notice”).

The undersigned Term B Lender hereby gives you notice, pursuant to Exhibit K of the Credit Agreement, that it is willing to accept a Loan Assignment Auction on Term B Loans held by such Term B Lender:

1.          in a maximum aggregate principal amount of
$___________________________ of Term B Loans (the “Offered Loans”), and

2.         at a percentage discount to par value of the principal amount of Offered Loans equal to [_______]%1 of par value (the “Acceptable Discount”).

The undersigned Term B Lender expressly agrees that this offer is subject to the provisions of Exhibit K of the Credit Agreement.  Furthermore, conditioned upon the Applicable Discount determined pursuant to Exhibit K of the Credit Agreement being a percentage of par value less than or equal to the Acceptable Discount, the undersigned Term B Lender hereby expressly consents and agrees to a prepayment of its Term B Loans pursuant to Exhibit K of the Credit Agreement in an aggregate principal amount equal to the Offered Loans, as such principal amount may be reduced if the aggregate proceeds required to prepay Qualifying Loans (disregarding any interest payable in connection with such Qualifying Loans) would exceed the Proposed Auction Assignment Amount for the relevant Loan Assignment Auction, and acknowledges and agrees that such prepayment of its Term B Loans will be allocated at par value, but the actual payment made to such Term B Lender will be reduced in accordance with the Applicable Discount.

1Insert amount within Discount Range that is a multiple of 25 basis points.

Loan Offer Provisions

IN WITNESS WHEREOF, the undersigned has executed this Lender Participation Notice as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

Loan Offer Provisions

EXHIBIT 3

[FORM OF]

LOAN AUCTION PREPAYMENT NOTICE

Date:  ___________, 20__

To:      JEFFERIES FINANCE LLC, as Administrative Agent

Ladies and Gentlemen:

This Loan Auction Prepayment Notice is delivered to you pursuant to clause (e) of Exhibit K of that certain Credit Agreement, dated as of May 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined), among Everi Payments Inc. (the “Assignee Party”), Everi Holdings Inc. (the “Parent”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent.

The Assignee Party (as defined in Exhibit K of the Credit Agreement) hereby irrevocably notifies you that, pursuant to clause (e) of Exhibit K of the Credit Agreement, the Assignee Party will prepay Qualifying Loans, which shall be made:

1.           on or before [___________, 20__]10, as determined pursuant to clause (b) of Exhibit K of the Credit Agreement,

2.           in the aggregate principal amount of $___________________________ of Term B Loans, and

3.           at a percentage discount to the par value of the principal amount of the Term B Loans equal to [_______]% of par value (the “Applicable Discount”).

The Assignee Party expressly agrees that this Loan Auction Prepayment Notice is irrevocable and is subject to the provisions of Exhibit K of the Credit Agreement.

The Assignee Party hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Term B Lenders as follows:

1.           No Default has occurred and is continuing, or would result from Assignee Party prepaying Term B Loans pursuant to the Loan Assignment Auction.

2.           Each of the conditions to the Loan Assignment Auction contained in Section 11.06(g) of the Credit Agreement has been satisfied.

10Insert date (a Business Day) that is no later than three Business Days after date of this Notice and no later than five Business Days after the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans).

Loan Offer Provisions

3.           As of the date hereof, neither it nor any of its respective directors or officers has any material non-public information with respect to the Parent, the Assignee Party or their Subsidiaries or their respective securities that has not been disclosed to the assigning Term B Lender (other than because such assigning Term B Lender does not wish to receive material non-public information with respect to the Parent, the Assignee Party or their Subsidiaries or their respective securities) prior to the date hereof to the extent such information could reasonably be expected to have a material effect upon, or otherwise be material, to a Term B Lender’s decision to assign Term B Loans to the Assignee Party.

The Assignee Party agrees that if prior to the date of prepayment pursuant to the Loan Assignment Auction, any representation or warranty made herein by it will not be true and correct as of the date of the prepayment as if then made, it will promptly notify the Administrative Agent in writing of such fact, who will promptly notify each participating Term B Lender.  After such notification, any participating Term B Lender may revoke its Lender Participation Notice within two Business Days of receiving such notification.

The Assignee Party acknowledges that the Administrative Agent and the Term B Lenders are relying on the truth and accuracy of the foregoing in connection with extending Offered Loans and the acceptance of any Loan Assignment Auction made as a result of this Loan Auction Prepayment Notice.

The Assignee Party respectfully requests that Administrative Agent promptly notify each of the Term B Lenders party to the Credit Agreement of this Loan Auction Prepayment Notice.

Loan Offer Provisions

IN WITNESS WHEREOF, the undersigned has executed this Loan Auction Prepayment Notice as of the date first above written.

EVERI PAYMENTS INC.,
as the Assignee Party

By:
Name:
Title:

Loan Offer Provisions